BRF S.A.
Publicly-Held Company
CNPJ 01.838.723/0001-27
NIRE 42.300.034.240

SHAREHOLDERS´ MANUAL FOR PARTICIPATION

AT THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING

DECEMBER 12, 2018

CONTENTS

1. MANAGEMENT MESSAGE	3
2. GUIDANCE TO PARTICIPATE IN THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING	5
2.1. - PHYSICAL PRESENCE	5
2.1.1. SHAREHOLDERS	5
2.1.1.1. INDIVIDUAL SHAREHOLDERS	5
2.1.1.2. CORPORATE SHAREHOLDERS	5
2.1.1.3. SHAREHOLDERS REPRESENTED BY PROXY	5
2.1.1.4. FOREIGN SHAREHOLDERS	6
2.1.2. HOLDERS OF AMERICAN DEPOSITORY SHARES – ADSs	6
2.2. - PARTICIPATION BY DISTANCE VOTE	6
EXHIBIT 1 – MANAGEMENT PROPOSAL AND RESPECTIVE EXHIBITS	11
EXHIBIT 2 – DISTANCE VOTING FORM	109

1. MANAGEMENT MESSAGE

Dear Shareholders,

BRF S.A. (“BRF” or “Company”) is a company which is marked by a widespread and diffuse shareholding control, in which shareholders are granted equal rights and protection mechanisms.

Our shares are listed on the Novo Mercado of B3 – Brasil, Bolsa, Balcão (“B3”) and on the New York Stock Exchange (“NYSE”), with level III ADRs.

In line with the high level of corporate governance adopted by the Company and reflecting the principles of transparency, uniformity, and equality that support our relationship with investors, we hereby invite the Shareholders to participate in our Extraordinary General Shareholders’ Meeting to be held on December 12, 2018, at 11:00 a.m., at our head office located at Rua Jorge Tzachel, 475, Bairro Fazenda, in the city of Itajaí, State of Santa Catarina.

To reinforce our concern over the information provided, we have made available on the Investor Relations website (http://ri.brf-global.com/), item Governança Corporativa) and on the websites of the Brazilian Securities and Exchange Commission – CVM (www.cvm.gov.br), B3 (www.b3.com.br) and the Securities and Exchange Commission – SEC (www.sec.gov) all documents legally required and others deemed necessary to endorse the understanding and the decisions to be taken by the shareholders that will be subject to resolution at this Meeting, as well as this Manual.

The following subjects will be discussed for approval:

(i) To review, discuss, and approve the terms and conditions of the protocol and justification of the merger of SHB Comércio e Indústria de Alimentos S.A. (“SHB”) with and into the Company (“Merger”) executed by the management of both the Company and SHB (“Protocol and Justification”);

(ii) To ratify the appointment of the specialized firm KPMG Auditores Independentes, enrolled with CNPJ under No 57.755.217/0001-29), to prepare the appraisal report for SHB’s net equity, at book value (“Appraisal Report”);

(iii) To approve the Appraisal Report;

(iv) To approve the Merger and consequent winding-up of SHB, under the terms and conditions provided for in the Protocol and Justification; and

(v) To authorize the management of the Company to perform any and all necessary acts to the Merger.

We welcome your participation in our General Meeting, since it will deal with relevant matters to the Company and that reflect on the creation of value for our shareholders.

In order to convene the Meeting, in first call, it will be necessary that shareholders representing for at least one fourth (1/4) of the Company’s corporate capital be present, as set forth in article 125 of Law No. 6,404/1976. If such quorum is not reached, the Company will publish a new Call Notice with the new date for holding the Meeting on second call, which may be held with any number of shareholders present.

We believe the information presented herein will enable our shareholders to consider their positions in advance and facilitate the decision-making. Our Investor Relations team is prepared and available to answer any questions or guide you.

We are counting on your presence and would like to express our consideration and appreciation.

Sincerely,

Pedro Pullen Parente
Chairman of the Board of Directors and
Global CEO

Elcio Mitsuhiro Ito
Chief Financial and Investor Relations Officer

2. GUIDANCE TO PARTICIPATE IN THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING

2.1. - PHYSICAL PRESENCE

2.1.1. SHAREHOLDERS

As stated in article 15 of the Bylaws, we request the shareholders who intend to attend the Extraordinary General Meeting, personally or through a proxy, to forward a certified copy of the following documents by December 7, 2018, five (5) days before the General Meeting, to Avenida das Nações Unidas, 8501, 1st floor, Pinheiros, Zip Code 05425-070, São Paulo – SP, to the attention of the Corporate Governance area (certified copy of documents which are available at the website of CVM is hereby waived):

2.1.1.1. INDIVIDUAL SHAREHOLDERS

  Identification document with photo; and
  Statement including the respective shareholding stake, issued by the custodian institution.

2.1.1.2. CORPORATE SHAREHOLDERS

  Last bylaws or consolidated articles of association and the corporate documents granting powers of representation (e.g. minutes of the election of statutory directors);
  Identification document of the legal representative(s) with photo;
  Statement including the respective shareholding stake, issued by the custodian institution;
  In case of Investment Funds: (i) the latest consolidated regulations of the fund, (ii) bylaws or articles of association of the administrator or management, as the case may be, with the fund’s voting policy and corporate documents that prove the powers of representation (minutes of the election of statutory directors, term(s) of office, and/or proxy), and (iii) identification document of the legal representative(s) of the fund administrator or manager with photo.

2.1.1.3. SHAREHOLDERS REPRESENTED BY PROXY

  Besides the documents referred to above, a notarized proxy, which must have been granted within less than one (1) year to any proxy who is a shareholder, manager of the Company, lawyer, or financial institution, being the Investment Fund manager responsible for representing its joint owners, as set forth in paragraph 1st of article 126 of Law No. 6,404/1976. Corporate shareholders may be represented by a proxy appointed, according to their bylaws/articles of association, not being mandatory that

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  the legal representative is a shareholder, manager of the Company, lawyer, or financial institution;
  Identification document of the proxy with photo;
  If the shareholders wish, they may use the proxies provided by the Company to vote on matters of interest to the General Meeting, as set forth in the Public Request for Proxy made by the Company, as provided for in articles 22 and following of CVM
  Instruction No. 481/2009. The documents related to the Public Request for Proxy, including the draft proxy to be granted by the shareholders interested, will be disclosed by the Company on the Investor Relations website (www.brf-global.com/ri, in the item Governança Corporativa) and the websites of the Brazilian Securities and Exchange Commission (www.cvm.gov.br), B3 (www.b3.com.br) and Securities and Exchange Commission (www.sec.gov).

2.1.1.4. FOREIGN SHAREHOLDERS

Foreign shareholders must present the same documents as the Brazilian shareholders, although the corporate documents of the legal entity and the proxy must have a sworn translation, not being necessary its notarization and consularization.

2.1.2. HOLDERS OF AMERICAN DEPOSITORY SHARES – ADSS

The holders of ADSs will be represented by The Bank of New York Mellon, as a depository institution of the ADSs, within the terms of the “Deposit Agreement” executed with BRF.

2.2. - PARTICIPATION BY DISTANCE VOTE

As stated in article 21-A and following of CVM Instruction No. 481/2009, the Company’s shareholders may send their voting instructions, from this date, on the matters to be raised at the Meeting, by completing and sending the form allowing them to cast their vote from a distance (“Distance Voting Form”) included in Exhibit 2 of this Manual.

In this regard, the Distance Voting Form must:

  be accessed to be printed and completed in advance in the item “Governança Corporativa” of the Company’s Investor Relations website (http://ri.brf-global.com), as well as the site of the Brazilian Securities and Exchange Commission – CVM; and
  be received by the Company’s Governance Department within a period of seven (7) days before the date of the General Meeting, i.e. by December 5, 2018. Any Distance Voting Forms received after this date will not be valid and will be disregarded.

Shareholders who choose to exercise their voting right through the Distance Voting Form should do so through one of the options described below:

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2.2.1. BY COMPLETION INSTRUCTIONS PROVIDED TO THE COMPANY’S BOOKKEEPING AGENT

This option is aimed exclusively at shareholders whose shares are kept by Itaú Corretora de Valores S.A. (“Itaú”) and that are not held in the central depository:

Shareholders whose shares are not held in the central depository and who choose to exercise their voting right from a distance through service providers may hand over their instructions to the bookkeeping agent of the shares issued by BRF, Itaú Corretora de Valores S.A., pursuant to its rules. Itaú created the website Assembleia Digital, a safe solution where distance voting is possible. To vote by the website, it is necessary to register and have a digital certificate. Information on registration and the steps of issuance of the digital certificate are described at the website:

http://www.itau.com.br/securitiesservicos/assembleiadigital.

In case of any doubt, shareholders should contact Itaú Corretora de Valores S.A. and verify the procedures established by it for the issuance of instructions via the Distance Voting Form, along with the necessary documents and information in order to exercise this option. We present below the contact details for Itaú:

• Telephone – Shareholder attendance: 3003-9285 (Brazilian state capitals and metropolitan regions) / 0800 7209285 (other locations).

• Attendance hours: working days, from 09:00 a.m. to 06:00 p.m.

• Email: escrituracaoacoes@itau-unibanco.com.br

• Address: Rua Ururaí, 111, Building B, Ground Floor, São Paulo, SP, Zip Code 03084-010

Under article 21-B of CVM Instruction No. 481/2009, the shareholder must provide the bookkeeping agent with the instructions for completion of the Distance Voting Form in up to 7 days of the date of the Meeting, i.e. by December 5, 2018 (inclusive), unless a different deadline has been set by Itaú Corretora de Valores S.A.

2.2.2. BY COMPLETION INSTRUCTION PROVIDED TO THE RESPECTIVE CUSTODIAN AGENTS

This option is aimed exclusively at shareholders whose shares are in the custody of the B3 S.A. – Brasil, Bolsa, Balcão (“B3”). In this case, distance voting will be exercised by the shareholders according to the procedures adopted by their custodian agents.

Shareholders whose shares are deposited in the Central Depository of B3 and who choose to exercise their voting right from a distance through service providers should hand over their

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instructions to the respective custodian agents, pursuant to their rules, which, in turn, will forward these voting instructions to the Central Depository of B3.

To do so, shareholders should contact their custodian agents and verify the procedures established by them for the issuance of instructions via the Distance Voting Form along with the documents and information they require to exercise this option.

Under article 21-B of CVM Instruction No. 481/2009, the shareholder must provide their custodian agents with the instructions for completion of the Distance Voting Form in up to 7 days of the date of the Meeting, i.e. by December 5, 2018 (inclusive), unless a different deadline has been set by the custodian agents.

2.2.3. BY SENDING THE DISTANCE VOTING FORM DIRECTLY TO BRF

Instead of following the procedures described in items 2.2.1 and 2.2.2 above, shareholders may also send their Distance Voting Forms directly to the Company.

To do so, shareholders should print the Distance Voting Form (included in Exhibit 2 of this Manual), complete it, initial all pages, and sign it. Shareholders should then send the Distance Voting Form, duly completed, initialed and signed, to the following postal address: Avenida das Nações Unidas, 8501, 1st floor, Pinheiros, Zip Code 05425-070, São Paulo – SP, to the attention of the Corporate Governance area, along with the certified copy of the documents described below (dismissed the certification of the documents available at CVM´s website):

Individual shareholders
• identity document with photo of the shareholder.

Corporate shareholders
• last bylaws or consolidated articles of association and the corporate documents granting representation authority (e.g. minutes of the election of directors); and
• identification document of the legal representative(s) with photo;

Investment Funds
• the latest consolidated regulations of the fund;
• bylaws or articles of incorporation of the administrator or management, as the case may be, with the fund’s voting policy and corporate documents that prove the representation authority (minutes of the election of statutory directors, term(s) of office, and/or proxy);
• identification document of the legal representative(s) of the administrator or manager with photo.

The Company does not require the notarization of the signature of the Distance Voting Forms, neither its consularization.

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The corporate documents and those representing corporate shareholders and Investment Funds in a foreign language must have a sworn translation, not being necessary its notarization or consularization.

Should they prefer, shareholders may also send the documents to the Company in advance, sending the Distance Voting Form and the abovementioned documents by digital means to the following electronic address acoes@brf-br.com. Regardless of this, the Company must receive the original Distance Voting Form and notarized copy of the other documents sent previously by email by the shareholder up to seven (7) days before the General Meeting, i.e. by December 5, 2018 (inclusive), at the following address: Avenida das Nações Unidas, 8501, 1st floor, Pinheiros, Zip Code 05425-070, São Paulo – SP, to the attention of the Corporate Governance area.

Within three (3) days of receiving these documents, the Company will inform the shareholder through the electronic address indicated in item 2.1 of the Distance Voting Form, of its receipt and acceptance.

Should the Distance Voting Form not be fully completed or accompanied by the corroborating documents described above, it will be disregarded, and this information will be sent to the shareholders through the electronic address indicated in item 2.1. of the Distance Voting Form, informing the shareholders of the need to rectify or resend the Distance Voting Form or documents attached thereto (since there is enough time), describing the procedures and periods needed to regularize the distance voting.

BRF stresses that:

▪

should there be differences between the Distance Voting Form received directly by the Company and the voting instruction contained in the summary voting statement from the bookkeeping agent for the same Individual Taxpayer’s Enrollment Number (CPF) or National Corporate Taxpayers Register Enrollment Number (CNPJ), the voting instruction of the bookkeeping agent will prevail, as stated in Paragraph Two of article 21-W of CVM Instruction No. 481/2009;

▪

as stated in article 21-S of CVM Instruction No. 481/2009, the Central Depository of B3, upon receipt of the voting instructions of the shareholders through their respective custodian agents, will disregard any different instructions in relation to a same resolution which had been issued by the same CPF or CNPJ registration number; and

▪

once the deadline for distance voting has ended, i.e. on December 5, 2018, the shareholder may not change the voting instructions already sent, except in person or through a proxy at the General Meeting, upon request, explicitly calling for the voting instructions sent by Distance Voting Form to be disregarded, before it is put to the vote.

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▪

as provided for in article 21-X of CVM Instruction No. 481/2009, the distance voting instructions shall be taken into account as usual in the event of an eventual postponement of the Meeting or if it is necessary that the Meeting is held on second call, provided that the postponement or second call do not exceed 30 days of the date initially provided for it to be held on first call.

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EXHIBIT 1 – MANAGEMENT PROPOSAL AND RESPECTIVE EXHIBITS

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BRF S.A.
Publicly Held Company
CNPJ 01.838.723/0001-27
NIRE 42.300.034.240

MANAGEMENT PROPOSAL FOR THE EXTRAORDINARY GENERAL

SHAREHOLDERS’ MEETING TO BE HELD ON DECEMBER 12, 2018

Dear Shareholders,

In view of Instruction Nº 481/2009 of the Brazilian Securities and Exchange Commission – CVM of December 17, 2009 (“CVM Instruction No. 481/09”), we hereby present the following management proposal (“Proposal”) of BRF S.A. (“Company” or “BRF”), containing the information and documents related to the subjects to be decided at the

Extraordinary General Shareholders’ Meeting of the Company, as described below, to be held on December 12, 2018 at 11:00 a.m. (“General Meeting”), at the head office of the Company, located at Rua Jorge Tzachel, 475, Bairro Fazenda, in the city of Itajaí, State of Santa Catarina:

I. To review, discuss, and approve the terms and conditions of the protocol and justification of the merger of SHB Comércio e Indústria de Alimentos S.A. (“SHB”) with and into the Company (“Merger”), executed by the management of the Company and of SHB (“Protocol and Justification”);

II. To ratify the appointment of the specialized company KPMG Auditores Independentes, enrolled with CNPJ under No. 57.755.217/0001-29, to prepare the appraisal report of SHB’s net equity, at book value (“Appraisal Report”);

III. To approve the Appraisal Report;

IV. To approve the Merger, with the consequent winding-up of SHB, under the terms and conditions provided for in the Protocol and Justification;

V. To authorize the management of the Company to perform any and all necessary acts to the Merger.

Management Proposal: The Board of Directors proposes that the Shareholders approve all matters that will be submitted to the General Meeting, which exclusively intend for SHB to be incorporated into its sole shareholder, the Company, with the aim to unify and centralize the business activities of the BRF group related to halal product business, in order to streamline operations, optimize the corporate and management structure, and reduce the group’s operating costs, through economies of scale, which consequently results in benefits to the Companies’ shareholders. The main terms of the Merger are described in Exhbit I attached to this Proposal according to article 20-A of CVM Instruction No. 481/09.

We request that the Merger be carried out so that the Company receives, by its corresponding book amounts, all SHB’s properties, rights, and obligations (including the real estate properties indicated in the Appraisal Report described below), which shall be winded-up, and the Company shall succeed SHB, as set forth by law, based on the elements included in the balance sheet of SHB, obtained in September 30, 2018 (“Reference Date”).

The changes in equity assessed as of the Reference Date and until the date on which the Merger is consummated shall be appropriated by the Company.

The Company’s management engaged KPMG Auditores Independentes (CNPJ under No. 57.755.217/0001-29) (“Specialized Firm”) to prepare with the valuation of SHB’s net equity to be transferred to the Company due to the Merger (“Appraisal Report”). The information required by article 21 of CVM Instruction No. 481/09 can be found attached hereto as Exhibit II.

The Merger will not result in an increase or reduction in BRF’s net equity or corporate capital, since all shares of SHB’s corporate capital are held by BRF, and SHB’s net equity is already fully reflected on the net equity of BRF, as a result of the equity equivalence method. Therefore, according to article 10 of the Brazilian Securities and Exchange Commission – CVM Instruction No. 565/2015 (“ICVM 565”), the obligations provided for in Chapter III of ICVM 565 are not applicable.

Furthermore, considering that BRF is the sole shareholder of SHB, there will be no dissident shareholder or right to withdrawal in view of the Merger, pursuant to article 137 of Law No. 6,404/76.

In accordance with the decision rendered by CVM’s Resolution, on February 15, 2018 in the Electronic Information System (SEI) process 19957.011351/2017-21, the obligation provided in article 264 of Law No. 6,404/1976 shall be dismissed for the purposes of this Merger, since it is a merger of a wholly owned subsidiary, and there are no non-controlling shareholders in SHB.

This is what the Board of Directors had to propose and hopes to be evaluated and approved by the shareholders.

* * *

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The Company’s shareholders that are interested in accessing information or solving any doubts related to the proposals described above shall contact the Company's Investor Relations or Corporate Governance through the phones +55 (11) 2322-5991/5011/5951/4438/5355 or by email: acoes@brf-br.com. All documents related to this General Meeting are available to the shareholders at the websites http://ri.brf-global.com; www.b3.com.br; and www.cvm.gov.br.

São Paulo, November 9, 2018.

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EXHIBIT I – INFORMATION ABOUT THE MERGER

(according to Exhibit 20-A of CVM Instruction No. 481/09)

In compliance with the provisions of article 20-A of CVM Instruction No. 481/09, BRF provides the following information to hold the General Meeting:

1. Protocol and justification of the transaction pursuant to articles 224 and 225 of Law No. 6,404 of 1976.

The protocol and justification of the merger of SHB Comércio e Indústria de Alimentos S.A. (“SHB”) by BRF S.A. (“BRF” or “Company”) can be found in Exhibit I.1. of this Proposal (“Protocol and Justification”).

2. Other agreements, contracts, and pre-contracts governing the exercise of the voting right or the transfer of shares issued by the surviving companies or resulting from the transaction are to be filed at the company’s head office.

There are no other agreements, contracts, and pre-contracts.

3. The description of the transaction includes:

(a) Terms and conditions:

The transaction comprises the merger of SHB with and into BRF, for SHB’s net equity, at book value, based on the elements included in the balance sheet of SHB, obtained in September 30, 2018, with the consequent winding up of SHB and succession, by BRF, of all its properties, rights, and obligations (“Merger”).

All shares representing SHB’s corporate capital, held by BRF, shall be extinguished as set forth in article 226, paragraph 1st of Law No. 6,404/76.

The Merger shall not result in increase or reduction of BRF’s net equity, as all shares representing SHB’s corporate capital are held by BRF and it already holds the consolidated registrations of SHB in its consolidated financial statements. Additionally, to replace the shares currently recorded in BRF’s consolidated financial statements, SHB’s assets, after the Merger, shall be directly accounted for as the Company’s assets.

Thus, as a result of the intended Merger, the investment account regarding the ownership interest in SHB’s corporate capital shall be replaced, in BRF’s accounting records, for the assets and liabilities included in SHB’s balance sheet, without changing the Company’s corporate capital.

(b) Obligations to indemnify: (i) the managers of any of the companies involved; (ii) if the transaction is not conducted.

There are no obligations to indemnify.

(c) Table comparing the rights, advantages, and restrictions on the shares of the companies involved or resulting therefrom, before and after the transaction.

There will be, before and after the Merger, only common shares issued by BRF, which shall have the same rights and advantages listed below. The shares representing SHB’s corporate capital shall be extinguished as a result of the Merger.

BRF:
Right to dividends:	Right to the minimum mandatory dividend, in each fiscal year, equivalent to 25% of the net profit adjusted pursuant to article 202 of the Brazilian Corporation Law.
Voting right:	Full
Description of the restricted vote:	Not applicable.
Convertibility:	No.
Convertibility condition and effects on the corporate capital:	Not applicable.
Right to capital reimbursement:	Yes.
Description of the capital reimbursement characteristics:

In case the withdrawal right is exercised, the shareholders shall be entitled to receive the book value of their shares, based on the last balance sheet approved by the General Meeting. If the resolution giving rise to the withdrawal right has, however, occurred more than 60 days of the date of the last balance sheet approved, the dissenting shareholder may request assessment of a special balance sheet verified on a date not earlier than 60 days prior the resolution, to assess the value of their shares. In this case, the Company shall immediately pay 80% of the reimbursement amount calculated by reference to the last balance sheet approved by its shareholders and the remaining balance within 120 days of the date of the resolution issued by the General Meeting giving rise to the withdrawal right based on the new balance sheet.

Restriction on circulation:	No.
Description of the restriction:	Not applicable.
Redeemable:	No.

Conditions to amend the rights ensured by such securities:	The rights ensured to the shares may only be changed upon approval in a general shareholders’ meeting.
Other relevant characteristics:	See item 18.2 for the events where there a public offering is required to purchase shares issued by the Company.

(d) Possible need for approval of debenture holders or other creditors.

It is not required the previous approval by the creditors.

(e) Assets and liabilities, which will form each component of the equity, in case of spin-off.

Not applicable, since BRF will keep its registration as a publicly held company in Category A.

(f) Intention of the resulting companies to obtain registration as issuer of securities.

Not applicable, as BRF will hold its registration as a publicly-held company under Category A.

4. Plans to conduct the corporate business, especially with respect to specific corporate events intended to be held.

BRF will continue to focus on general food production and trade. BRF’s corporate purpose will not be changed, as the companies have similar corporate purposes and SHB does not develop any activity different than those already included in the Company’s, corporate purpose. Given the provisions above, there is no need to change BRF’s Bylaws.

5. Analysis of the following aspects of the transaction:

(a) Description of the main benefits expected, including: (i) synergies, (ii) tax benefits, and (iii) strategic advantages.

With the Merger, they seek to consolidate and centralize the business activities developed by BRF group, related to the halal-product business, as to streamline transactions, optimize the corporate and administrative structure, and reduce the group’s operating costs through economies of scale. We understand that the Merger will benefit both BRF and SHB and, consequently, their shareholders, taking into account the increasingly costs to maintain different corporate structures.

(b) Costs.

It is estimated that the costs for the Merger are of approximately R$2,500,000.00 (two million and fifty hundred thousand reais), including the expenses of publicity, appraisers,

attorneys, and other professionals hired to advise on the transaction.

(c) Risk factors.

They seek, with the Merger, to consolidate the corporates’ businesses and use the synergies from this consolidation. This integration process may result in operating, regulatory, commercial, financial, and contractual difficulties, which may cause the expected synergies not to be used or imply not expected losses or expenses. The management of BRF may, therefore, not to be able to successfully implement the intended consolidation or obtain the investment returns regarding this Merger.

(d) If it is a transaction with a related party, any alternatives that could have been used to reach the same goals, indicating the reasons why these alternatives were rejected.

They seek to wind up SHB for the abovementioned reasons, with succession, by BRF, of all its properties, rights, and obligations. Accordingly, there are no reasons to adopt another corporate structure, other than the Merger, to conduct the intended transaction.

(e) Exchange ratio.

Not applicable, since, as a result of the Merger, no new Company’s shares shall be issued and the shares representing SHB’s corporate capital shall be extinguished according to article 226, paragraph 1 of Law No. 6,404/76. Additionally, considering that BRF holds all SHB’s shares, the Merger shall not result in increase or reduction of the net equity or BRF’s corporate capital, to the extent that SHB’s net equity is already fully reflected on BRF’s net equity, as a result of the application of the equity method of accounting.

(f) Transactions involving controlling and controlled companies or companies under common control:

     (i) Share exchange ratio calculated, according to art. 264 of Law No. 6,404 of 1976.

Not applicable, since no new shares will be issued to exchange SHB’s shares, which will be extinguished as a result of the Merger.

Additionally, considering the decision rendered by CVM’s Resolution, on February 15, 2018, in proceeding SEI 19957.011351/2017-21, the appraisal provided in article 264 of Law No. 6,404/1976 shall be dismissed, since it is a merger of a wholly-owned subsidiary, and SHB has no non-controlling shareholders.

     (ii) Detailed description of the exchange ratio trading process and other terms and conditions of the transaction.

Not applicable.

(iii) If the transaction has been preceded, in the last twelve (12) months, by an acquisition of control or acquisition of interest in a control block: (a) comparative analysis of the exchange ratio and price paid in the acquisition of control; and (b) reasons supporting any assessment differences in the different transactions.

All shares representing SHB’s corporate capital were acquired by the Company on September 1, 2018, pursuant to the Share Purchase Agreement entered into by and between the Company, as purchaser, and BRF Foods GMBH and One Foods Holdings Limited (subsidiaries of the Company), as sellers.

Nevertheless, we understand that this item is not applicable, as no new shares shall be issued to exchange SHB’s shares, which shall be extinguished as a result of the Merger, as mentioned above.

     (iv) A supporting document explaining why the exchange ratio is commutative, describing the procedures and criteria used to ensure the transaction commutativity or, if the exchange ratio is not commutative, payment breakdown or measures equivalent to ensure proper compensation.

Not applicable.

6. A copy of the minutes of all meetings of the board of directors, audit committee, and special committees where the transaction was discussed, including any dissenting votes.

The minutes discussing the Merger can be found in Exhibit I.6. to this Proposal.

7. A copy of the studies, presentations, reports, opinions, or appraisal reports of the companies involved in the transaction, made available to controlling shareholder in any stage of the transaction.

The Appraisal Report can be found on Exhibit I.7. to this Proposal.

7.1. Identification of any conflicts of interest between the financial institutions, companies, and professionals that prepared the documents referred to in item 7 and the companies involved in the transaction.

None.

8. Bylaws projects or statutory changes in the companies resulting from the transaction.

None, BRF’s Bylaws will not be amended because of the Merger.

9. Financial statements used for purposes of the transaction, pursuant to the specific rule.

SHB’s financial statements of September 30, 2018 can be found on Exhibit I of the Appraisal Report.

10. Pro-forma financial statements prepared for purposes of the transaction, pursuant to the specific rule.

Not applicable, considering that the Merger shall be made with no dilution of the current shareholders of BRF, applying, therefore, the exception provided for in article 10 of CVM Instruction 565/15.

11. Document containing information on the companies directly involved and that are not publicly-held companies.

(a) Risk factors pursuant to items 4.1 and 4.2 of the reference form.

SHB’s risk factors are already reflected in items 4.1 and 4.2 of BRF’s Reference Form.

(b) Description of the main changes to the risk factors during the previous year and the expectations regarding the reduction or increase in the risk exposure as a result of the transaction, pursuant to item 5.4 of the reference form.

Not applicable, considering that after the Merger, SHB will be winded up.

(c) Description of its activities, pursuant to items 7.1, 7.2, 7.3, and 7.4 of the reference form.

7.1 Briefly describe the activities developed by the issuer and its subsidiaries.

SHB has as its main corporate purpose the following activities, developed in Brazil and abroad:

  General food industrialization, trading, in retail and wholesale, and exploitation;
  The industrialization and commercialization of animal feed, nutrients and animal feed supplements;

  The provision of food services in general;
  The industrialization, refining and commercialization of vegetable oils;
  The exploitation, conservation, storage, ensilage and commercialization of grains, their derivatives and by-products.

7.2 Regarding each operating segment that has been disclosed in the last financial statements for the fiscal year or, if it is the case, in the consolidated financial statements, to provide the following information:

(a) products and services offered.

Production and commercialization of whole birds and cuts in natura.

(b) revenue from the segment and its interest in the issuer’s net revenue and profit or loss from the segment and its interest in the issuer’s net profit.

SHB’s net revenue on 2017 was of R$6.515.681 thousand (19,47% - percentage with regards to the consolidation).

SHB’s net profit on 2017 was of R$44.055 thousand (4,01% - percentage with regards to the consolidation).

7.3 Regarding the products and services corresponding to the operating segments provided for in item 7.2, to provide:

(a) the characteristics of the manufacturing process.

SHB sells halal food, prepared according to Muslim culture. In order to meet the halal market, the products marketed by SHB must undergo a specific religious/technical procedure of slaughter and processing, ensuring that they were produced according to the law of Islam and that they had no contact with food and forbidden ingredients. Additional information on the distribution process is reflected in item 7.3 (a) of the BRF Reference Form.

(b) the characteristics of the distribution process.

Not applicable, since all the products marketed by SHB are sold directly to BRF and BRF Foods GmbH, which are responsible for the distribution of the products. Additional information on the distribution process is reflected in item 7.3 (b) of the BRF Reference Form.

(c) the characteristics of the target markets, especially (i) interest in each one of the markets; and (ii) competition conditions in the markets.

SHB basically sells to the group companies, whether BRF, to resell in the markets in which it operates, or to BRF Foods to sell in the Halal market. Additional information on the distribution process is reflected in item 7.3 (c) of the BRF Reference Form.

(d) any seasonality.

SHB is impacted by seasonality due to Ramadan, which is the sacred month of the Muslim Calendar. The beginning of Ramadan depends on the beginning of the lunar cycle and therefore may vary each year.

(e) main inputs and raw materials, providing: (i) a description of the relationships kept with suppliers, including if they are subject to governmental control or regulation, indicating the bodies and relevant applicable laws and regulations; (ii) any dependence of few suppliers; and (iii) any volatility in their prices.

SHB follows BRF's strategy regarding to supplier relationships and is subject to the same controls, in this sense, information related to this item is available in item 7.3 (e) of the BRF Reference Form.

7.4 To identify if there are clients responsible for more than 10% of the Company’s total net revenue, providing:

Yes, SHB sells only to BRF and BRF Foods GmbH.

(d) A description of the economic group, pursuant to item 15 of the reference form.

Items 15.1 and 15.2 of the reference form.

SHB Comércio e Indústria de Alimentos S.A.

BRF S.A.

See information in item 12 below.

Item 15.3 of the reference form.

SHB

Date of the last change	01/09/18
Number of individual shareholders (Units)	0
Number of corporate shareholders (Units)	1
Number of institutional investors (Units)	0

There are no outstanding shares.

Item 15.4 of the reference form.

Item 15.5 of the reference form.

There is no shareholders’ agreement filed at SHB’s head office.

Item 15.6 of the reference form.

Not applicable.

Item 15.7 of the reference form.

None.

Item 15.8 of the reference form.

There is no other material information on SHB.

(e) Description of the corporate capital, pursuant to item 17.1 of the reference form.

SHB’s corporate capital is R$1,479,049,565.00, fully subscribed and paid up, represented by 1,479,049,565 registered shares, with no par value, fully held by the Company.

12. Description of the capital and control structure after the transaction, pursuant to item 15 of the reference form.

Items 15.1 and 15.2 of the reference form.

BRF S.A.

Item 15.3 of the reference form.

BRF

Date of the last change	30/10/2018
Number of individual shareholders (Units)	50.064
Number of corporate shareholders (Units)	3.113
Number of institutional investors (Units)	620

Outstanding Shares

Outstanding shares correspond to all Company's shares, except for those held by the parent company, persons bound thereto, management of the Company, and shares held in treasury.

Number of common shares (Units)	803.909.661	98,9460%
Number of preferred shares (Units)	0	0%
Total	803.909.661	98,9460%

Item 15.4 of the reference form.

BRF S.A.
100%
BRF Energia S.A.
50%
UP! Alimentos Ltda.
66,66%
PP BIO Adm. de Bem Próprio S.A.
100%
SHB Com. e Ind. De Alimentos S.A.
99,99%
PSA Laboratório Veterinário Ltda.
0,01%
100%
VIP S.A. Emp. Part. Imobiliárias
99,99%
0,01%
Sino dos Alpes Alimentos Ltda.

Item 15.5 of the reference form.

The Company has no shareholders’ agreement filed at its head office.

Item 15.6 of the reference form.

There are no material changes in the interests of the members of the control group and management of the Company.

Item 15.7 of the reference form.

a) Event	Creation of a joint venture with Singapore Food Industries Pte. Ltd. ("SFI")
b) Main Business Conditions	On April 16, 2015, the Company, through its subsidiary BRF GmbH, entered into an agreement with SFI to create a joint venture in Singapore and purchase 49% of the shares of the new company formed by SFI, referred to as SATS BRF Food Pte. Ltd., for the amount of SGD 26.0 million (R$59.9 million). Within the scope of this transaction, SFI transferred its processing assets and food distribution businesses to SATS BRF. This transaction was completed on June 3, 2015.
c) Parties Involved	BRF GmbH, SFI, and SATS BRF Food Pte. Ltd.
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Creation of a joint venture with Invict Food Group Limited ("IFGL")
b) Main Business Conditions	On April 22, 2015, the Company, through its subsidiary BRF GmbH, entered into an agreement with the shareholders of IFGL to create a joint venture between BRF GmbH and IFGL to distribute processed food in the United Kingdom, Ireland, and Scandinavia. The joint venture was called BRF Invicta Ltd. Within the scope of this transaction: (i)

IFGL transferred its transactions to the joint venture, with strong presence in the food service market in the United Kingdom; and (ii) BRF GmbH transferred its transactions in the United Kingdom, Ireland, and Scandinavia to the joint venture and acquired an additional interest in the joint venture for the amount of GBP25.6 million. After the conclusion, BRF GmbH started to hold 62% of interest in the joint venture's corporate capital and the original shareholders of IFGL started to hold the remaining 38%.
c) Parties Involved	BRF GmbH, IFGL, and BRF Invicta Ltd.
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Acquisition of brands in Argentina
b) Main Business Conditions	On October 1, 2015, the Company, through its subsidiaries Quickfood S.A. and Avex S.A., both based in Argentina, executed, with Molinos Río de la Plata S.A. and one of its subsidiaries, the documents required to acquire the following sausage, hamburger, and margarine brands, all sold in the Argentine retail market: Vieníssima, GoodMark, Manty, Delícia, Hamond, Tres Cruces, and Wilson. The total amount of the transaction was US$43.5 million, paid in Argentinian pesos. This transaction was completed on October 16, 2015.
c) Parties Involved	Quickfood S.A., Avex S.A., and Molinos Río de la Plata S.A.
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.

e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Acquisition of a distribution business in Qatar National Import and ExportCo. ("QNIE")
b) Main Business Conditions	On October 5, 2015, the Company executed a memorandum of understanding binding it to QNIE to acquire part of the frozen distribution business in Qatar for the total amount of US$146.2 million (R$589.1 million). QNIE operated as a distributor of the Company in Qatar for more than 40 years. This transaction was completed on January 6, 2016 by Federal Foods Qatar LLC, a subsidiary of the Company.
c) Parties Involved	Company, QNIE, and Federal Foods Qatar LLC.
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Acquisition of a corporate interest in Campo Austral
b) Main Business Conditions	On December 1, 2015, the Company entered into a binding offer with Pampa Agribusiness Fund L.P. and Pampa Agribusiness Follow-on Fund L.P. regarding the acquisition of all shares issued by Eclipse Holding Cooperatief UA, a Dutch parent of Campo Austral, a group of companies with fully-integrated business transactions in the pork segment in Argentina, including the cold cuts market. On April 15, 2016, the Company informed the conclusion of this transaction for the adjusted amount of US$75.5 million.
c) Parties Involved	Company, Pampa Agribusiness Fund L.P., Pampa Agribusiness Follow-onFund L.P., and Eclipse Holding Cooperatief UA.
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Acquisition of a corporate interest in Golden Foods Siam
b) Main Business Conditions	On December 1, 2015, the Company, through its subsidiary BRF GmbH, entered into a share purchase agreement to purchase all common shares issued by Golden Foods Sales Ltd. and Golden Foods Siam Europa, both in the United Kingdom, as well as to acquire 48.52% of interest in the company Golden Foods Poultry Ltd. and 73.31% of indirect interest in Golden Poultry Siam Ltd., both in Thailand, for the total amount of US$348.7 million (R$1,429 million). This transaction was completed on January 26, 2016. Golden Foods Siam is one of the main producers of poultry processed products in Thailand, with fully-integrated transactions and presence in more than 15 global markets.
c) Parties Involved	BRF GmbH, Golden Foods Sales Ltd., Golden Foods Siam Europa, GoldenFoods Poultry Ltd., and Golden Poultry Siam Ltd.
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment	There is no change in the Company's shareholding structure.

between the shareholders	

a) Event	Acquisition of a corporate interest in Universal Meats Ltd. (UK) ("Universal").
b) Main Business Conditions	On December 1, 2015, the Company, through its subsidiary BRF Invicta Limited, executed a memorandum of understanding binding it to the shareholders of Universal, a food distributor in the United Kingdom, focused on food service, for the total amount of GBP31.8 million (R$182.3 million). This transaction was completed on February 1, 2016.
c) Parties Involved	BRF Invicta Limited, RF Invicta Limited, and Universal
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Renegotiation of a joint venture with Mondelez Lacta Alimentos Ltda. and Mondeles Brasil Ltda.
b) Main Business Conditions	On January 18, 2016, the Company executed the documents regarding the renegotiation of its joint venture agreement with Mondelez Lacta Alimentos Ltda. and Mondelez Brasil Ltda. Under the transaction, completed on March 18, 2016: (i) Mondelez started to be the only responsible for the activities involving cream cheese production with the brand Philadelphia; (ii) the Company continued to develop the cream cheese distribution and sale activities with the brand Philadelphia; and (iii) the Company started to hold all shares representing K&S Alimentos S.A.'s capital stock.
c) Parties Involved	Company, K&S Alimentos S.A., Mondelez Lacta Alimentos Ltda., and Mondelez Brasil Ltda.

d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Acquisition of a corporate interest in Alimentos Calchaquí Products 7S.A ("Calchaquí")
b) Main Business Conditions	On March 22, 2016, the Company, through its subsidiaries BRF GmbH and BRF Holland B.V., entered into a purchase agreement setting forth the purchase of all shares issued by Calchaquí for the approximate amount of U$104.7 million. Calchaquí is a traditionally Argentine company, a reference in the cold cut market of the region, and holds leading brands like Calchaqui and Bocatti. The completion of such acquisition occurred on May 10, 2016.
c) Parties Involved	BRF GmbH, BRF Holland B.V., and Calchaquí
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Acquisition of assets of Globosuínos Agripecuária S.A. ("Globosuínos")
b) Main Business Conditions	On April 8, 2016, the Company entered into a quota purchase agreement with Globosuínos regarding the acquisition of all quotas issued by a Brazilian limited liability company to be created by Globosuínos, which shall hold, on the closing date, certain assets currently held by Globosuínos. The assets include a Pig Production Unit (PPU), as well as the corresponding breeding stock of approximately 7,500 sows, and the acquisition shall be for the total amount of R$20.2 million, by meeting certain conditions precedent established in the Agreement, including by obtaining the approval of the Administrative Council for Economic Defense – CADE. The assets are located in Toledo, Paraná, same city where the Company operates one of its major swine industrial plants.
c) Parties Involved	Company and Globosuínos
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Acquisition of the remaining interest in Al Khan Foodstuff LLC ("AKF")
b) Main Business Conditions	On April 25, 2016, the Company, through its subsidiary BRF GmbH, entered into a share purchase agreement with the shareholders of AKF, a distributor of frozen food in the Sultanate of Oman, where BRF GmbH currently holds 40% of the economic rights. On June 20, 2016, the Company acquired 30% of interest in AKF and concluded the acquisition process under its control, become the holder of 99% of its economic rights. The purchase price of 59% of the remaining economic rights on AKF was US$32,584 million (equivalent to R$110,271 million).
c) Parties Involved	BRF GmbH, and Al Khan Foodstuff LLC

d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Agreement with FFM Further Processing SDN BHD ("FFP")
b) Main Business Conditions	On September 9, 2016, the Company, through its subsidiary BRF Foods GmbH, entered into an agreement with FFM Berhad providing for the cooperation between both parties regarding FFM Further Processing SDN BHD, a food processing company based in Malaysia, and an investment made by BRF Foods GmbH in FFP in the amount of approximately US$16.0 million. After completion of the transaction on October 4, 2016, BRF Foods GmbH and FFM Berhad started to hold 70% and 30% of FFPs' shares, respectively.
c) Parties Involved	BRF Foods GmbH, FFM Berhad, and FFM Further Processing SDN BHD
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Acquisition of a corporate interest in Banvit Bandirma Vitaminli YemSanayii A.S. ("Banvit")
b) Main Business Conditions	On January 9, 2017, the Company entered into a share purchase agreement with the controlling shareholders of Banvit, providing for the acquisition of all Banvit's shares held thereby, which represents 79.5% of Banvit's shares. Banvit is the largest poultry producer of Turkey, with fully integrated operations and with the greater brand recognition in Turkey sector. On May 24, 2017, BRF Foods GmbH entered into an agreement with Qatar Investment Authority ("QIA"), a sovereign fund of Qatar, which acquired a corporate interest in TBQ, so BRF Foods GmbH and QIA started to hold, respectively, 60% and 40% of the corporate interest. The shareholders' agreement of TBQ ensures to BRF Foods GmbH the control over the entity, and the rights held by QIA are only for protective purposes. The agreement entered into with QIA sets forth call or exchange options in One Foods Holdings Ltd., held by QIA, in addition to a call option held by BRF Foods GmbH. These options may be exercised only under specific conditions established in a contractual manner, expiring in 4.5 years after May 24, 2017. For the call and exchange options, BRF Foods GmbH recorded liabilities in the amount of TRY505,392 (equivalent to R$464,985 thousand) under other non-current liabilities. On May 25, 2017, the Company, through its subsidiary TBQ, completed the share purchase transaction with the controlling shareholders of Banvit for the acquisition of 79.48% of shares issued by Banvit ("Shares") for the amount of TRY917,856 (equivalent to R$844,885 thousand). By continuing the transaction described above and consistent with the regulatory rules in the capital market of Turkey, TBQ Foods GmbH ("TBG"), a subsidiary of the Company, made a mandatory share purchase offer to the non-controlling shareholders. The offer was proposed on July 17, 2017 and August 11, 2017, resulting in the acquisition of 12,225,326 shares of Banvit, equivalent to 12.23% of interest. The total amount disbursed for the acquisition of the shares was TRY164,080 thousand (equivalent to R$151,036 thousand), paid based on the restricted cash value. With the completion of the offer, TBQ started to hold 91.71% of ownership interest in Banvit, and the remaining shares, 8.29%, were listed in Istanbul Stock Exchange under ticker BANVT. Pursuant to the price adjustment conditions established in the share purchase agreement, during August 2017, TBQ complemented the amount paid to the former controlling shareholders of Banvit in US$41.065 thousand (equivalent to R$129,344 thousand), and US$21,980 thousand used in the restricted cash, US$11,451 thousand contributed by BRF Foods GmbH, and US$7,634 thousand contributed by QIA. Upon payment of the price adjustment and share purchase mandatory offer, TBQ removed the amount of TRY111,324 thousand (equivalent to R$102,474 thousand) still recorded in the line item of other current liabilities from the records.
c) Parties Involved	Banvit, QIA, and TBQ
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Creation of OneFoods
b) Main Business Conditions	On June 30, 2016, the Company approved the organization of the subsidiary OneFoods, former Sadia Halal, which purpose is to produce, distribute and sale halal products. This restructuring process shall include the transfer of several assets related to the production and distribution of halal products, including: (i) grain storage facilities, animal food factories, contracts with third-producers, hatcheries, and eight processing and slaughtering units in Brazil; (ii) a processing unit in the United Arab Emirates; (iii) interest in FFM FurtherProcessing SDN BHD; and

(iv) interest in the Company in some distributors based in Saudi Arabia, Qatar, United Arab Emirates, Sultanate of Oman, and Kuwait. These assets were transferred to SHB Comércio e Indústria de Alimentos S.A. ("SHB"), one of the controlling shareholders of OneFoods, or directly to OneFoods. The Company shall also transfer or license some brands used in certain halal-product markets to OneFoods. OneFoods, based in Dubai, in the United Arab Emirates, started its activities on January 2, 2017.
c) Parties Involved	Not applicable
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to ensure equitable treatment between the shareholders	There is no change in the Company's shareholding structure.

a) Event	Acquisition of a corporate interest in BRF Invicta Ltd ("BRF Invicta")
b) Main Business Conditions	On April 18, 2017, the Company, through its wholly-owned subsidiary BRF GmbH, entered into a share purchase agreement with BRF Invicta, for the amount of GBP20,266 thousand (equivalent to R$79,134 thousand), representing 7.16% of additional corporate interest. The premium paid in the acquisition of the minority shareholders' interest was GBP14,209 thousand (equivalent to R$55,298 thousand), recorded in in capital reserve group.
c) Parties Involved	BRF GmbH and BRF Invicta
d) Effects on the shareholding structure	There is no change in the Company's shareholding structure.
e) Pre and Post-transaction Ownership Structure	There is no change in the Company's shareholding structure.
f) Mechanisms used to	There is no change in the Company's shareholding

Item 15.8 of the reference form.

There is no other material information on the Company.

13. Number, class, and type of the securities of each company involved in the transaction, held by any other companies involved in the transaction or by persons related to these companies, as defined by the rules addressing the public offering for purchasing shares.

The Company holds, on the date hereof, 1,479,049,565 registered shares, with no par value, issued by SHB, representing 100% its capital stock.

14. Exposure of any of the companies involved in the transaction or persons bound thereto, as defined by the rules addressing the public offering for purchasing shares, in derivatives referred to as securities issued by the other companies involved in the transaction.

Not applicable.

15. Report including all businesses conducted in the last six (6) months by the persons indicated below, with securities issued by the companies involved in the transaction:

(a) Companies involved in the transaction:

(i) Private purchase transactions:

Acquisition, by the Company, of SHB’s shares held by BRF Foods GmbH

Acquisition by the Company of SHB’s shares held by OneFoods Holdings Limited

(ii) Private sale transactions; (iii) Purchase transactions in regulated markets; and (iv) Sale transactions in regulated markets:

Not applicable.

(b) Parties related to companies involved in the transaction: (i) Private purchase transactions; (ii) Private sale transactions; (iii) Purchase transactions in regulated markets; (iv) Sale transactions in regulated markets:

Not applicable.

16. Document through which the Special Independent Committee submitted its recommendations to the Board of Directors, if the transaction has been negotiated under CVM Opinion No. 35 of 2008.

Not applicable.

** ** **

Exhibit I.1. Protocol and justification of the transaction pursuant to articles 224 and 225 of Law No. 6,404 of 1976.

PROTOCOL AND JUSTIFICATION OF THE MERGER OF SHB COMÉRCIO E

INDÚSTRIA DE ALIMENTOS S.A. BY BRF S.A.

A. The management of SHB COMÉRCIO E INDÚSTRIA DE ALIMENTOS S.A., a closely-held company with head office in the city of Itajaí, State of Santa Catarina, at Rua Jorge Tzachel, No. 475, 1st floor, suite 02, Zip Code (CEP) 88301-600, enrolled with CNPJ/MF under No. 26.176.436/0001-20 (“SHB”); and

B. The management of BRF S.A., a publicly-held company with head office in the city of Itajaí, State of Santa Catarina, at Rua Jorge Tzachel, No. 475, Zip Code (CEP) 88301-600, enrolled with the CNPJ/MF under No. 01.838.723/0001-27 (“BRF” and, jointly with SHB, the “Companies”).

Due to the reasons and for the purposes detailed hereinafter, the parties agree to enter into this protocol and justification of SHB’s merger into BRF (“Merger” and “Protocol and Justification”, respectively), which shall be submitted for the approval of (i) BRF, as the sole shareholder of SHB; and (ii) the shareholders of BRF, at an Extraordinary General Meeting, pursuant to the following terms and conditions:

1. Justification of the Merger.

1.1. The Merger aims at unifying and centralizing the business activities of the group BRF related to halal products business, in order to induce simplification, efficiency, and transparency of the group’s organizational structure. The Merger shall benefit the Companies and, consequently, its shareholders, taking into account the increasing costs of maintaining distinct corporate structures.

1.2. The Companies’ intention is for the Merger to be carried out so that BRF receives, by its corresponding book amounts, all SHB’s properties, rights, and obligations (including the real estate properties appointed and reproduced in the Appraisal Report defined below) considering the elements set forth in SHB’s balance sheet, prepared on September 30, 2018 (“Reference Date”).

1.3. After the Merger, BRF shall continue to be dedicated to the production and trade of general food, keeping its enrollment as a publicly-held company.

2. Merger.

2.1. BRF’s management engaged KPMG Auditores Independentes (CNPJ under No. 57.755.217/0001-29) (“Specialized Firm”) to prepare the valuation and determine the book value of SHB’s net equity to be transferred to BRF due to the Merger, whose result is the purpose of the appraisal report attached hereto as Schedule I (“Appraisal Report”).

2.1.1. The appointment of the Specialized Firm shall be submitted to the ratification by the Shareholders Meeting of BRF that will analyze this Protocol and Justification, in accordance with article 227, paragraph 1 of Law No. 6,404/76.

2.1.2. The Specialized Firm represented that (i) there is no conflict or community of interests, current of potential, with BRF, with BRF’s shareholders, or, in addition, with regards to the Merger; and (ii) BRF, its shareholders, and/or the Companies' managers did not direct, limit, cause difficulties or perform any acts that have or may have impaired the access, use, or knowledge of information, assets, documents or methodology of the work relevant to the quality of its conclusions.

2.2. The Merger will not result in an increase or reduction in BRF’s net equity or corporate capital, since all shares of SHB’s corporate capital are held by BRF, and that SHB’s net equity is already completely reflected on BRF’s net equity as a result of the equity equivalence method. Therefore, according to article 10 of the Brazilian Securities and Exchange Commission – CVM Instruction No. 565/2015 (“ICVM 565”), the obligations provided for in

Chapter III of ICVM 565 are not applicable.

2.2.1. The totality of the shares representing the corporate capital of SHB, owned by BRF, will be cancelled, pursuant to article 226, paragraph 1st of Law No. 6,404/76.

2.2.2. In view of the provision above, BRF’s corporate capital will not be amended and no shares will be issued.

2.2.3. BRF’s corporate purpose will also remain the same, considering that the Companies have similar corporate purposes and since SHB does not develop any different activity from those listed in BRF’s corporate purpose. Therefore, there will be no need to amend BRF’s Bylaws.

2.3. The equity variations that follow the Reference Date shall be entered in BRF by virtue of the Merger, and the entries shall be registered in the accounting and tax books.

2.4. Furthermore, considering that BRF is the sole shareholder of SHB, there will be no dissident shareholder or right to withdrawal in view of the Merger, pursuant to article 137 of Law No. 6,404/76.

2.5. In accordance with CVM’s Resolution, on February 15, 2018 in the Electronic Information System (SEI) process 19957.011351/2017-21, the appraisal provided in article 264 of Law No. 6,404/1976 shall be dismissed, since it is a merger of a wholly-owned subsidiary and there are no non-controlling shareholders in SHB.

3. Corporate Approvals.

3.1. The consummation of the Merge shall be subject to the performance of the following acts, all interdependent:

(i) Extraordinary general meeting of SHB to (a) approve this Protocol and Justification; (b) approve the Merger; and (c) authorize the performance, by its management, of the acts necessary to the Merger; and

(ii) Extraordinary general meeting of BRF to (a) approve this Protocol and Justification; (b) ratify the appointment of the Specialized Firm; (c) approve the Appraisal Report; (d) approve the Merger, with the consequent cancellation of SHB; and (e) approve the performance, by its management, of all acts necessary to the Merger.

4. Miscellaneous.

4.1. The consummation of the Merger shall result in the cancellation of SHB, which shall be succeeded by BRF in all of their assets, rights, obligations, liabilities and responsibilities, pursuant to the applicable provisions of Law No. 6,404/76.

4.2. The management of BRF shall be responsible to perform all necessary acts to implement the Merger, including to carry out the filing and publication of all acts related to the Merger and conduct the cancelation of SHB’s registrations before the federal, state, and municipal agencies, as well as the maintenance of the accounting books during the legal term.

4.3. This Protocol and Justification may only be amended through written instrument and shall be governed by the laws of the, with the waiver of any other court, regardless of being more privileged.

4.4. All documents referred to in this Protocol and Justification shall be available for BRF’s shareholders in its head office as of the date hereof and in BRF’s Investor Relations website (ri.brf-global.com), as well as in the websites of the Brazilian Securities and Exchange Commission – CVM and B3 S.A. – Brasil, Bolsa, Balcão.

IN WITNESS WHEREOF, the Companies execute this Protocol and Justification in 6 originals of identical form and content, with the same effect, in the presence of 2 witnesses identified below.

São Paulo, October 26, 2018.

(Remainder of the page intentionally left blank. Signature page below).

[signature page of the Protocol and Justification of the Merger of SHB Comércio e Indústria de Alimentos S.A. by BRF S.A.]

Management of SHB Comércio e Indústria de Alimentos S.A.

Vinicius Guimarães Barbosa	Elcio Mitsuhiro Ito
Chief Executive Officer	Officer

Marcelo Schmeider
Officer

Management of BRF S.A.

Pedro Pullen Parente	Vinícius Guimarães Barbosa
Global Chief Executive Officer and Chairman	Officer

of the Board of Directors
Lorival Nogueira Luz Junior	Elcio Mitsuhiro Ito
Officer	Chief Financial Officer and Investor Relations
Officer

Francisco Petros Oliveira Lima	Luiz Fernando Furlan
Papathanasiadis	Member of the Board of Directors
Member of the Board of Directors

[signature page of the Protocol and Justification of the Merger of SHB Comércio e Indústria de Alimentos S.A by BRF S.A.]

Flávia Buarque de Almeida	Augusto Marques da Cruz Filho
Member of the Board of Directors	Vice-Chairman of the Board of Directors

Dan Ioschpe	Walter Malieni Júnior
Member of the Board of Directors	Member of the Board of Directors

José Luiz Osório de Almeida Filho	Roberto Antônio Mendes
Member of the Board of Directors	Member of the Board of Directors

Roberto Rodrigues
Member of the Board of Directors

Witnesses:

1.		2.
Name:		Name:
RG (ID):		RG (ID):
Individual	Taxpayer’s Enrollment Number	Individual	Taxpayer’s Enrollment Number
(CPF):		(CPF):

SCHEDULE I

APPRAISAL REPORT

See Exhibit I.7. of the present Proposal

Anexo I.6. A copy of the minutes of all meetings of the board of directors, audit committee, and special committees where the transaction was discussed, including any dissenting votes.

BRF S.A.
Publicly Held Company
CNPJ 01.838.723/0001-27
NIRE 42.300.034.240
CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS
HELD ON OCTOBER 26, 2018

1. Date, Time and Place: Meeting held on October 26, 2018, at 09:00 a.m., in São Paulo City, São Paulo State, at the BRF S.A. (“Company”) office located at Avenida das Nações Unidas 8501, 1st floor, Pinheiros, Zip Code 05425-000.

2. Summons and Presence: Summons duly held pursuant to Article 21 of the Company’s Bylaws considering the presence of the majority of members of the Board of Directors: Mr. Pedro Pullen Parente (“Mr. Pedro Parente”), Mr. Augusto Marques da Cruz Filho (“Mr. Augusto Cruz”), Mr. Dan Ioschpe (“Mr. Dan Ioschpe”), Mrs. Flávia Buarque de Almeida (“Mrs. Flávia Almeida”), Mr. Francisco Petros Oliveira Lima Papathanasiadis, (“Mr. Francisco Petros”), Mr. José Luiz Osório (“Mr. José Osório”), Mr. Luiz Fernando Furlan (“Mr. Luiz Furlan”), Mr. Roberto Antonio Mendes (“Mr. Roberto Mendes”) and Mr. Walter Malieni Jr. (“Mr. Walter Malieni”).

3. Presiding Board: Chairman: Pedro Pullen Parente. Secretary: Cristiana Rebelo Wiener. 4. Agenda: (i) Approval and Execution of the Protocol and Justification of Merger of SHB/Call Notice of an Extraordinary General Shareholders’ Meeting to resolve on the Merger of SHB; and (ii) Approval of the Policy of Competence.

5. Resolutions: The members approved, by unanimous votes and with no restrictions, the drawing up of the present minutes in summary form. Once the agenda had been examined, the following matters were discussed and the following resolutions were taken:

5.1. Approval and Execution of the Protocol and Justification of Merger of SHB/Call Notice of an Extraordinary General Shareholders’ Meeting to resolve on the Merger of SHB. The totality of the members of the Board of Directors present at the meeting approved and executed the Protocol and Justification of Merger of the wholly-owned subsidiary SHB Comércio e Indústria de Alimentos S.A. (“SHB”) by the Company (“Protocol and Justification” and “Merger”, respectively) as well as approved, subsequently, the call notice of an Extraordinary General Shareholders’ Meeting of the Company to: (i) review, discuss, and approve the terms and conditions of the Protocol and Justification; (ii) ratify the appointment of the specialized firm KPMG Auditores Independentes to prepare the appraisal report for SHB’s net equity, at book value (“Appraisal Report”); (iii) approve the Appraisal Report; (iv) approve the Merger, with the consequent winding-up of SHB, under the terms and conditions provided for in the Protocol and Justification; and (v) authorize the management of the Company to perform any and all necessary acts to the Merger.

5.2. Approval of the Policy of Competence. The totality of the members of the Board of Directors present at the meeting, under the terms of article 23, item (xxiii) of the Bylaws, approved, by unanimous votes, the proposed minutes for the Company’s Policy of Competence, which shall enter into force immediately after the Extraordinary General Shareholders’ Meeting to be held on November 5th, 2018, in case the proposal of revision of the financial competences of the Company’s Board of Directors and of the Board of Officers is approved, by means: (i) of the amendment to article 23, current items xvi, xxiv, xxvii, xxviii, xxix, xxx, xxxii, xxxiii, xxxvi and xxxvii; and to article 25, item iv; and (ii) of the exclusion of paragraphs 1 and 2 of article 23; and of current items vii and viii of article 25, with the purpose of allowing the Board of Directors itself to establish the Company's Competence Policy.

6. Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Board of Directors or information presented during the meeting were filed at the Company’s head office.

7. Closure: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up in summary form by electronic processing and, having been read and found correct by all those present, were signed.

I certify that the above text is a faithful copy of the minutes which are filed in Book No. 6, pages 72 to 74, of the Minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

São Paulo, October 26, 2018.

______________________________
Cristiana Rebelo Wiener
Secretary

BRF S.A.
Publicly Held Company
CNPJ 01.838.723/0001-27
NIRE 42.300.034.240
CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE FISCAL COUNCIL
HELD ON NOVEMBER 06, 2018

1. Date, Time and Place: Meeting held on November 06th, 2018, at 11:00 a.m., in São Paulo City, São Paulo State, at the office of BRF S.A. (“Company”) located at Avenida das Nações Unidas 8501, 1st floor, Pinheiros, Zip Code 05425-000.

2. Summons and Presence: Summons duly held pursuant to the Bylaws of the Fiscal Council, with the presence of the majority of members of the Fiscal Council: Messrs. Attílio Guaspari (“Mr. Attílio Guaspari”) and Marcus Vinicius Dias Severini (“Mr. Marcus Severini”).

3. Presiding Board: Chairman: Attílio Guaspari. Secretary: Cristiana Rebelo Wiener.

4. Agenda: (i) Opinion on the Proceeding of Merger of SHB with and into the Company.

5. Resolutions: Once the agenda had been examined, the following matter was discussed:

5.1. Opinion on the Proceeding of Merger of SHB with and into the Company. The members of the Fiscal Council appreciated the proposal of merger of SHB Comércio e Indústria de Alimentos S.A. with and into the Company and did not present any objection to it.

6. Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Fiscal Council or information presented during the meeting were filed at the Company’s head office, which were previously provided at the Corporate Governance Portal.

7. Closure: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up and, having been read and found correct by all those present, were signed.

São Paulo, November 06, 2018.
______________________________
Cristiana Rebelo Wiener
Secretary

Exhibit I.7. A copy of the studies, presentations, reports, opinions, or appraisal reports of the companies involved in the transaction, made available to controlling shareholder in any stage of the transaction

SHB Comércio e Indústria de Alimentos S.A.

Laudo de avaliação do patrimônio líquido contábil apurado por meio dos livros contábeis

KPMG Auditores Independentes
Outubro de 2018
KPDS 242252

KPMG Auditores Independentes
Rua Arquiteto Olavo Redig de Campos, 105, 6º andar - Torre A
04711-904 - São Paulo/SP - Brasil
Caixa Postal 79518 - CEP 04707-970 - São Paulo/SP - Brasil
Telefone +55 (11) 3940-1500, Fax +55 (11) 3940-1501
www.kpmg.com.br

Laudo de avaliação do patrimônio líquido contábil apurado por meio dos livros contábeis

Aos Administradores e Acionistas da
SHB Comércio e Indústria de Alimentos S.A.
Itajaí - SC

Dados da firma de auditoria

1. KPMG Auditores Independentes, sociedade estabelecida na cidade de São Paulo, na Rua Arquiteto Olavo Redig de Campos, 105, 6º andar - Torre A, 04711-904 - São Paulo/SP, inscrita no Cadastro Nacional de Pessoa Jurídica do Ministério da Fazenda sob o nº. 57.755.217/0001-29, registrada no Conselho Regional de Contabilidade do Estado de São Paulo sob o nº. 2SP014428/O-6, representada pelo seu sócio infra-assinado, Sr. Guilherme Roslindo Nunes, contador, portador do RG nº 13.598.006-9, inscrito no CPF sob o nº 201.828.928-40 e no Conselho Regional de Contabilidade do Estado de São Paulo sob o nº. 1SP195631/O-1, residente e domiciliado em São Paulo - SP com escritório no mesmo endereço da representada, nomeada pela administração da SHB Comércio e Indústria de Alimentos S.A. ("Companhia") para proceder à avaliação do patrimônio líquido contábil em 30 de setembro de 2018, de acordo com as práticas contábeis adotadas no Brasil, apresenta a seguir o resultado de seus trabalhos.

Objetivo da avaliação

2. A avaliação do patrimônio líquido contábil em 30 de setembro de 2018 da SHB Comércio e Indústria de Alimentos S.A. tem por objetivo ser utilizada como base para o processo de incorporação desse patrimônio líquido contábil pela sua controladora BRF S.A. ("BRF"), nos termos do Protocolo e Justificação de Incorporação a ser celebrado entre as partes.

Responsabilidade da administração sobre as informações contábeis

3. A administração da Companhia é responsável pela escrituração dos livros e elaboração de informações contábeis de acordo com as práticas contábeis adotadas no Brasil, assim como pelos controles internos relevantes que ela determinou como necessários para permitir a elaboração de tais informações contábeis livres de distorção relevante, independentemente se causada por fraude ou erro. O resumo das principais práticas contábeis adotadas pela Companhia está descrito no anexo 1 do laudo de avaliação.

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative ("KPMG International"), uma entidade suíça.

KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative ("KPMG International"), a Swiss entity.

2

Alcance dos trabalhos e responsabilidade do auditor independente

4. Nossa responsabilidade é a de expressar uma conclusão sobre o valor contábil do patrimônio líquido da Companhia em 30 de setembro de 2018, com base nos trabalhos conduzidos de acordo com o Comunicado Técnico CTA 20, aprovado pelo CFC, que prevê a aplicação de procedimentos de exame de auditoria no balanço patrimonial. Assim, efetuamos o exame do referido balanço patrimonial da Companhia de acordo com as normas brasileiras e internacionais de auditoria, que requerem o cumprimento de exigências éticas pelo auditor e que a auditoria seja planejada e executada com o objetivo de obter segurança razoável de que o patrimônio líquido contábil apurado para a elaboração de nosso laudo de avaliação está livre de distorção relevante.

5. Uma auditoria envolve a execução de procedimentos selecionados para obtenção de evidência a respeito dos valores contabilizados. Os procedimentos selecionados dependem do julgamento do auditor, incluindo a avaliação dos riscos de distorção relevante no patrimônio líquido, independentemente se causada por fraude ou erro. Nessa avaliação de riscos, o auditor considera os controles internos relevantes para a elaboração do balanço patrimonial da Companhia para planejar os procedimentos de auditoria que são apropriados nas circunstâncias, mas não para fins de expressar uma opinião sobre a efetividade desses controles internos da Companhia. Uma auditoria inclui, também, a avaliação da adequação das políticas contábeis utilizadas e a razoabilidade das estimativas contábeis feitas pela administração. Acreditamos que a evidência de auditoria obtida é suficiente e apropriada para fundamentar nossa conclusão.

Conclusão

6. Com base nos trabalhos efetuados, concluímos que o valor de R$ 407.078.359,11 (quatrocentos e sete milhões, setenta e oito mil, trezentos e cinquenta e nove reais e onze centavos), conforme Balanço Patrimonial em 30 de setembro de 2018, registrado nos livros contábeis e resumido no Anexo, representa, em todos os aspectos relevantes, o patrimônio líquido contábil da SHB Comércio e Indústria de Alimentos S.A., avaliado de acordo com as práticas contábeis adotadas no Brasil.

São Paulo, 26 de outubro de 2018

KPMG Auditores Independentes
CRC SP014428/O-6

Guilherme Nunes
Contador CRC 1SP195631/O-1

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative ("KPMG International"), uma entidade suíça.

KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative ("KPMG International"), a Swiss entity.

3

ANEXO I - Balanço Patrimonial da SHB Comércio e Indústria de Alimentos S.A. em 30 de setembro de 2018

Ativo circulante	
Caixa e equivalentes de caixa	19.809.202,15
Contas a rebeber	2.906.409.358,14
Estoques	379.788.209,25
Ativos biológicos	146.373.903,77
Tributos a recuperar	103.558.740,90
Adiantamentos	30.409.028,67
Ativos mantidos para venda	5.765.076,48
Outros ativos circulantes	13.414.604,66
	3.605.528.124,02
Ativo não circulante	
Ativos biológicos	105.578.187,89
Tributos diferidos	34.434.605,82
Tributos a recuperar	287.966.993,12
Depósitos judiciais	11.477.377,25
Outros ativos não circulantes	8.698.283,12
Ativo imobilizado	1.268.672.830,07
Intangível	556.779.515,11
	2.273.607.792,38
Total do ativo	**5.879.135.916,40**
Passivo circulante	
Salários e obrigações sociais	75.826.772,75
Fornecedores	1.139.050.819,38
Empréstimos e financiamentos	134.201.515,05
Débitos com empresas ligadas	252.925.214,02
Provisão para riscos tributários cíveis e trabalhistas	20.298.521,58
Outras obrigações	17.946.631,06
	1.640.249.473,84
Passivo não circulante	
Empréstimos e financiamentos	3.758.013.455,56
Provisão para riscos tributários cíveis e trabalhistas	47.667.849,53
Outros passivos não circulantes	26.126.778,36
	3.831.808.083,45
Patrimônio líquido contábil	**407.078.359,11**

1. BASE DE ELABORAÇÃO E PRÁTICAS CONTÁBEIS

Os saldos constantes no laudo de acervo líquido foram elaboradas de acordo com as práticas contábeis adotadas no Brasil.

Os valores estão expressos em Reais (“R$”).

O referido laudo tem por objetivo atender requisitos societários necessários ao processo incorporação do patrimônio líquido da SHB Comércio e Indústria de Alimentos S.A. por sua acionista controladora BRF S.A.

As principais práticas contábeis estão descritas abaixo.

Caixa e equivalentes de caixa: compreende os saldos de caixa, bancos e aplicações financeiras de liquidez imediata em títulos cujos vencimentos, quando de sua aquisição, eram iguais ou inferiores a 90 dias, prontamente conversíveis em um montante conhecido de caixa e que estão sujeitos a um risco insignificante de mudança de valor. As aplicações financeiras classificadas nesse grupo, por sua própria natureza, estão mensuradas a valor justo por meio do resultado.

Instrumentos financeiros: os ativos e os passivos financeiros são reconhecidos inicialmente pelo valor justo deduzidos ou somados de quaisquer custos de transação diretamente atribuíveis, quando aplicável.

Ativos financeiros serão subsequentemente mensurados ao custo amortizado, ou valor pelo resultado de acordo com o modelo de negócio da Companhia assim como por suas características de fluxo de caixa contratos. Ativos financeiros mantidos ao custo amortizado são ajustados ao seu valor recuperável quando necessário.

Após o reconhecimento inicial os passivos financeiros são mensurados pelo custo amortizado.

Os instrumentos financeiros denominados em moeda estrangeira serão ajustado para refletir as variações câmbio até o período de reporte.

Estoques: são avaliados ao custo médio de aquisição ou formação e inferiores aos valores de mercado. O custo dos produtos acabados inclui matérias-primas adquiridas, mão-de-obra, custo de produção, transporte e armazenagem, que estão relacionados a todos os processos necessários para a colocação dos produtos em condições de venda. Provisões para obsolescência, ajustes a valor líquido de realização, itens deteriorados e estoques de baixa movimentação são registrados quando necessário.

Ativos biológicos: Os ativos biológicos consumíveis e para produção (animais vivos) e as florestas estão avaliados pelo seu valor justo, sendo aplicada a técnica de abordagem de custo aos animais vivos e abordagem de receita para as florestas. Na apuração do valor justo dos animais vivos já estão computadas todas as perdas inerentes ao processo de criação.

Ativo imobilizado: apresentado pelo custo de aquisição, formação, construção ou desmontagem, deduzido da depreciação acumulada e perda por redução ao valor recuperável, quando aplicável, que é o maior valor entre o de uso e o de venda menos os custos de vender. Os custos de empréstimos e financiamentos são registrados como parte dos custos do imobilizado em andamento de acordo com a Deliberação CVM nº 672/11, considerando a taxa média ponderada de empréstimos e financiamentos vigente na data da capitalização.

A depreciação é reconhecida com base na vida útil econômica estimada de cada ativo pelo método linear. A vida útil estimada, os valores residuais e os métodos de depreciação são revisados anualmente e os efeitos de quaisquer mudanças nas estimativas são contabilizados prospectivamente. Os terrenos não sofrem depreciação.

A Companhia realiza anualmente a análise de indícios de perda no valor recuperável do ativo imobilizado, a qual envolve a adoção de premissas e julgamentos.

A Companhia apresenta anexo a este laudo a composição do saldo de terrenos (Anexo II).

Ativo intangível: os ativos intangíveis adquiridos são mensurados ao custo no momento do seu reconhecimento inicial. O custo de ativos intangíveis adquiridos em uma combinação de negócios corresponde ao valor justo na data de aquisição. Após o reconhecimento inicial, os ativos intangíveis são apresentados ao custo, menos amortização acumulada e perdas por redução do valor recuperável, quando aplicável. Ativos intangíveis gerados internamente, excluindo custo de desenvolvimento, não são capitalizados e o gasto é refletido na demonstração do resultado no exercício em que foi incorrido.

Ativos intangíveis com vida definida são amortizados ao longo da vida útil econômica e avaliados em relação à perda por redução ao valor recuperável sempre que houver indício de perda de seu valor econômico. O período e o método de amortização para um ativo intangível com vida definida são revisados no mínimo ao final de cada exercício social.

Ativos intangíveis com vida útil indefinida não são amortizados, mas são testados anualmente em relação a perdas por redução ao valor recuperável, individualmente ou no nível da unidade geradora de caixa.

A recuperação dos ágios foi testada em 2018 não sendo identificados ajustes para refletir perda no valor recuperável. A realização do teste envolveu a adoção de premissas e julgamentos.

Impostos e contribuições sobre o lucro: compreende o imposto de renda (“IRPJ”) e a contribuição social sobre o lucro (“CSLL”), que são calculados mensalmente com base no lucro tributável, após compensação de prejuízos fiscais e base negativa de contribuição social, limitada a 30% do lucro real, aplicando-se a essa base a alíquota de 15% acrescida do adicional de 10% para o IRPJ e 9% para a

CSLL.

Impostos diferidos representam diferenças temporárias entre a base fiscal e a contábil. Os ativos e passivos de impostos e contribuições diferidos são classificados como não circulante conforme requerido pela Deliberação CVM nº 676/11. Quando os estudos internos da Companhia indicarem que a utilização futura desses créditos não é provável a Companhia irá baixar os respectivos ativos.

Os impostos diferidos ativos e passivos são apresentados líquidos se existir um direito legal exequível de compensar os passivos fiscais com os ativos fiscais, e se estiverem relacionados aos impostos lançados pela mesma autoridade fiscal sob a mesma entidade tributável.

Os ativos e passivos fiscais diferidos devem ser mensurados pelas alíquotas que se espera que sejam aplicáveis no período em que o ativo for realizado ou o passivo liquidado, com base nas alíquotas (e legislação fiscal) que estejam em vigor na data do balanço.

Provisão para riscos tributários, cíveis e trabalhistas e passivos contingentes: as provisões são reconhecidas quando a Companhia tem uma obrigação presente, formalizada ou não, em consequência de um evento passado e é provável que benefícios econômicos sejam requeridos para liquidar a obrigação e uma estimativa confiável do valor desta possa ser feita.

A Companhia é parte de diversos processos judiciais e administrativos. As avaliações das probabilidades de perdas destes processos incluem a análise das evidências disponíveis, a hierarquia das leis, as jurisprudências disponíveis, as decisões mais recentes nos tribunais e sua relevância no ordenamento jurídico, bem como a avaliação dos advogados externos. As provisões são revisadas e ajustadas para refletir alterações nas circunstâncias, tais como prazo de prescrição aplicável, conclusões de inspeções fiscais ou exposições adicionais identificadas com base em novos assuntos ou decisões de tribunais.

Julgamentos, estimativas e premissas contábeis: a Administração fez os seguintes julgamentos que têm efeito significativo sobre os valores reconhecidos no laudo de acervo liquido:

  análise anual do valor recuperável de ativos não financeiros;
  perdas esperadas em créditos de liquidação duvidosa;
  provisão para ajuste a valor realizável dos estoques;
  valor justo dos ativos biológicos;
  análise anual do valor recuperável de impostos;
  vida útil dos bens do ativo imobilizado e intangíveis com vida útil definida;
  provisão para riscos tributários, cíveis e trabalhistas; e transferência do controle dos produtos para reconhecimento da receita.
  Companhia revisa anualmente as premissas utilizadas em suas estimativas contábeis. O efeito das revisões das estimativas contábeis é reconhecido nos saldos contábeis no período em que tais revisões são efetuadas.

Matrícula	Descrição do Imóvel	Valor contábil
1.824	Lote de terras Rural sob o n° 41 (quarenta e um), da Gleba n° 99-FB (noventa e nove-FB), do Núcleo Francisco Beltrão, da Colônia Missões, do Município de Salto do Lontra, Comarca de Salto do Lontra, Paraná, com área de 144.000 m2 (cento e quarenta e quatro mil metros quadrados), com os limites e confrontações seguintes: NORTE: Por linhas secas sucessivas, confronta com o lote nº 40 da mesma gleba. NORDESTE: Por linhas secas sucessivas, confronta com o lote nº 09 da mesma gleba. SUDESTE: Por linhas secas sucessivas, confronta com o lote nº 46 da mesma gleba. SUL: Por linhas secas sucessivas, confronta com o lote nº 44 da mesma gleba. NOROESTE: Por linhas secas sucessivas e por uma sanga, confronta com os lotes nºs 43 e 42 da mesma gleba.	129.313,11
1.825	Lote de terras Rural sob o n° 44 (quarenta e quatro), da Gleba n° 99-FB (noventa e nove-FB), do Núcleo Francisco Beltrão, da Colônia Missões, do Município de Salto do Lontra, Comarca de Salto do Lontra, Paraná, com área de 377.000 m2 (trezentos e setenta e sete mil metros quadrados), com os limites e confrontações seguintes: NORTE: Por linhas secas sucessivas, confronta com os lotes nºs 65, 43, 41 e 46 da mesma gleba. SUDESTE: Por linhas secas sucessivas e uma sanga, confronta com o lote nº 45 da mesma gleba. SUDOESTE: Por linhas secas sucessivas e uma sanga, confronta com os lotes nºs 52 e 53 da mesma gleba.	338.548,81
877	Lote de terras Rural sob n° 52 (cinquenta e dois), da Gleba n° 99-FB (noventa e nove-FB), do Núcleo Francisco Beltrão, da Colônia Missões, do Município de Salto do Lontra, Comarca de Salto do Lontra, Paraná, com área de 136.000 m2 (centro e trinta e seis mil metros quadrados), com os limites e confrontações seguintes: NORDESTE: Por linhas secas sucessivas, confronta com o lote nº 44 da mesma Gleba. ESTE: Por uma sanga, confronta com os lotes nºs. 45 e 51 da mesma gleba. SUL: Pelo Arroio de Paula confronta com a gleba nº 64-FB. OESTE/NOROESTE: Por linhas secas, confronta com os lotes nºs 53 e 44 da mesma gleba.	122.129,04
878	Lote de terras Rural sob n° 53 (cinquenta e três), da Gleba n° 99-FB (noventa e nove-FB), do Núcleo Francisco Beltrão, da Colônia Missões, do Município de Salto do Lontra, Comarca de Salto do Lontra, Paraná, com área de 212.000 m2 (duzentos e doze mil metros quadrados), com os limites e confrontações seguintes: NORDESTE: Por linhas secas, confronta com os lotes nºs 44 e 52 da mesma Gleba. SULESTE: Pelo Arroio de Paula, confronta com terras da gleba nº 64-FB. SUDOESTE: Por linhas secas, confronta com o lote nº 54 da mesma gleba. NOROESTE: Por linhas secas, confronta com o lote nº 65 da mesma gleba.	190.377,59
1.822	Lote de terras Rural sob o n° 54-A (cinquenta e quatro-A), da Gleba n° 99-FB (noventa e nove-FB), do Núcleo Francisco Beltrão, da Colônia Missões, do Município de Salto do Lontra, Comarca de Salto do Lontra, Paraná, com área de 234.700 m2 (duzentos e trinta e quatro mil e setecentos metros quadrados), com os limites e confrontações seguintes: NORDESTE: Por linhas secas sucessivas, confronta com o lote nº 53 da mesma gleba. SULESTE: Por linhas secas sucessivas, confronta com o lote nº 54 da mesma gleba. SUDOESTE: Por linhas secas, confronta com o lote nº 56 da mesma gleba. NOROESTE: Por linhas secas sucessivas confronta com os lotes nºs 63, 64 e 65 da mesma gleba.	210.762,38
1.823	Lote de terras Rural sob o n° 38 (trinta e oito), da Gleba n° 99-FB (noventa e nove-FB), do Núcleo Francisco Beltrão, da Colônia Missões, do Município de Salto do Lontra, Comarca de Salto do Lontra, Paraná, com área de 126.000 m2 (cento e vinte e seis mil metros quadrados), com os limites e confrontações seguintes: NORTE: Por linhas secas, confronta com o lote nº 36 da mesma gleba. ESTE: Por linhas secas, confronta com os lotes nºs 37, 39 e 42 da mesma gleba. SUL: Por linhas secas, confronta com os lotes nºs 65 e 66 da mesma gleba. OESTE: Por linhas secas, confronta com os lotes nºs 66, 76 e 36 da mesma gleba.	113.148,94
1.826	Lote de terras Rural sob o n° 46-A (quarenta e seis-A), da Gleba n° 99-FB (noventa e nove-FB), do Núcleo Francisco Beltrão, da Colônia Missões, do Município de Salto do Lontra, Comarca de Salto do Lontra, Paraná, com área de 136.500 m2 (cento e trinta e seis mil e quinhentos metros quadrados), com os limites e confrontações seguintes: NORDESTE: Pelo Arroio Napoleão e por linhas secas, confronta com o lote nº 06 da mesma gleba. SULESTE: Por uma linha reta, confronta com o lote nº 46 da mesma gleba. SUDOESTE: Por uma estrada, confronta com o lote nº 44 da mesma gleba. NOROESTE: Por linhas secas e por estrada, confronta com os lotes nºs 09 e 41 ambos da mesma gleba.	122.577,99
1.827	Lote de terras Rural sob o n° 65, da Gleba n° 99-FB (noventa e nove-FB), do Núcleo Francisco Beltrão, da Colônia Missões, do Município de Salto do Lontra, Comarca de Salto do Lontra, Paraná, com área de 171.000 m2 (cento e setenta e um mil metros quadrados), com os limites e confrontações seguintes: NORTE: Por linhas secas, confronta com o lote nº 38 da mesma gleba. ESTE/SULESTE: Por linhas secas sucessivas, confronta com os lotes	153.559,28

Matrícula	Descrição do Imóvel	Valor contábil
	nºs. 43, 44, 53 e 54 da mesma gleba. SUDOESTE: Por linhas secas sucessivas, confronta com o lote nº 64 da mesma gleba. NOROESTE: Por um Arroio e por linhas secas sucessivas, confronta com os lotes nºs. 67 e 66 da mesma gleba.	
8.183	Lote urbano com área de 104.734,79m2 (cento e quatro mil, setecentos e trinta e quatro vírgula setenta e nove metros quadrados), remanescente do Lote 153 do Projeto de Sub-Divisão de Chácaras, situado nesta cidade, com as seguintes CONFRONTAÇÕES: TRECHO: A-B, distância: 200,00 metros, confrontante: estrada P-5, rumo: 56º53"00"SE; Trecho: B-C, distância: 545,36 metros, confrontante: Lote 156, rumo 33º07"00"NE; Trecho: C-I, distância: 83,14 metros, confrontante: Lote 154, rumo 56º53"00"NW; Trecho: I-E, distância 62,23 metros, confrontante: Desdobro, rumo: 33º07"00"SW; Trecho E-F, distância: 47,36 metros, confrontante: Desdobro, rumo: 56º53"00"NW; Trecho F-G, distância: 42,23 metros, confrontante: Desdobro, rumo: 33º07"00"NE; Trecho G-H, distância: 69,50 metros, confrontante: Desdobro, rumo: 56º53"00"NW; Trecho H-A, distância: 525,36 metros, confrontante: Lote 149 - Loteamento Jardim Primavera II (Rua dos Cedores), rumo: 33º07"00"SW.	495.000,00
3.039	Um lote de terras rurais com a área de 45,00ha (quarenta e cinco hectares), desmembrado do Lote Formado pela Estação Experimental e Reserva Técnica Rio dos Patos, situado no Projeto de Colonização Mutum - 1ª Etapa, neste município, como as seguintes CONFRONTAÇÕES: NORTE: cooperativa Agropecuária Mista Nova Mutum, SUL: Rio dos Patos; LESTE: Rodovia BR-163; OESTE: Remanescente do Lote formado pela Estação Experimental e Reserva Técnica do Município. RUMOS VERDADEIROS, DISTÂNCIAS E CONFRONTAÇÕES: Inicia-se pelo marco MR, cravando na margem direita do Rio dos Patos e divisa com o Remanescente do Lote formado pela Estação Experimental e Reserva Técnica do Município de Nova Mutum; deste marco segue-se divisando com o Remanescente do Lote formado pela Estação Experimental e Reserva Técnica do Município de Nova Mutum, no rumo verdadeiro, de 02º12'30"NE e distância de 622,12 metros até o marco M3, cravado na divisa do Remanescente do Lote formado pela Estação Experimental e Reserva Técnica do Município de Nova Mutum e divisa com a Cooperativa Agropecuária Mista Nova Mutum; deste marco segue-se divisando com a cooperativa Agropecuária Mista Nova Mutum, no rumo verdadeiro de 67º04'06"NE e distância de 847,03 metros até o marco M4, cravado na divisa da Cooperativa Agropecuária Mista Nova Mutum e com a margem da rodovia BR 163; deste marco segue-se divisando com a margem da rodovia BR 163, no rumo verdadeiro de 20º31'05"SW e distância de 880,00 metros até o marco M5, cravado na margem da rodovia BR-163 e margem direita do Rio dos Patos; deste marco segue-se pela margem direita e a jusante do Rio dos Patos numa distância sinuosa de 610,80 metros até o marco M1, fechando assim a área do polígono. CCIR 2003/2004/2005 onde consta o Código do Imóvel: 950.050.305.855-9.	26.936,41
3.455	Lote de terras rural, com a área de 65,73915HA (sessenta e cinco Hectares, setenta e três ares e novecentos e quinze centiares), resultante da fusão de três lotes Rurais, Irmandade, Desdobro A e Desdobro B, neste Município, com as seguintes CONFRONTAÇÕES: NORTE: Mutum Agro Pecuária S/A. Partindo do marco M1, deste marco segue-se divisando com a Mutum Agro Pecuária S/A, no azimute magnético de 111º26'23" e uma distância de 466,60 metros até o marco M2, onde dá-se o início desta descrição, com os seguintes azimutes magnéticos, distâncias e confrontações: Inicia-se pelo marco M2, cravado na divisa da Mutum Agro Pecuária S/A; deste marco segue-se divisando com a Mutum Agro Pecuária S/A. no azimute magnético de 21º26'13" e distância de 300,00 metros até o marco M3, cravado na divisa da Mutum Agro Pecuária S/A; deste marco segue-se divisando com a Mutum Agro Pecuária S/A, no azimute magnético de 111º26'23" e distância de 2.164,00 metros até o marco M4, cravado na divisa da Mutum Agro Pecuária S/A e margem esquerda do Córrego Bujuí; deste marco segue pela margem esquerda do Córrego Bujui e a montante numa distância sinuosa de 331,50 metros até o marco M5, cravado na margem esquerda do Córrego Bujui e divisa da Mutum Agro Pecuária S/A; deste marco segue-se divisando com a Mutum Agro Pecuária S/A, no azimute magnético de 291º26'23" e distância de 2.000,00 metros até o marco M2, fechando assim a área do polígono. CCIR 2003/2004/2005 quitado em 23/01/2006, onde consta o Código do Imóvel: 901.415.009.865-7.	498.220,68

Matrícula	Descrição do Imóvel	Valor contábil
3.040	Lote de terra rural com a área de 2,2235HA (dois hectares, vinte e dois ares e trinta e cinco centiares), desmembrado do Lote Rual nº 212-B, situado no Projeto de Colonização Mutum - 2ª Etapa, neste Município, possuindo os seguintes Limites e CONFRONTAÇÕES: NORTE: Remanescente de José Felisberto da Silva; SUL: Estrada Principal - 05; LESTE: Remanescente de José Felisberto da Silva; OESTE: Remanescente de José Felisberto da Silva; CAMINHAMENTO: Partindo-se do marco M-05 deste segue confrontando com Área Remanescente de José Felisberto da Silva com rumo de 33º07'00"SW e uma distância de 229,72 metros até o marco M-06 deste segue confrontando com Área Remanescente de José Felisberto da Silva com rumo de 33º07'00"SW a uma distância de 102,92 metros até o marco M-07 deste segue confrontando com Área Remanescente de José Felisberto da Silva com rumo de 56º53'00"SW a uma distância de 200,00 metros até o marco M-08 deste segue confrontando com Área Remanescente de José Felisberto da Silva com rumo de 33º07'00"SW a uma distância de 105,84 metros até o marco M-09 deste segue confrontando com Área Remanescente de José Felisberto da Silva com rumo de 56º53'00"SW a uma distância de 194,00 metros até o marco M-10 deste segue confrontando com Área Remanescente de José Felisberto da Silva com rumo de 33º07'00"SW a uma distância de 229,72 metros até o marco M-11 deste segue confrontando com Estrada Principal - 05 com rumo de 56º53'00"SE e uma distância de 6,00 metros até o marco M-05 ponto incial da descrição deste perímetro. CCIR 2003/2004/2005 onde consta o Código do Imóvel: 901.040.141.380-2	17.829,52
14.164	Chácara nº 179, com a área de 25.189m2, sem benfeitorias, situada no perímetro suburbano desta cidade, tendo as seguintes divisas, metragens e confrontações: ao Noter, por uma linha reta e secam com 102,66 metros de extensão e azimute 83º51'40", confronta com a chácara nº 170; ao Sul, por uma linha reta com 102,66 metros de extensão, e azimute 263º51'40", confronta com a Rua Goiás; ao Leste, por uma linha reta e seca com 245,34 metros de extensão e azimute 173º51'40" confronta com a chácara nº 180 e ao Oeste, por uma linha reta e seca com 245,34 metros de extensão e azimute 353º51'40", confronta com a chácara nº 178.	422.788,95
2.704	CHÁCARA nº 178, com a área de 25.108 m2, situada no perímetro Sub-urbano da cidade de Medianeira, sem benfeitorias, tendo as seguintes confrontações: NORTE por uma linha seca de rumo 75º15'SO, com 104,61 mts, confrontando com a chácara 169 de Angiolino Ciet; SUL por linha seca, de rumo 75º15'SO, com 104,61 mts, confrontando com uma rua de chácaras e com a chácara 214; LESTE por linha seca, de rumo 14º45'NO, com 240,40 mts., confrontando com a chácara 179 de Caríbio Patel; OESTE por linha seca, rumo 14º45'NO, com 240,40 mts., confrontando com uma Rua de Chácara e com a chácara 177.	267.026,81
2.705	SUB-CHÁCARA Nº 178, com área de 12.554 m2, sem benfeitorias do perímetro Sub-urbano desta cidade, com as seguintes confrontações: Norte, por linha seca, rumo 75º15'SO, com 104,61 m, confronta com a chácara 169; Sul por linha seca, 75º15'SO, c/ 104,61 m, confronta com parte desta mesma chácara 178 de João Mazzorana; Leste, por linha seca, 14º45'NO, com 120,20 m, confronta com a chácara 179 de Caríbio Patel e Oeste por uma estrada de chácaras rumo 14º45'NO, com 120,20 m, confronta com a chácara 177.	342.184,24

Matrícula	Descrição do Imóvel	Valor contábil
32.111	Uma parte de terras, situada neste município, na Fazenda Santa Rosa do Rochedo, com a área de 13 hectares, 75 centiares, com as seguintes divisas e confrontações: Começam no marco 01, junto à cerca de arame da BR-364; daí, com o rumo de 38º07'02"NW, vai ao marco 02, na distância de 358,22 metros; daí com o rumo de 53º06'11"NW, vai ter ao marco 03, na margem da cabeceira do Rochedo, na distância de 495,79 metros; daí, pelo referido córrego abaixo até o marco 04, junto à cerca de arame na margem esquerda, na distância de 193 metros em reta; daí, pela cerca de arame com o rumo de 12º45'59"SE, vai ao marco 05, na distância de 82 metros; daí, com o rumo de 56º49'00"SE, vai ao marco 06, na distância de 545,69 metros; daí, com o rumo de 56º49'00"SE, vai ao marco 06, na distância de 545,69 metros; daí, com o rumo de 35º29'45"SE, vai ao marco 07, junto à cerca de arame da BR-364, na distância de 207,32 metros, dividindo até aí com o mesmo imóvel; daí, segue pela cerca de arame da BR-364, com o rumo de 83º48'59"SE, vai ter ao marco 01, ponto de partida, na distância de 214,58 metros, dividindo até aí com a BR-364.	20.000,00
33.816	Imóvel: Uma parte de terras situada neste município, na Fazenda Paraíso, com a área total de 229ha, 59a, 27ca, em campos e cerrados, sendo: 192ha, 78a, 63ca, referente à parte da matrícula 13.803, e a área de 36ha, 80a, 64ca, referente à parte da matrícula 13.929, formando um todo contínuo e contíguo. Esclarecendo que a área de 62ha, 04a, 31ca, refere-se à Reserva Çegal, que encontra dento da área total de 229ha, 59a, 27ca, e está dentro das seguintes divisas e confrontações: Começa no marco no fechamento da cerca de arame do perímetro na margem esquerda do Galho da direita da Cabeceira da Vertia; daí pela Cabeceira da Vertia acima até o fechamento da cerca de arame com os seguintes rumos e distâncias: 78º20'32"NW - 55,59 metros; 89º01'06"NW - 214,14 metros; 12º05'45"NE - 376,95 metros; 60º26'34"NW - 129,57 metros; 81º25'56"NW - 254,86 metros; 24º34'57"SW - 647,28 metros; 16º37'05"SW - 1.529,74 metros; 67º43'37"SE - 91,10 metros; 22º09'12"SW - 19,32 metros; 67º16'42"SE - 301,20 metros; 76º00'07"SE - 405,64 metros; 17º13'43"SE - 5,79 metros; 16º58'11"SW - 14,43 metros; 61º18'00"SE - 20,28 metros; vai ao cruzamento com a cerca de arame do perímetro; dividindo até aí com Victor César Priori; daí reflete à esquerda, segue pela cerca de arame do perímetro com o rumo de 30º48'24"NE vai a curva da cerca de arame na distância de 2.185,58 metros; daí , pela cerca de arame com o rumo de 35º22'50"NE, vai ao fechamento da cerca de arame na margem esquerda do Galho da direita da Cabeceira da Vertia, ponto de partida; dividindo até aí com José Carlos Bueno.	572.013,96
4.603	Lote Rural nº 20-A (Parte Sub-dividida do Lote nº 20), da Gleba nº 59-FB, do Núcleo Francisco Beltrão, da Colônia Missões, situado neste município e comarca de Francisco Beltrão- Paraná 2ª CIRCUNSCRIÇÃO. Com a área de 72.600 m2 (SETENTA E DOIS MIL E SEISCENTOS METROS QUADRADOS); conforme Memorial Descritivo, assinado pelo Engenheiro Civil, Dr. Afonso Piazera Neto, inscrito no CREA sob nº 5840-0. 7ª Região, e conforme autorização fornecida pelo Instituto Nacional de Colonização e Reforma Agrária (INCRA); autorizando o desmembramento do referido imóvel, cuja Autorização tem o nº 049/78; a qual foi averbada a margem da Matrícula nº 2.135, no seu inteiro teor., tendo o referido imóvel os seguintes limites e confrontações: NORTE: Pelo Rio Santa Rosa e por uma linha seca, confronta com os lotes nºs 22 e 19, da mesma gleba. ESTE: Por uma sanga e por linha seca, confronta com os lotes nºs 20 - Área Remanescente) e com o lote nº 18, da mesma gleba. SUL: Por uma linha seca, confronta com o lote nº 20 (área remanescente), da mesma gleba. OESTE: Por umas linha seca, confronta com o lote nº 21, da mesma gleba.	0,01
5.962	Chácara n° 1-A (Um-A), Parte do Lote n° 14, da gleba n° 59-FB - do Núcleo Francisco Beltrão, da Colônia Missões, situado no Bairro Pinheirinho, nesta cidade e comarca de Francisco Beltrão - Paraná. 2ª Circunscrição. Com a área de 2.680,00 m2 (dois mil, seiscentos e oitenta metros quadrados); com os seguintes limites e confrontações: NORTE: por uma linha seca, medindo 8,00 metros, confronta com o lote n° 16 da mesma gleba. ESTE: pela Estrada que liga Francisco Beltrão a Dois Vizinhos, medindo 102,00 metros, confronta com a Chácara n° 01. SUL: por uma linha seca, medindo 57,00 metros, confronta com a Chácara n° 01. OESTE: por uma linha seca, medindo 94,00 metros, confronta com o lote n° 16, da mesma gleba.	474.536,54
6.027	Lote nº 15 (quinze) da GLEBA nº 59-FB (cinquenta e nove - FB) - do Núcleo Francisco Beltrão - Colônia Missões - situado no Povoado Santa Rosa, no município e comarca de Francisco Beltrão - Estado do Paraná. Com a área de 6.000 m2 (seis mil metros quadrados). Com os seguintes limites e confrontações: NORTE: por linhas secas confronta com o lote 16 da mesma gleba. ESTE: por linha seca confronta com o lote 14 da mesma quadra, digo gleba. SUL: por linha seca confronta com os lotes nºs 14 e 20 da mesma gleba. OESTE: por linha seca confronta com o lote 20 da mesma gleba.	0,01

Matrícula	Descrição do Imóvel	Valor contábil
6.216	Chácara nº 01, do Patrimônio Francisco Beltrão da Colônia Missões, situado no Loteamento Pinheirinho, nesta cidade e Comarca de Francisco Beltrão - 2ª circunscrição - Paraná. Com área superficial de 4.353,50 m2, e com os seguintes limites e confrontações seguintes: NORTE: por uma linha seca, medindo 57,00 metros confronta com a Chácara nº 01-A, do mesmo Patrimônio. LESTE: por uma linha seca, medindo 49,00 metros confronta com a Rodovia Francisco Beltrão a Dois Vizinhos. SUL: por uma linha seca, medindo 71,00 metros confronta com a Rua Lajes; e OESTE: por uma linha seca, medindo 27,00 metros e confronta com a Rua Pelotas, e medindo 51,00 metros confronta com os lotes nºs 15 e 16 da Gleba nº 59-FB.	0,01
6.217	Lote urbano nº 03 da Quadra nº 477, do Patrimônio Francisco Beltrão, 6ª Parte - 1ª secção da Colônia Missões, situado no Loteamento Pinheirinho, nesta cidade e Comarca de Francisco Beltrão - 2ª circunscrição - Paraná, com área superficial de 572,00 m2 (quinhentos e setenta e dois metros quadrados) e com os limites e confrontações seguintes: NORTE, por uma linha seca, medindo 35,00 metros confronta com o lote nº 15. LESTE, por uma linha seca, medindo 5,50 metros confronta com a Rua Pelotas. SUL, por uma linha seca, medindo 30,00 metros confronta com a Rua Lajes; e OESTE, por uma linha seca, medindo 26,00 metros confronta com o lote nº 02 da mesma quadra.	0,01
6.218	Lote urbano nº 1 (um) da Quadra nº 477 (quatrocentos e setenta e sete); do Patrimônio Francisco Beltrão, 6ª parte, 1ª. Secção, da Colônia Missões, situado no Loteamento Pinheirinho, nesta cidade e comarca de Francisco Beltrão - Paraná - 2ª circunscrição. Com área de 905,00 m2 (novecentos e cinco metros quadrados); com os seguintes limites e confrontações: NORTE: por uma linha seca, medindo 23,50 metros confronta com o perímetro rural. LESTE: por uma linha seca, medindo 39,00 metros confronta com o lote nº 2, da mesma quadra. SUL: por uma linha seca, medindo 20,00 metros confronta com a Rua Lajas. OESTE: por uma linha seca, medindo 51,50 metros confronta com a Rua Santana do Livramento.	310.158,41
6.219	Lote urbano nº 02 da Quadra 477 (dois da quatrocentos e setenta e sete) - Patrimônio Francisco Beltrão - Colônia Missões, situado nesta cidade e comarca de Francisco Beltrão - Estado do Paraná - 2ª circunscrição (6ª Parte - 1ª Secção). Com área de 650,00 m2 (seiscentos e cinquenta metros quadrados). Com os seguintes limites e confrontações: NORTE: por uma linha seca, medindo 23,50 metros confronta com o perímetro urbano. LESTE: por uma linha seca, medindo 26,00 metros confronta com o lote 03 da mesma quadra. SUL: por uma linha seca, medindo 20,00 metros confronta com a Rua Lajas. OESTE: por uma linha seca, medindo 39,00 metros confronta com o lote 01 da mesma quadra.	0,01
6.447	Lote rural nº 16 (dezesseis) da gleba nº 59-FB (cinquenta e nove-FB) do Núcleo Francisco Beltrão - Colônia Missões - situado no município e comarca de Francisco Beltrão - Estado do Paraná - 2ª Circunscrição - Com área de 24.000,00 m2 (vinte a quatro mil metros quadrados) - Com os seguintes limites e confrontações: NORTE: pelo Rio Santa Rosa confronta com o lote 28 da mesma gleba. ESTE: por linhas secas confronta com os lotes 13 e 14 da mesma gleba. SUL: por linhas secas, confronta com o lote 15 da mesma gleba. OESTE: por linha seca, confronta com o lote 17 da mesma gleba.	0,01
9.873	Lote rural nº 17-A (dezessete-A) - GLEBA nº59-FB (cinquenta e nove-FB) do Núcleo Francisco Beltrão, Colônia Missões, situado nesta cidade e comarca de Francisco Beltrão, Estado do Paraná. 2ª Circunscrição, com a área de 3.339,25m2, com os seguintes limites e confrontações, em conformidade com a alteração e subdivisão do imóvel, descrito no memorial descritivo assinado por Raul Mochel, Engenheiro Agrônomo, Carteira 1978-S-MA: NORTE: por linha seca confronta com o lote nº 17. LESTE: por linha seca, confronta com o lote nº 17. SUL: por linha seca, confronta com o lote nº 16. OESTE: por linha seca confronta com o lote nº 20	0,01
9.943	Lote rural nº 17-B (dezessete-B), Subdivisão do Lote nº 17, Gleba nº59-FB (cinquenta e nove-FB); do Núcleo Francisco Beltrão, da Colônia Missões, situado neste município e comarca de Francisco Beltrão, Estado do Paraná. 2ª Circunscrição. Com a área de 2.400m2, conforme alteração cadastral e Memorial Descritivo devidamente assinado por Engº Civil, devidamente inscrito no CREA, tendo o referido imóvel os seguintes limites e confrontações. NORTE: por uma linha seca, medindo 05,00 metros, confronta com a Rodovia PR-180. NORDESTE: Por uma linha seca, medindo 92,00 metros, confronta com a Rodovia-PR-180. SUL: Por uma linha seca medindo 55,00 metros, confronta com o lote nº17-A, da mesma gleba. OESTE: Por uma linha seca, medindo 80,00 metros, confronta com o lote nº 20, da mesma gleba.	0,01

Matrícula	Descrição do Imóvel	Valor contábil
15.883	Lote Urbano nº 09, da Quadra nº 894; oriundo do Loteamento do Lote nº 20-D, do Patrimônio Francisco Beltrão, da Colônia Missões, situado nesta cidade e comarca de Francisco Beltrão-Paraná. 2ª Circunscrição. Com a área de 2.149,22m2; com os seguintes limited e confrontações: NORTE: medindo 51,67 metros, confronta-se com o lote nº 08, da mesma quadra. LESTE: medindo 37,69 metros, confronta-se com a Rua Barra Mansa. SUL: Medindo 59,00 metros, confronta-se com o lote nº 20. OESTE: Medindo 40,69 metros, confronta-se com o lote nº 20-A.	0,01
15.937	Lote urbano nº 06, da quadra nº 894, oriundo do Loteamento do lote nº 20-D, do Patrimônio Francisco Beltrão, da Colônia Missões, situado nesta cidade e comarca de Francisco Beltrão-Paraná. 2ª Circunscrição, com a área de 541,69m2, conforme Memorial Descritivo fornecido pela Prefeitura Municipal desta Cidade, tendo o referido lote os seguintes limites e confrontações: NORTE: medindo 45,55m, confronta com o lote nº 05; LESTE: medindo 12,00m, confronta com a Rua Barra Mansa; SUL: medindo 45,50m, confronta com o lote nº 07; OESTE: medindo 12,50m, confronta com o lote nº 20-A.	0,01
16.424	Lote urbano nº 08 (oito), da quadra nº 894 (oitocentos e noventa e quatro), do Patrimônio Francisco Beltrão, da Colônia Missões, situado nesta cidade e comarca de Francisco Beltrão - Estado do Paraná, 2ª Circunscrição, com a área de 3.000m2 (três mil metros quadrados), conforme Memorial Descritivo fornecido pela Prefeitura Municipal desta Cidade, tendo o referido lote os seguintes limites e confrontações: NORTE: Por uma linha medindo 45,50m, confronta com o lote nº 07; LESTE: Medindo 63,31m, confronta com a Rua Barra Mansa; SUL: Medindo 51,67m, confronta com o lote nº 09; OESTE: Medindo 65,81m, confronta com o lote nº 20-A.	0,01
16.519	Consta do lote urbano nº 01 (um) da quadra nº 647 (seiscentos e quarenta e sete), do Patrimônio de Francisco Beltrão, da Colônia Missões, situado no Loteamento "Pinheirão" no Bairro Pinheirinho, nesta cidade e comarca de Francisco Beltrão, da 1ª Circunscrição - Estado do Paraná, contendo a área superficial de doze mil, novecentos e cinquenta e sete metros e cinquenta e seis decímetros quadrados (12.957,56m2), originário de fusão, possuindo os limites e confrontações seguintes: Ao NORDESTE: Por linhas sucessivas, confronta-se com o Rio Santa Rosa. Ao LESTE: Por linhas sucessivas, confronta-se com o Rio Santa Rosa. Ao SUL: Por uma linha seca, medindo 60,70 metros, confronta-se com a Rua Sapucaia. Ao OESTE: Por uma linha seca, medindo 334,00 metros e mais outra linha medindo 11,00 metros, confronta-se com a Avenida Amazonas. Os limites e confrontações supra foram aprovados e fornecidos pelo Departamento de Edificações e Urbanismo da Prefeitura Municipal desta cidade.	26.684,12
16.520	Consta o Lote Urbano nº 16 (dezesseis) da Quadra nº 648 (seiscentos e quarenta e oito), do Patrimônio da cidade de Beltrão, da Colônia Missões, situado no Loteamento Pinheirão" no Bairro Pinheirinho, nesta cidade e comarca de Francisco Beltrão, da 1ª Circunscrição - Estado do Paraná, contendo a área superficial de treze mil, quarenta e quatro metros e setenta e oito decímetros quadrados (13.044,78m2), originário de fusão, possuindo os limites e confrontações seguintes: Ao NORTE: Por uma linha seca, medindo 12,37 metros, confronta-se com o Rio Santa Rosa e mais uma linha de 4,24 metros confronta com a Avenida Amazonas. Ao OESTE: Por uma linha seca, medindo, 318,00 metros, confronta-se com a Avenida Amazonas, medindo 318,00 metros, confronta-se com a Avenida Amazonas. Ao OESTE: Por uma linha seca, medindo 318,00 metros, confronta-se com a Avenida Amazonas. Ao SUL: Por linhas secas, medindo 12,00 metros e mais uma linha de 24,00 metros, confronta-se com os lotes nºs 14 e 15 da mesma quadra. Ao SUDOESTE: Por uma linha seca, medindo 33,94 metros, confronta-se com os lotes nºs 12 e 13 da mesma quadra. Ao OESTE: Por uma linha sucessiva, confronta-se com o Rio Santa Rosa. Os limites e confrontações supra, foram aprovados e fornecidos pelo Departamento de Edificações e Urbanismo da Prefeitura Municipal desta cidade.	0,01
16.598	Lote urbano nº 04 (quatro), da quadra nº 894 (oitocentos e noventa e quatro), do Patrimônio de Francisco Beltrão, da Colônia Missões, situado no Loteamento de Adir Zanini, nesta Cidade e Comarca de Francisco Beltrão, Estado do Paraná, 2ª Circunscrição, com área de 541,69m2 (quinhentos e quarenta e um metros e sessenta e nove decímetros quadrados), conforme Memorial Descritivo fornecido pela Prefeitura Municipal, tendo o referido lote os seguintes limites e confrontações: NORTE: por uma linha medindo 45,55m, confronta com o lote nº 03 da mesma quadra; LESTE: por uma linha medindo 12,00m, confronta com a Rua Barra Mansa; SUL: por uma linha medindo 45,55m, confronta com o lote nº 05 da mesma quadra; OESTE: por uma linha medindo 12,50m, confronta com o lote nº 20-A.	380.513,65

Matrícula	Descrição do Imóvel	Valor contábil
16.686	Lote urbano nº 01 (um), da Quadra nº 894 (oitocentos e noventa e quatro), do Patrimônio de Francisco Beltrão, da Colônia Missões, situado nesta Cidade e Comarca de Francisco Beltrão, Estado do Paraná, 2ª Circunscrição, com área de 1.090,22m2 (hum mil, noventa metros e vinte e dois decímetros quadrados), com os seguintes limites e confrontações: NORTE: medindo 44,00m, confronta-se com o lote 20-B; LESTE: medindo 22,00m, confronta-se com a Rua Barra Mansa; SUL: medindo 45,70m, confronta-se com o lote 02; OESTE: medindo 29,50m, confronta-se com o lote 20-A.	0,01
16.709	Lote urbano nº 02 (dois), da Quadra nº 894 (oitocentos e noventa e quatro), do Patrimônio de Francisco Beltrão, da Colônia Missões, situado no loteamento de Adir Zanini, nesta Cidade e Comarca de Francisco Beltrão, Estado do Paraná, 2ª Circunscrição, com área de 571,45m2 (quinhentos e setenta e um metros e quarenta e cinco decímetros quadrados), conforme Memorial Descritivo fornecido pela Prefeitura Municipal, tendo o referido lote os seguintes limites e confrontações: NORTE: por uma linha medindo 45,705m, confronta com o lote nº 01 da mesma quadra; LESTE: por uma linha medindo 13,00m, confronta com a Rua Barra Mansa; SUL: por uma linha medindo 45,60m, confronta com o lote nº 03 da mesma quadra; OESTE: por uma linha medindo 13,00m, confronta com o lote nº 20-A.	43.916,84
16.799	Lote urbano nº 07 (sete), da Quadra nº 894 (oitocentos e noventa e quatro), do Patrimônio de Francisco Beltrão, da Colônia Missões, situado nesta Cidade e Comarca de Francisco Beltrão - Paraná, 2ª Circunscrição, com área de 541,37m2 (quinhentos e quarenta e um metros e trinta e sete decímetros quadrados), com os seguintes limites e confrontações: NORTE: medindo 45,405 metros, confronta-se com o lote nº 06. LESTE: medindo 12,00 metros, confronta-se com a Rua Barra Mansa. SUL: medindo 45,50 metros, confronta com o lote nº 08. OESTE: medindo 12,50m, confronta-se com o lote nº 20-A.	0,01
16.943	Consta do lote rural nº 21-C (vinte e um-C), originário da Subdivisão do antigo Lote Rural nº 21-Remanescente, da Gleba nº 58-F.B. da Colônia Missões, situado neste Município e Comarca de Francisco Beltrão, da 1ª Circunscrição, Estado do Paraná, contendo a área superficial de sessenta mil e quinhentos metros quadrados (60.500,00m2), com os limites e confrontações seguintes: ao NORTE: por uma linha seca, confronta-se com a Rodovia PR-180 e com o lote nº 21 da mesma gleba. Ao LESTE: pelo Rio Santa Rosa, confronta-se com a Gleba nº 59-F.B. Ao SUL: Pelo Rio Santa Rosa, confronta-se com o lote nº 20 da mesma gleba. Ao OESTE: Por uma linha seca, confronta-se com o lote nº 21 da mesma gleba. Limites e confrontações de conformidade com o mapa e memorial descritivo, fornecidos pela Engª Civil - Dra. Aurilne Marcia L. Furlan - CREA/PR nº 20529-D.	725.621,81
17.048	Lote nº 22-A, da Gleba nº 59-FB, do Núcleo de Francisco Beltrão, da Colônia Missões, situado na área de expansão urbana desta Cidade, conforme Lei Municipal nº 897/81 de 04/12/91, nesta Cidade e Comarca de Francisco Beltrão, Estado do Paraná, 2ª Circunscrição, trata-se de unificação dos lotes nºs 23-A e 22-A, com áreas de 33.000,00m2 e 132.000,00m2, formando assim um único imóvel com área total de 165.000,00m2, conforme alteração cadastral e Memorial descritivo assinado pelo Técnico em agrimensura Sr. Davi Aurélio Lorenzetti, inscrito no CREA sob nº 964-TD, e autorizado pela Prefeitura Municipal desta Cidade, tendo o referido lote os seguintes limites e confrontações: NORDESTE: Pela Rodovia PR-180, confronta, com os lotes nº 22-D, 22-C, 22-B, 22 e 23 da mesma gleba; SUDESTE: Pelo Rio Santa Rosa, confronta com os lotes nº 19, 18 e 20 da mesma gleba; SUDOESTE: Pelo Rio Santa Rosa, confronta com os lotes nºs 20 e 21 da mesma gleba; NOROESTE: Por linha seca, confronta com o lote nº 21-C da gleba nº 58-FB. Descrição do Perímetro: Partindo do Ponto nº 01, situado junto a Rodovia PR-180, na divisa com o lote nº 21-C, da gleba nº 58-FB, com azimute de 204º25'09" e medindo 154,67m, confronta com o lote nº 21-C da gleba nº 58-FB, até o ponto 02, situado à margem esquerda do Rio Santa Rosa; daí segue a jusante do referido Rio, por 1.168,78m, e confrontando por ele, com os lotes nº 21 e 20, até o ponto 15, situado na confluência do Rio Santa rosa com a Rodovia PR-180, daí segue por esta Rodovia, no rumo Noroeste, por 699,82, e confrontando pela mesma, com os lotes nºs 23, 22, 22-B, 22-C, 22-D, até o ponto nº 01, início da descrição deste perímetro.	2.887.230,79
17.958	Lote Urbano n° 05 da quadra n°894 (oitocentos e noventa e quatro), localizado no loteamento de Adir Zanini, na Cidade de Francisco de Beltrão, com área de 541,99m² (quinhentos e quarenta e um metros e noventa e nove decímetros quadrados.) e com os seguintes limites e confrontações: NORTE: Por uma linha medindo 45,5 5 metros, confronta com o lote n° 04 da mesma quadra; LESTE: Por uma linha seca medindo 12,00 metros, confronta a Rua Barra Mansa; SUL: por uma linha seca medindo 45,55 metros, confronta com o lote n° 06 da mesma quadra; OESTE: Por uma linha medindo seca medindo 12,50 metros, confronta com o lote n° 20-A	0,01

Matrícula	Descrição do Imóvel	Valor contábil
	23 da mesma quadra - Ao NOROESTE - Por uma linha seca, medindo 12,00 m confronta com a Rua Amazonas.	
19.983	Consta do lote urbano n° 26 (vinte e seis) da quadra n° 643 - (seiscentos e quarenta e três) localizado no loteamento Pinheirão, Bairro Pinheirinho, no município de Francisco Beltrão, contento área superficial de trezentos e sessenta metros quadrados (360,00 m2), com os limites e confrontações seguintes: NORDESTE -por uma linha seca, medindo 30,00 metros confronta com o lote n° 29 da mesma quadra - Ao SUDESTE - por uma linha seca, medindo 12,00 metros, confronta com a Rua Amapá. - Ao SUDOESTE - Por uma linha seca medindo 30,00 m confronta com o lote nº 24 da mesma quadra - Ao NOROESTE - Por uma linha seca, medindo 12,00 m confronta com o lote nº 25 da mesma quadra.	0,01
19.984	Consta do lote urbano n° 27 (vinte e sete) da quadra n° 643 - (seiscentos e quarenta e três) localizado no loteamento Pinheirão, Bairro Pinheirinho, no município de Francisco Beltrão, contento área superficial quatrocentos e dezesseis metros quadrados (416,00 m2), com os limites e confrontações seguintes: NORDESTE -por uma linha seca, medindo 16,00 metros confronta com a Rua Sapucaia- Ao SUDESTE - por uma linha seca, medindo 26,00 metros, confronta com o lote nº 28 da mesma quadra. - Ao SUDOESTE - Por uma linha seca medindo 16,00 metros confronta com o lote nº 25 da mesma quadra - Ao NOROESTE - Por uma linha seca, medindo 26,00 metros confronta com a Rua Amazonas.	0,01
19.985	Consta do lote urbano n° 28 (vinte e oito) da quadra n° 643 - (seiscentos e quarenta e três) localizado no loteamento Pinheirão, Bairro Pinheirinho, no município de Francisco Beltrão, contento área superficial trezentos e sessenta e quatro metros quadrados (364,00 m2), com os limites e confrontações seguintes: NORDESTE -por uma linha seca, medindo 14,00 metros confronta com a Rua Sapucaia- Ao SUDESTE - por uma linha seca, medindo 26,00 metros, confronta com o lote nº 29 e 30 da mesma quadra. - Ao SUDOESTE - Por uma linha seca medindo 14,00 metros confronta com o lote nº 25 da mesma quadra - Ao NOROESTE - Por uma linha seca, medindo 26,00 metros confronta com o lote 27 da mesma quadra.	0,01
19.986	Consta do lote urbano n° 29 (vinte e nove) da quadra n° 643 - (seiscentos e quarenta e três) localizado no loteamento Pinheirão, Bairro Pinheirinho, no município de Francisco Beltrão, contento área superficial trezentos e sessenta	0,01
19.987	Consta do lote urbano n° 30 (trinta) da quadra n° 643 - (seiscentos e quarenta e três) localizado no loteamento Pinheirão, Bairro Pinheirinho, no município de Francisco Beltrão, contento área superficial quatrocentos e vinte	0,01
25514	Lote 20 Area remanescente - Subdivisão do lote n° 20, da gleba N. 59-FB (Cinquenta e Nove -FB), situado dentro do perímetro urbano, da Colônia Missões, situado na cidade e comarca de Francisco Beltrão -PR, 2ª Circunscrição, com área de 29.024,37 (vinte e nove mil e vinte e quatro metros e trinta e sete centímetros quadrados), tendo o referido lote os seguintes limites confrontações: NORTE por uma linha seca medindo 302,12m e medindo 8,14m, confronta com a Rua Lages; LESTE: Por linhas secas e retas, medindo 48,82m e 21,52m, confronta com o lote n.20-K, medindo 56,57m e 4,08m, confronta com o Lote N. 20-E, medindo 29,68m e 38m40m confronta com o lote N 20-1 E lote n.20-E, medindo 50,18m, confronta com o lote 20-K, todos da mesma gleba; SUDOESTE: Por linhas secas e retas, medindo 59,58m, 108,00m, 28,00m, 16,00m, 17,82m e 15,81m, confronta respectivamente com os lotes Ns. 20-1; Rua São Cristóvão; lote N. 20-K; Rua São Cristóvão e lotes Ns. 20-C e 20-J, todos da mesma gleba. NOROESTE: Por linhas secas, medindo 50,18m, 30,00m e 57,81m, confronta respectivamente com os lotes Ns. 20-KA; 20-K;20-J da mesma gleba e os lotes Ns. 02;03;04 e 05 da mesma quadra N. 635.	3.402.361,29
25515	Lote 20 - I -1 (vinte - I -um) Area remanescente - Subdivisão do lote n° 20-I, da gleba N. 59-FB (Cinquenta e Nove -FB), situado dentro do perímetro urbano, da Colônia Missões, situado na cidade e comarca de Francisco Beltrão -PR, 2ª Circunscrição, com área de 2.350,00 (dois mil e trezentos e cinquenta metros quadrados), tendo o referido lote os seguintes limites confrontações: NORTE por uma linha seca e reta medindo 242,46m, confronta com o lote n° 20-A da mesma quadra; SUL: Por uma linha seca e reta, medindo 242,46m, confronta com o lote N. 20-I (área remanescente) da mesma gleba; OESTE: Por uma linha seca e reta, medindo 20,08m, confrontando com os lotes Ns. 05 e 06 da quadra.	288.626,53

Matrícula	Descrição do Imóvel	Valor contábil
25.918	Consta do lote urbano n° 05-D (cinco D) da quadra n° 643 - (seiscentos e quarenta e três) localizado no loteamento Pinheirão, Bairro Pinheirinho, no município de Francisco Beltrão, contento área superficial quatrocentos e dois metros e trinta e quatro centímetros quadrados (402,34 m2), com os limites e confrontações seguintes: NORDESTE: Por uma linha seca e reta, medindo 20,37 metros confronta com o Lote n° 10 da mesma quadra- Ao SUDESTE/SUL: Por linhas secas, medindo 13,27 metros, confronta com a Ru Amapá e medindo 10,20 metros com e 9,22 metros confronta com coma a Área de Preservação Permanente; Ao SUDOESTE - Por uma linha seca e reta medindo 5,45 metros confronta com o lote nº 05C da mesma quadra - Ao NOROESTE - Por uma linha seca, medindo 25,00 metros, confronta com o lote n°05 - remanescente da mesma quadra.	25.374,63
33.380	Consta do lote urbano n° 20 -H - Remanescente, originário da Subdivisão do antigo lote 20-H da Gleba n° 59 - F.B Localizado no loteamento Pinheirão, Bairro Pinheirinho, no município de Francisco Beltrão, contento área superficial de seis mil, cento e trinta e seis metros e oitenta e cinco centímetros quadrados (6.136,85m2), com os limites e confrontações seguintes: NORTE -por uma linha seca, medindo 73,69 metros, confronta com o lote 20 - D da mesma gleba e 09 da quadra 894. LESTE: Por linha seca e reta medindo 89,89 metros, confronta com a Rua Barra Mansa. SUL: Por linha seca e reta medindo 89,59 metros confronta com o lote 20-H-1, área desmembrada da mesma gleba. OESTE: Por linha seca e reta medindo 67,41 metros, confronta com o lote n° 20-I da mesma gleba.	767.419,83
33.381	Consta do lote urbano n° 20 -H - 1 Remanescente, originário da Subdivisão do antigo lote 20-H da Gleba n° 59 - F.B Localizado no loteamento Pinheirão, Bairro Pinheirinho, no município de Francisco Beltrão, contento área superficial de um mil, duzentos e setenta e oito metros e trina e um centímetros quadrados (1.278,31m2), com os limites e confrontações seguintes: NORTE -por uma linha seca, medindo 89,59 metros, confronta com o lote 20 - H (remanescente) da mesma gleba. -. LESTE: Por linha seca e reta medindo 14,07 metros, confronta com a Rua Barra Mansa. SUL: Por linha seca e reta medindo 93,09 metros confronta com o lote 20-G da mesma gleba, área desmembrada da mesma gleba. OESTE: Por linha seca e reta medindo 14,16 metros, confronta com a Rua Lages.	157.182,40
2.564	LOTE RURAL Nº 26 da GLEBA Nº 63-FB, do Núcleo Francisco Beltrão, da Colônia Missões situado no município de Santa Izabel do Oeste, nesta comarca de Francisco Beltrão - Paraná. 2ª CIRCUNSCRIÇÃO - Com a área de 10.000m2 (DEZ MIL METROS QUADRADOS) Com os seguintes limites e confrontações: ESTE - Por linhas secas sucessivas confronta com o lote nº 29 da mesma gleba. SUL - Pelo arroio confronta com o lote nº 19 da mesma gleba. NOROESTE - Por linha seca confronta com o lote nº 27 da mesma gleba.	14.260,03
2.563	LOTE RURAL Nº 6 da GLEBA Nº 63-FB, do Núcleo Francisco Beltrão, da Colônia Missões situado no município de Enéas Marques, nesta comarca de Francisco Beltrão - Paraná. 2ª CIRCUNSCRIÇÃO - Com a área de 5.000m2 (CINCO MIL METROS QUADRADOS) Com os seguintes limites e confrontações: NORDESTE - Pelo arroio Alto Bela Vista, confronta com terras da gleba nº 64-FB. ESTE - Por linhas secas confronta com o lote nº 29 da mesma gleba. SUDOESTE - Por linhas secas confronta com o lite nº 4 da mesma gleba. NOROESTE - Por linha seca confronta com o lote nº 5 da mesma gleba. Distribuído sob nº 1.267.	7.130,06
9.751	Lote rural nº 28, remanescente da Gleba nº 63-FB do Núcleo Francisco Beltrão - Colônia Missões - situaado no Município de Enéas Marques - Comarca de Francisco Beltrão, com área de 1.250.000,00 m2 (hum milhão, duzentos e cinquenta mil metros quadrados).	1.782.504,22
16.833	Lote urbano 0, da quadra nº894, do Patrimônio de Franciso Beltrão, da Colonia Missões, situado no Loteamento de Adir Zanini, nesta Cidade e Comarca de Francisco Beltrão, Estado do Paraná, 2ª Circunscrição, com área de 570,47m², conforme Memorial descritivo fornecido pela Prefeitura Municipal, tendo o referido lote os seguintes limites e confrontações: NORTE: por uma linha medindo 45,55m, confronta com o lote nº 02 da mesma quadra: LESTE: Por uma linha medindo 13m, confronta com a Rua Barra Mansa; SUL: Por uma linha medindo 13m, confronta com o lote nº 20-A. REGISTRO ANTERIOR: sob nº R-3-M13.878, fls 01 vº, livro 02, deste 2º Ofício.	0,01

Matrícula	Descrição do Imóvel	Valor contábil
4.769	Lote nº 11 (onze), da subdivisão particular do imóvel formado por parte da gleba nº 3 (três), da Fazenda Perseverança, localizado no Distrito Judiciário do Município e Comarca de Marmeleiro, Estado do Paraná, com a área de 2.266..670,00 m2 (dois milhões, duzentos e sessenta e seis mil, seiscentos e setenta metros quadrados), equivalentes à 93,66 alqueires paulistas, ou sejam, 226,667 ha, composto por terras para cultura, com matas, dentro das seguintes divisas e confrontações: Começa em um marco colocado a margem esquerda do Rio Mermeleiro junto a 20,00 m de uma cerca de arame; deste marco, por uma linha de 20,00 m da cerca, rumo 88°52 NW e 581,00 m de distância até atingir uma estrada onde foi colocado o marco; deste, pela estrada que demanda a cidade de Marmeleiro até atingir outro marco na margem direita do mesmo caminho, com rumo básico de 10º24 NE e 542,90 m deste defletindo para a direita com o rumo de 77º59 NE e distância de 186,80 m até o outro marco; deste por linha reta e seca com o rumo inicial de 4º59 NE e distância de 516,00 m até atingir outro marco; deste defletindo para a direita com o rumo básico de 84,38 SE e distância de 398,10 m até outro marco; deste, defletindo para a direita com o rumo básico de 84º38 SE e distância de 398,10 m até outro marco; deste, defletindo para a esquerda com o rumo de 5º28 ME e distância de 113,00 m onde atinge outro marco colocando a direita da estrada vicinal que demanda Marmeleiro; daí pela mesma estrada no sentido de Marmeleiro e distância de 385,00 m onde atinge outro marco; deste por linha reta e seca com o rumo de 76º17 SE e distância de 517,00 m até outro marco; deste ainda em linha reta e seca com o mesmo rumo de 4º48 NE e distância de 514,00 m até outro marco, confrontando desde o início desta descrição com terrenos da mesma Fazenda e de propriedade da SAIMA; do marco anterior , com o rumo básico de 85º28 SE e distância de 1.137,80 m onde atinge o Rio Lambari, confrontando nesta linha com Lino Perin, atravessando o rio citado e mesmo rumo e distância de 761,50 m até atingir a margem esquerda do Rio Marmeleiro, onde foi colocado um marco, confrontando neste trecho com Assis Gabriel Bandeira; deste marco, subindo do Rio, medindo 677,10 m onde atinge a foz do Rio Lambari com o Rio Marmeleiro; desta foz ainda pelo Rio Marmeleiro acima, medindo pelo levantamento 4.247,00 m, onde atinge o marco inicial desta descrição, confrontando nas margens do Rio Marmeleiro com Vitorino P. Menegusso, Pedro Luiz e José Luiz, sucessivamente.	4.269.917,02
2.565	LOTE RURAL Nº 29 da GLEBA Nº 63-FB, do Núcleo Francisco Beltrão, da Colônia Missões situado no município de Enéas Marques, nesta comarca de Francisco Beltrão - Paraná. 2ª CIRCUNSCRIÇÃO - Com a área de 1.350.000m2. Com os seguintes limites e confrontações: NORDESTE - Pelo arroio Alto Bela Vista, confronta com o lote nº 28 da mesma gleba e com terras da gleba nº 64-FB. ESTE - Pelo Arroio Alto Bela Vista, e por linhas secas sucessivas confronta com o lote nº 28 da mesma gleba. SUL - Por linhas secas sucessivas, confronta com os lotes nºs 30, 25, 24 e 23 e pelo arroio, confronta com os lotes nºs 23 e 19 da mesma gleba. OESTE - Por linhas secas sucessivas confronta com os lotes nºs 26 e 27 da mesma gleba. NORDESTE - Por linhas secas confronta com os lotes Nºs 4 e 5 da mesma gleba.	1.925.104,60
25.228	Uma parte de terras, situada neste município, na Fazenda Lageado, lugar denominado "Esplanada", com a área de 20 hectares ou 200.000m2 em campos, que está dentro das seguintes divisas: Começa em um marco cravado na extremidade de uma cerca de arame na nascente de uma cabeceira, na confrontação com Patrocínia Almeida Magalhaes; daí, pela referida cabeceira abaixo, vai ter ao marco na margem direita da dita cabeceira, na distância de 142 metros projetados em reta, até aí confrontando pela cabeceira, com Patrocínia Almeida Magalhaes; dai, com o rumo de 75° 21' 20" NW, vai ter ao marco na distância de 388,10 metros; daí, com o rumo de 46° 20' 31" NW, vai ter ao marco junto da cerca da rodovia BR-060, na distância de 483,10 metros, até aí confrontando com a área remanescente; dai, pela cerca de arame da rodovia BR-060, sentido Jatai/Goiânia, com o rumo de 72° 55' 55" NE, vai ter ao canto da cerca, na distância de 32,70 metros; daí, pela cerca, com o rumo de 73° 24' 52" NE, vai ter ao canto da cerca, na distância de 101,90 metros; daí, com o rumo de 70° 58' 33" NE, vai ter ao canto da cerca, na distância de 40,60 metros; daí, com o rumo de 68° 58' 49" NE, vai ter ao canto da cerca, na distância de 65,30 metros; daí, com o rumo de 65° 00' 28" NE, vai ter ao canto da cerca, na distância de 54,40 metros; daí, com o rumo de 61° 14' 29" NE, vai ter ao marco no canto da cerca, na distância de 58,10 metros, até aí confrontando com a faixa da rodovia BR-060; daí, com o rumo de 78° 38' 28" SE, vai ter ao marco no canto da cerca, na distância de 224,90 metros, até aí confrontando com Victor Cesar Priori; daí, com o rumo de 12° 58' 20" SE, vai ter ao marco cravado na nascente da cabeceira, na distância de 411 metros, até aí confrontando com Patrocínia Almeida Magalhaes, ponto que teve inicio estes limites e confrontações. Cadastrada no INCRA sob n° 933 031 009 733 3, com a área de 1.240,4 hectares. CCIR n° 17034.	50.000,00

Matrícula	Descrição do Imóvel	Valor contábil
	e confrontações seguintes: NORTE: pelo asfalto que liga Dois Vizinhos à Francisco Beltrão, confrontando com a chácara nº01 do mesmo Patrimônio. NORDESTE: por linhas secas sucessivas, confrontando com as chácaras nº 04, 03, 05 e 23 do mesmo Patrimônio. LESTE: por uma linha seca, confrontando com as chácaras nº 23 e 24 do mesmo Patrimônio. SUL: por uma linha seca, confrontando com o lote 77-A da gleba 23-DV. OESTE: por uma linha seca, confrontando com a chácara nº 01-B do mesmo Patrimônio.	
9.865	O lote de terras rural denominado Chácara sob o nº 01-B (hum-B), do Patrimônio Dois Vizinhos, Colônia Missões, do município e Comarca de Dois Vizinhos-PR, com a área de 7,80ha, ou 78,00m2 (setenta e oito mil metros quadrados), contendo as seguintes benfeitorias: a) Um prédio de alvenaria, destinado para Portaria, com a área de 18,50m2; b) Um Prédio de alvenaria, destinado para Departamento Pessoal, com a área de 195,00m2, com os limites e confrontações seguintes: NORTE: pelo asfalto que liga Dois Vizinhos a Francisco Beltrão, confrontando com a chácara nº 01 do mesmo Patrimônio. LESTE: por uma linha seca confrontando com a chácara nº 01-A, do mesmo Patrimônio. SUL: por uma linha seca, confrontando com o lote nº 77-A, da gleba nº 23-DV. OESTE: por uma linha seca, confrontando com o lote nº 76-B da gleba 23-DV.	73.856,48
41.729	O lote de terras, denominado Chácara nº 24-A (vinte e quatro-A), do Patrimônio Dois Vizinhos, Colônia Missões, do município e Comarca de Dois Vizinhos-PR, com a área de 68.000m2 (sessenta e oito mil metros quadrados), com os limites e confrontações seguintes: NORTE: Por uma linha reta medindo 92,45m, confronta com o loteamento Jardim Scheid 03, por uma linha reta, medindo 68,67m, confronta com a chácara nº24-A-1, por uma linha reta, medindo 233,81m, confronta com a chácara nº 24-A-1 e com a chácara nº 24-A-2 e por uma linha reta medindo 75,05m, confronta com a chácara 24-A-1 do Patrimônio Dois Vizinhos. ESTE: Por linhas retas, medindo 172,32m e 54,40m confronta com a chácara nº 24-A-1 do Patrimônio Dois Vizinhos, e por outra linha reta, medindo 176,16m, confronta com o loteamento Jardim Sheid 03. SUL: Por uma linha reta, medindo 280,86m, confronta com terras da gleba 23-DV, medidas pelo GETSOP e por outra linha reta, medindo 185,40m, confronta com a chácara nº 24 do Patrimônio Dois Vizinhos, Imóvel Missões. OESTE: Por uma linha reta medindo 255,46m, confronta com a chácara nº 01 do patrimônio Dois Vizinhos.	67.253,94
41.730	O lote de terras, denominado Chácara nº 24-A-1 (vinte e quatro-A-um), do Patrimônio Dois Vizinhos, Colônia Missões, do município e Comarca de Dois Vizinhos-PR, com a área de 47.700m2 (quarenta e sete mil e setecentos metros quadrados), com os limites e confrontações seguintes: NORTE: Por linhas sucessivas, medindo 35,00m, 15,63m e 230,67m, confronta com a rua Pernambuco, por outra linha reta, medindo 105,34m, confronta com o loteamento Jardim Scheid 02. ESTE: Por linhas sucessivas, medindo 64,94m e 59,24m, confronta com o loteamento Jardim Scheid 02, por uma linha reta medindo 14,72m, confronta com o loteamento Jardim Scheid 02, por uma linha reta medindo 53,98m, confronta com a chácara nº24-A-2, do Patrimônio Dois Vizinhos e por outra linha reta medindo 54,87m, confronta com a chácara nº 24-A-1 do Patrimônio Dois Vizinhos. SUL: Por linhas retas, medindo 68,67m, 126,36m, 14,17m e 75,05m, confronta com a chácara nº 24-A, do Patrimônio Dois Vizinhos e por outra linha reta, medindo 103,17m, confronta com a chácara nº 24-A-2, do Patrimônio Dois Vizinhos, Imóvel Missões. OESTE: por uma linha reta medindo 54,88m, confronta com a chácara nº 24-A-2 do Patrimônio Dois Vizinhos, e por linhas retas, medindo 54,40m e 172,32m, confronta com a chácara nº 24-A do Patrimônio Dois Vizinhos.	47.318,30
2.760	O lote de terras rural sob o nº 42 (quarenta e dois), da Gleba nº 43-DV, do Núcleo Dois Vizinhos, Colônia Missões, do município e comarca de Dois Vizinhos-PR com a área de 89,20 ha, ou 892.000 m2 (oitocentos e noventa e dois mil metros quadrados), com os limites e confrontações seguintes: NORTE: por uma água, confronta com os lotes nº s 43 e 44 da mesma gleba. LESTE: por linhas sucessivas e por uma água, confronta com o lote n º 38 da mesma gleba. SUDESTE: por linhas secas sucessivas, confronta com o lote 41 da mesma gleba. SUL/E/SUDOESTE/OESTE: pelo Rio Canoas, confronta com a gleba nº 49-FB.	1.271.994,96

Matrícula	Descrição do Imóvel	Valor contábil
6.083	O lote de terras rural sob o nº 22-A (vinte e dois-A), da Gleba nº 49-FB, do Núcleo Francisco Beltrão, Colônia Missões, do município e Comarca de Dois Vizinhos-PR, com a área de 12,10 ha, ou 121.000 m2 (cento e vinte metros quadrados), com os limites e confrontações seguintes: NORTE: pelo Rio Cnoas, confronta com terras da gleba nº 43-DV. ESTE: pelo Rio Canoas, confronta com terras da gleba nº 43-DV. SUL: pelo Rio Canoas, confronta com terras da gleba nº 43-DV. SUDOESTE: por uma linha seca e reta, confronta com o lote nº 22, da mesma gleba.	172.546,44
8.692	O lote de terras rural, sob o n° 11 (onze), da Gleba n° 49-FB, do Núcleo Francisco Beltrão, Colônia Missões, do município e Comarca de Dois Vizinhos-PR, com a área de 26,30 ha, ou 263.000 m2 (duzentos e sessenta e três mil metros quadrados), com os limites e confrontações seguintes: NORDESTE: por linhas secas e sucessivas, confronta com o lote n° 09. SUDESTE: por linhas secas e sucessivas, confronta com os lotes n°s 10, 21, 20 e 19. SUDOESTE: por linhas secas e sucessivas, confrontando com os lotes n°s 14, 13 e 12. NOROESTE: por linhas secas sucessivas, confrontando com o lote n° 08.	316.976,59
2.755	O lote de terras rural sob o n° 09 (nove), da Gleba n° 49-FB, do Núcleo Francisco Beltrão, Colônia Missões, do município e comarca de Dois Vizinhos-PR com a área de 53,50 ha, ou 535.000 m2 (quinhentos e trinta e cinco mil metros quadrados), com os limites e confrontações seguintes: NORTE/ESTE/SULESTE: pelo Rio Canoas, confronta com terras do Getsop. SULESTE: por linhas secas sucessivas, confronta com o lote n º 11 da mesma gleba. NOROESTE: por um córrego, confronta com o lote nº 08 da mesma gleba.	762.911,71
33.352	Imóvel urbano, atualmente constituído pelo lote nº 4, da quadra 2031, setor 23, zona 44, numerações administrativas, do Bairro Salgado Filho, nesta cidade de Caxias do Sul, o qual anteriormente fazia parte do lote rural nº 14, do Travessão Santa Tereza com frente ao Norte, a uma rua sem denominação oficial, distando aproximadamente 244,65m da esquina com outra rua sem denominação oficial, codificada sob nº 44-23.05, no quarteirão formado pelas citadas vias, mais Estrada Federal BR-116, Avenida Salgado Filho, limite do Aeroporto Municipal e quadras 3067, 1391, 1389, 942, 923 e 954, contendo as seguintes benfeitorias, um prédio de alvenaria, destinado a escritório, com a área construída de 203,00m2; um prédio de alvenaria de um pavimento, destinado a imcubatório com a área construída de 1.501,41m2, e uma casa de madeira, para moradia cujo terreno possui a área total de 31.229,00m2, medindo e confrontando: ao Norte, por 226m35 com uma rua sem denominação oficial, da quadra 3067; e a segunda de 89m40 com terras de Ito Franken; ao Leste, por oitenta e cinco metros e vinte centímetros (85m20), com o lote 46, de Angelo Marcon e outros, onde se localiza o Travessão Santa Tereza; ao Sudoeste, por 93m20 por duas linhas, com terras de Ito Franken; ao Noroeste, por 93m00 com o lote 7 de Aleutes Pereira, outra ou seja, a segunda linha de 35m80 com o lote nº 81 de Aviário Franken Ltda.; a terceira Linha de 30m30 e a quarta ou última linha de 12m10, ambas com o lote 81 de Aviário Franken Ltda. possui ainda dito terreno, outra linha Norte de 8m30 com o lote nº 9 de Aviario Franken Ltda.	72.467,34
26.264	O terreno rural situado à margem da estrada para Tainha, município de Carambeí, na comarca de Castro, com a área de 29.125,00 metros quadrados, equivalentes a 2,9125 hectares, confrontando ao Nordeste na distância de 448,00 metros, com o arroio Lajeado Bonito; ao Sudeste onde mede 153,88 metros, no azimute de 250º39'09", com terreno de Herman Maarten van Westering, ao Oeste, onde mede 429,10 metros e diversos azimutes, com terrenos de BRF - Brasil FoodsS/A; e ao Noroeste, onde mede 98,00 metros, com a estrada municipal para Tainha.	108.356,43
23.221	Terreno rural situado no lugar denominado "Charco", neste município e comarca, com a área de 173.644,30 metros quadrados, com a descrição do caminhamento e confrontações seguintes.	235.367,65
12.583	O terreno situado no lugar denominado Tainhas, na colônia Carambeí, distrito de Carambeí, neste município e comarca, desmembrado do lote de terreno rural sob nº 1, com a área de 1.500,00 metros quadrados, com as divisas, limites e confrontações seguintes: da estaca inicial 0=PP, que ficou cravada à margem esquerda do rio São João, em frente ao terreno pertencente a Sanepar, segue-se o rio São João a montante em 25,00 metros, na confrontação com o terreno pertencente a Sanepar; daí, segue sempre ao longo de linhas secas, nos rumos de 47º30'SE; 42º30'SW e 47º30'NW, com as respectivas distâncias de 60,00; 25,00 a 80,00 metros, na confrontação com o terreno pertencente a Reinaldo Alfredo Gehrmann, fechando assim o perímetro, sem benfeitorias.	6.788,19

Matrícula	Descrição do Imóvel	Valor contábil
	Agropecuária Batavo Ltda., até alcançar a estaca inicial, fechando assim o perímetro, sem benfeitorias.	
12.548	O terreno situado no Núcleo Colonial Carambeí, distrito de Carambeí, neste município e comarca, desmembrado do imóvel denominado Chácara Camila, com a área de 589,48 metros quadrados, com a descrição do caminhamento, rumos, distâncias e divisas seguintes: da estaca inicial (11), cravada na confrontação com as terras pertencentes à Cooperativa Agropecuária Batavo Ltda., e Siebe Petrus Greidanus, segue o caminhamento nos rumos de 88º20,0'NW e 09º56,2ºSE e distâncias respectivas de 15,48 e 77,77 metros, ao longo de linhas secas de divisa com as terras pertencentes a Siebe Petrus Greidanus, alcançando a estaca nº 17 do levantamento, daí segue o caminhamento no rumo de 01º32,5'NE e distância de 76,18 metros, ao longo de uma linha seca de divisa com as terras pertencentes à Cooperativa Agropecuária Batavo Ltda., alcançando a estaca inicial e fechando o perímetro.	12.242,88
3.604	Um terreno rural, sem benfeitorias, constante do lote nº 58 da gleba Piraí Mirim, sito neste município no lugar denominado "Piraí Mirim", com a área total de 187,6 Hectares, dentro dos seguintes limites e confrontações: ao norte por linhas secas sucessivas, dividindo com paredão de Pedra, ao oeste por linhas secas sucessivas, dividindo com paredão de pedras. Ao sudoeste por linha seca, dividindo com o lote de Pedro Moreira Paes, por linhas secas sucessivas, dividindo com terras de Sipriano Domingues de Oliveira. Ao sul por linhas secas sucessivas, dividindo com terras de Nicolau Solek, com terras de Francisco Staron e com terras de José Canut Guerreiro.	71.500,00
20.108	Lote de terreno urbano sob nº 16, quadra nº68, do loteamento denominado Jardim Eldorado", situado no perímetro urbano da sede do município de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metro de rente para a rua R37, confrontando ao lado direito de quem da frente olha o lote, onde me 25 metros, com o lote nº15; ao lado esquerdo, onde também mede 25 metro, com o lot nº 17; e no fundo, onde tem a mesma medida da frente, com o lote nº 05.	6.112,42
24.226	Lote de terreno urbano sob nº 17, da quadra n75, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Grevilha, antes da rua R39, confrontando ao lado do direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 16, ao lado esquerdo, onde também mede 25 metros, com o lote nº 18 e no fundo, onde tem a mesma medida da frente, com o lote nº 14, com a indicaão fiscal 01.01.015.0073.0269.001-	5.962,74
24.227	Lote de terreno urbano sob nº 18, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Grevilha, antes rua R39, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 17, ao lado esquerdo, onde também mede 25 metros, com o lote nº 19, e no fundo onde tem a mesma medida da frente, com o lote nº 13, com a indicação fiscal 01.01.015.0073.0279.001.	5.962,74
24.228	Lote de terreno urbano sob nº 19, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Grevilha, antes rua R39, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 18, ao lado esquerdo, onde também mede 25 metros, com o lote nº 20, e no fundo onde tem a mesma medida da frente, com o lote nº 12, com a indicação fiscal 01.01.015.0073.0289.001.	5.962,74
21.576	Lote de terreno urbano sob nº 15, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 287,91 metros quadrados, medindo 13 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, por duas retas de 13,47 e 13,20 metros, com a rua Babacu, anteriomente denominada rua R42, ao lado esquerdo, onde mede 25 metros, com o lote nº 16, e no fundo, onde mede 6,57 metros, com o lote nº 41.	5.592,81

Matrícula	Descrição do Imóvel	Valor contábil
21.577	Lote de terreno urbano sob nº 16, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 15 ao lado esquerdo, onde também mede 25 metros, com o lote nº 17, e no fundo onde tem a mesma medida da frente, com o lote nº 14.	4.899,56
21.578	Lote de terreno urbano sob nº 17, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 16, ao lado esquerdo, onde também mede 25 metros, com o lote nº 18, e no fundo onde tem a mesma medida da frente, com o lote nº 13.	4.899,56
21.579	Lote de terreno urbano sob nº 18, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 17, ao lado esquerdo, onde também mede 25 metros, com o lote nº 19, e no fundo onde tem a mesma medida da frente, com o lote nº 12.	4.899,56
21.580	Lote de terreno urbano sob nº 19, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 18, ao lado esquerdo, onde também mede 25 metros, com o lote nº 20, e no fundo onde tem a mesma medida da frente, com o lote nº 11.	4.899,56
21.581	Lote de terreno urbano sob nº 20, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 19, ao lado esquerdo, onde também mede 25 metros, com o lote nº 21, e no fundo onde tem a mesma medida da frente, com o lote nº 10.	4.899,56
21.582	Lote de terreno urbano sob nº 21, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 20, ao lado esquerdo, onde também mede 25 metros, com o lote nº 22, e no fundo onde tem a mesma medida da frente, com o lote nº 09.	4.899,56
21.583	Lote de terreno urbano sob nº 22, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 21, ao lado esquerdo, onde também mede 25 metros, com o lote nº 23, e no fundo onde tem a mesma medida da frente, com o lote nº 08.	4.899,56
21.584	Lote de terreno urbano sob nº 23, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 22, ao lado esquerdo, onde também mede 25 metros, com o lote nº 24, e no fundo onde tem a mesma medida da frente, com o lote nº 07.	4.899,56
21.585	Lote de terreno urbano sob nº 24, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 23, ao lado esquerdo, onde também mede 25 metros, com o lote nº 25, e no fundo onde tem a mesma medida da frente, com o lote nº 06.	4.899,56
21.586	Lote de terreno urbano sob nº 25, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 24, ao lado esquerdo, onde também mede 25 metros, com o lote nº 26, e no fundo onde tem a mesma medida da frente, com o lote nº 05.	4.899,56

Matrícula	Descrição do Imóvel	Valor contábil
21.587	Lote de terreno urbano sob nº 26, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 25, ao lado esquerdo, onde também mede 25 metros, com o lote nº 27, e no fundo onde tem a mesma medida da frente, com o lote nº 04.	4.899,56
21.588	Lote de terreno urbano sob nº 27, da quadra nº 71, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 26, ao lado esquerdo, onde também mede 25 metros, com o lote nº 01, e no fundo onde tem a mesma medida da frente, com o lote nº 03.	4.899,56
21.589	Lote de terreno urbano sob nº 03, da quadra n° 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Angelim, anteriormente denominada rua R37, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, o lote nº2; ao lado esquerdo, onde também mede 25metros, com o lote nº4; e, no fundo, onde tem a mesma medida da fernte, com o lote nº 28.	5.020,49
21.590	Lote de terreno urbano sob nº 04, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 03, ao lado esquerdo, onde também mede 25 metros, com o lote nº 05, e no fundo onde tem a mesma medida da frente, com o lote nº 27.	4.899,56
21.591	Lote de terreno urbano sob nº 05, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 04, ao lado esquerdo, onde também mede 25 metros, com o lote nº 06, e no fundo onde tem a mesma medida da frente, com o lote nº 26.	4.899,56
21.592	Lote de terreno urbano sob nº 06, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 05, ao lado esquerdo, onde também mede 25 metros, com o lote nº 07, e no fundo onde tem a mesma medida da frente, com o lote nº 25.	4.899,56
21.593	Lote de terreno urbano sob nº 07, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 06, ao lado esquerdo, onde também mede 25 metros, com o lote nº 08, e no fundo onde tem a mesma medida da frente, com o lote nº 24.	4.899,56
21.594	Lote de terreno urbano sob nº 08, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 07, ao lado esquerdo, onde também mede 25 metros, com o lote nº 09, e no fundo onde tem a mesma medida da frente, com o lote nº 23.	4.899,56
21.595	Lote de terreno urbano sob nº 09, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 08, ao lado esquerdo, onde também mede 25 metros, com o lote nº10, e no fundo onde tem a mesma medida da frente, com o lote nº 22.	4.899,56
21.596	Lote de terreno urbano sob nº 10, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 09, ao lado esquerdo, onde também mede 25 metros, com o lote nº11, e no fundo onde tem a mesma medida da frente, com o lote nº 21.	4.899,56

Matrícula	Descrição do Imóvel	Valor contábil
21.597	Lote de terreno urbano sob nº 11, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 109, ao lado esquerdo, onde também mede 25 metros, com o lote nº12, e no fundo onde tem a mesma medida da frente, com o lote nº 20.	4.899,56
21.598	Lote de terreno urbano sob nº 12, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 11, ao lado esquerdo, onde também mede 25 metros, com o lote nº13, e no fundo onde tem a mesma medida da frente, com o lote nº 19.	4.899,56
21.599	Lote de terreno urbano sob nº 13, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de qem da frente olha o lote, onde mede 25 metros, com o lote nº 12, ao lado esquerdo, onde também mede 25 metros, com o lote nº14, e no fundo onde tem a mesma medida da frente, com o lote nº 18.	4.899,56
21.600	Lote de terreno urbano sob nº 14, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medido 10 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 13, ao lado esquerdo, onde também mede 25 metros, com o lote nº15, e no fundo onde tem a mesma medida da frente, com o lote nº 17.	4.899,56
21.601	Lote de terreno urbano sob nº 15, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com área de 325 metros quadrados, medido 13 metros de frente para a rua Angelim, antes rua R37, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 14, ao lado esquerdo, onde também mede 25 metros, com o lote nº16.	6.269,66
24.225	Lote de terreno urbano sob nº 16, da quadra nºº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Grevilha, antes rua R39, fazendo esquina com a rua Babaçu, antes rua R24, confrontando ao lado esquerdo de quem da frente olha o lote, onde mede 25 metros, com o lote nº 17; e, no fundo, onde tem a mesma medida da frente com o lote nº 15, com a indicação fiscal 01.01.015.0073.0259.0001.	5.942,60
24.229	Loote de terreno urbano sob nº 20, quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medindo 10 metros de frente, para a rua Grevilha, antes rua R39, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 19; ao lado esquerdo, onde também mede 25 metros, com o lote nº 21; e, no fundo, onde tem a mesma medida da frente, com o lote nº 11, com a indicação fiscal 01.01.015.0073.0299.001	4.814,43
24.230	Lote de terreno urbano sob nº 21, quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medindo 10 metros de frente, para a rua Grevilha, antes rua R39, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 20; ao lado esquerdo, onde também mede 25 metros, com o lote nº 22; e, no fundo, onde tem a mesma medida da frente, com o lote nº 10, com a indicação fiscal 01.01.015.0073.0309.001	4.814,42
24.231	Lote de terreno urbano sob nº 22, quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medindo 10 metros de frente, para a rua Grevilha, antes rua R39, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 21; ao lado esquerdo, onde também mede 25 metros, com o lote nº 23; e, no fundo, onde tem a mesma medida da frente, com o lote nº 09, com a indicação fiscal 01.01.015.0073.0319.001	4.814,42
24.232	Lote de terreno urbano sob nº 23, quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 250 metros quadrados, medindo 10 metros de frente, para a rua Grevilha, antes rua R39, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 22; ao lado esquerdo, onde também mede 25 metros,	4.814,39

Matrícula	Descrição do Imóvel	Valor contábil
	mede 25 metros, com o lote de nº 13; ao lado esquerdo, onde mede 28,63 metros, com a rua Babaçu, anteriormente denominada rua R42; e, no fundo, onde mede 16,57 metros, com os lotes nºs 15 e 16.	
21.615	Lote de terreno urbano sob nº 01, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 325 metros quadrados, medindo 13 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito e quem da frente olha o lote, onde mede 25 metros, com o lote nº 28; ao lado esquerdo, onde também mede 25 metros, com a rua Ébano, anteriormente denominada rua R33; e, no fundo, onde tem a mesma medida da frente, com o lote nº 02	4.676,11
21.602	Lote de terreno urbano sob nº 16, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 325 metros quadrados, medindo 13 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito e quem da frente olha o lote, onde mede 25 metros, com a rua Babaçu, anteriormente denominada rua R42; ao lado esquerdo, onde também mede 25 metros, com o lote nº 17; e, no fundo, onde tem a mesma medida da frente, com o lote nº 15.	4.767,39
21.603	Lote de terreno urbano sob nº 17, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 16; ao lado esquerdo, onde também mede 25 metros, com o lote nº 18; e, no fundo, onde tem a mesma medida da frente, com o lote nº 14.	3.744,22
21.604	Lote de terreno urbano sob nº 18, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 17; ao lado esquerdo, onde também mede 25 metros, com o lote nº 19; e, no fundo, onde tem a mesma medida da frente, com o lote nº 13.	3.744,22
21.605	Lote de terreno urbano sob nº 19, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 18; ao lado esquerdo, onde também mede 25 metros, com o lote nº 20; e, no fundo, onde tem a mesma medida da frente, com o lote nº 12.	3.744,22
21.606	Lote de terreno urbano sob nº 20, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnauba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 19, ao lado esquerdo, onde também mede 25 metros, com o lote nº 21; e, no fundo, onde tem a mesma medida da frente, com o lote nº 11.	7.734,74
21.607	Lote de terreno urbano sob nº 21, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 20; ao lado esquerdo, onde também mede 25 metros, com o lote nº 22; e, no fundo, onde tem a mesma medida da frente, com o lote nº 10.	3.744,22
21.608	Lote de terreno urbano sob nº 22, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 21; ao lado esquerdo, onde também mede 25 metros, com o lote nº 23; e, no fundo, onde tem a mesma medida da frente, com o lote nº 09.	3.744,22
21.609	Lote de terreno urbano sob nº 23, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 22; ao lado esquerdo, onde também mede 25 metros, com o lote nº 24; e, no fundo, onde tem a mesma medida da frente, com o lote nº 08.	3.744,22

Matrícula	Descrição do Imóvel	Valor contábil
21.610	Lote de terreno urbano sob nº 24, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 23; ao lado esquerdo, onde também mede 25 metros, com o lote nº 25; e, no fundo, onde tem a mesma medida da frente, com o lote nº 07.	3.744,22
21.611	Lote de terreno urbano sob nº 25, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 24; ao lado esquerdo, onde também mede 25 metros, com o lote nº 26; e, no fundo, onde tem a mesma medida da frente, com o lote nº 06.	3.744,22
21.612	Lote de terreno urbano sob nº 26, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 25; ao lado esquerdo, onde também mede 25 metros, com o lote nº 27; e, no fundo, onde tem a mesma medida da frente, com o lote nº 05.	3.723,29
21.613	Lote de terreno urbano sob nº 27, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 26; ao lado esquerdo, onde também mede 25 metros, com o lote nº 28; e, no fundo, onde tem a mesma medida da frente, com o lote nº 04.	3.723,29
21.614	Lote de terreno urbano sob nº 28, da quadra nº 72, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 27; ao lado esquerdo, onde também mede 25 metros, com o lote nº 01; e, no fundo, onde tem a mesma medida da frente, com o lote nº 03.	3.623,29
21.616	Lote de terreno urbano sob nº 02, da quadra nº 73, do loteamento Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 325 metros quadrados, medindo 13 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com a rua ébano, anteriormente denominada rua R33, ao lado esquerdo, onde também mede 25 metros, com o lote nº 03; e, no fundo onde tem a mesma medida da frente, com o lote nº 01.	4.646,46
21.617	Lote de terreno urbano sob nº 03, quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, municipio de Carambeí, nesta comarca, com área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 02, ao lado esquerdo, onde também mede 25 metros, com o lote nº 04, e no fundo, onde tem a mesma medida da frente, com o lote nº 28.	3.623,29
21.618	Lote de terreno urbano sob nº 04, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 05; e, no fundo, onde tem a mesma medida da frente, com o lote nº 27.	3.623,29
21.619	Lote de terreno urbano sob nº 05, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 04; ao lado esquerdo, onde também mede 25 metros, com o lote nº 06; e, no fundo onde tem a mesma medida da frente, com o lote nº 26.	3.623,29
21.620	Lote de terreno urbano sob nº 06, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 05; ao lado esquerdo, onde também mede 25 metros, com o lote nº 07; e, no fundo onde tem a mesma medida da frente, com o lote nº 25.	3.623,29

Matrícula	Descrição do Imóvel	Valor contábil
21.621	Lote de terreno urbano sob nº 07, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 06; ao lado esquerdo, onde também mede 25 metros, com o lote nº 08; e, no fundo onde tem a mesma medida da frente, com o lote nº 24.	3.623,29
21.622	Lote de terreno urbano sob nº 08, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 07; ao lado esquerdo, onde também mede 25 metros, com o lote nº 09; e, no fundo onde tem a mesma medida da frente, com o lote nº 23.	3.623,29
21.623	Lote de terreno urbano sob nº 09, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 08; ao lado esquerdo, onde também mede 25 metros, com o lote nº 10; e, no fundo onde tem a mesma medida da frente, com o lote nº 22.	3.623,29
21.624	Lote de terreno urbano sob nº 10, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 09; ao lado esquerdo, onde também mede 25 metros, com o lote nº 11; e, no fundo onde tem a mesma medida da frente, com o lote nº 21.	3.623,29
21.625	Lote de terreno urbano sob nº 11, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 10; ao lado esquerdo, onde também mede 25 metros, com o lote nº 12; e, no fundo onde tem a mesma medida da frente, com o lote nº 20.	3.623,29
21.626	Lote de terreno urbano sob nº 12, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 11; ao lado esquerdo, onde também mede 25 metros, com o lote nº 13; e, no fundo onde tem a mesma medida da frente, com o lote nº 19.	2.795,48
21.627	Lote de terreno urbano sob nº 13, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 12; ao lado esquerdo, onde também mede 25 metros, com o lote nº 14; e, no fundo onde tem a mesma medida da frente, com o lote nº 18.	3.623,29
21.628	Lote de terreno urbano sob nº 14, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de quem da frente olha o lote, onde mede 25 metros, com o lote nº 13; ao lado esquerdo, onde também mede 25 metros, com o lote nº 15; e, no fundo onde tem a mesma medida da frente, com o lote nº 17.	3.623,29
21.629	Lote de terreno urbano sob nº 15, da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, nesta comarca, com área de 325 metros quadrados, medindo 1 metros de frente para a rua Carnaúba, anteriormente denominada rua R38, confrontando ao lado direito de qiem da frente olha o lote, onde mede 25 metros, com o lote nº 14, ao lado esquerdo, onde também mede 25 metros, com a rua Babaçu, anteriormente denominada rua R42; e, no fundo, onde tem a mesma medida da frente com o lote nº 16	4.646,46
24.239	Lote de terreno urbano sob nº 01 da quadra nº 73, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 325 metros quadrados, medindo 13 metros de frente para a rua Grevilhas, antes rua R39, fazendo esquina com a rua Ébano, para a qual mede 25 metros, com o lote nº 28; e, no fundo onde tem a mesma medida da frente, com o lote nº 02, com a indicação fiscal 01.01.015.0073.092.001.	12.531,43

Matrícula	Descrição do Imóvel	Valor contábil
30.414	Lote de terreno urbano sob nº R66/R2, de quadra nº66, do loteamento "Jardim Eldorado", situado na cidade de Carambeí, município de Carambeí, nesta comarca, de forma retangular, com a área de 4.767,50 metros quadrados, medindo 95,35 metros de frente para a rua Grevilha, confrontando ao lado direito de quem da frente olha o lote, com a rua Ébano, onde mede 50 metros, lado esquerdo, com o lote de nº R66/2 onde mede 50 metros; fundos fechando o perímetro confronta coma rua Carnaúba, medindo 95,35 metros.	101.537,72
20.111	Lote de terreno urbano sob nº 19, da quadra nº 68, do loteamento denominado "Jardim Eldorado", situado no perímetro urbano da sede do município de Carambeí, nesta comarca, com a área de 250 metros quadrados, medindo 10 metros de frente para a rua R37, confrontando ao lado deireito de quem da frente olha o Lote, onde mede 25 metros, com o lote nº 18, ao lado esquerdo, onde também mede 25 metros, com o lote nº 20, e no fundo, onde tem a mesma medida da frente, com o lote nº 02.	6.112,42
30.767	Terreno situado no perímetro urbano da cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 59.435,00 metros quadrados, com a seguinte localização: - Partindo do entroncamento do viaduto de Rodovia dos Pioneiros a distância de 2,5 km, localizando o imóvel a margem direita da avenida, com a descrição do caminhamento, medidas e confrontações seguintes: - Inicia no marco "M/1", GEORREFERENCIAMENTO NO sISTEMA gEODÉSICO bRASILEIRO datum - sad69, mc-51°w, coordenadas Planos Retangulares Relativas, Sistema UTM: E= 587.639,048 M e N= 7.241.505,233 metros, localizado junto à margemda Avenida dos Pioneiros e propriedade de BRF S/A. Dai segue ao longo de linha seca, confrontando com a propriedade de BRF S/A. (matrículas n°s 20.163, 18.762 e 18766), com azimute de 89°24'03, na distância de 45,88 metros.	625.969,52
24.653	Terreno urbano denominado Área 2, situado na cidade de Carambeí, município de Carambeí, nesta comarca, com a área de 267 metros quadrados e perímetro de 65,82 metros, localizado no km 2,5 (lado direito) da avenida dos Pioneiros e georreferenciado ao Sistema Geodésico Brasileiro (Sistema U T M, MC= 51º00'W-Grw, Datum SAD-69), cujo caminhamento perimetral medido com direçoes em azimutes e distancias em metros, tem inicio no vertice 1 de coor. (e(x)= 587.854,37m N(Y)= 7.241.353,49 M), situado junto a cerca de divisa com terreno de Perdigão Agroindustrial S.A, em 81º11'07" e 17,20 metros, até o vertice 2 (E=587.851,44m N=7.241.372,93m); deste, segue por cerca, confrontando com terreno pertencente a Batavo Cooperativa Agroindustrial, matriculadosob nº 21.308, em 18º48'17" e 17,49 metros, até o vértice 4 (E=587.867,73m N=7.241.355,48m); deste, segue por linha seca, confrontando com terreno pertencente a Batavo Cooperativa Agroindustrial, matriculado sob nº 21.308, em 261º32'13" E 13,51 metros, até o vertice 1(início da descrição), fechando assim o perímetro.	3.938,25
24.656	Terreno constituindo parte da gleba nº03, situado no perímetro urbano da sede do município de Carambeí, nesta Comarca, com a área de 12.954,00 metros quadrados e perímetro de 511,90 metros, localizado no km 2,5, cujo caminhamento perrimetral medido com direções em azimutes e distancias em metros, tem início no vértice 1 de coord. E(X)= 587.868,89m, N(Y)= 7.241.372,93m), situado junto a um canto de cerca de tela, confrontando com terreno de Pedigão Agroindustrial S.A, em 871º31'2" e 152,67 metros, até o vértice 2 (E=588.019,90 e N=7.241.395,43); deste, segue por cerca, confrontando com terreno de Batavo Cooperativa Agroindustrial, matriculado sob nº 22.209, em 142º23'58" e 79,74 metros, até o vértice 3 (E=588.023,65M N=7.241.390,58M) deste, segue por cerca, confrontando com a estrada Perimetral das Industrias, em 142º23'58" e 79,74 metros, até o vértice 4 (E=588.072,30m N=7.241.327,41m), deste, segue por linhas secas, confrontando com terreno pertencente a Batavo Cooperativa Agroindustrial, em 261°31'40" e 192,71 metros, até o vértice 5 (E=587.881,70m N=7.241.356,25M) em 261°32'13" e 5,26 metros até o vértice 6 (E=587.867,73m N=7.241.355,48); deste, segue por cerca, confrontando com terreno de Batavo Coperativa Agroindustrial, matriculado sob nº 5207, em 03°48'17" e 17,49 metros, até o vértice (inicio da descrição).	231.887,26
3.959	Terreno rural de mato denominado Campina de Cima e Campina de Boa Vista, parte integrada da Fazenda São João, situado neste município e comarca, com a área de 467 hectares, confrontando- se ao Norte, com terrenos de herdeiros de Maria Eliza Marques de Albuquerque, herdeiros de Vitório Carraro e Dr. Fábio de Mello Bonilha, ao Sul, com terrenos de herdeiros de Maria Eliza Marques de Mello Bonilha, sem benfeitorias.	2.797,30

Matrícula	Descrição do Imóvel	Valor contábil
3.642	Um quinhão de terras de campo, sem benfeitorias, com área de 35,8765 hectares, correspondentes a 07 alqueires e 33 litros, situado na Fazenda Calixta, do município de Buriti Alegre, com os seguintes limites e confrontações: Inicia-se no marco 1, cravado na margem direita do Ribeirão das Antas (de quem desce o ribeirão); deste segue confrontando com José Divino Martins Borges, com os seguintes azimutes e distâncias: 260°47'56" - 30,71 m, 260°47'56" - 119,66 m, 260°47'56" - 10,96 m, 260°47'56" - 99,93 m, 260°45'56" - 785,68 m e 260°45'56" - 77,86 m passando respectivamente pelos marcos 2, 3, 4, e até o marco 6; deste segue defletindo-se pela esquerda, confrontando com Benedito Luiz Custódio, com azimute 173º19'38" na distância de 314,61 m até o marco; deste segue defletindo-se pela esquerda, confrontando com Ruver José Duarte, com os seguintes azimutes e distâncias: 78°32'07" - 75,00 m, 78°32'07" - 856,52 m, 78°34'02" - 136,57 m, 78°34'02" - 156,12 m passando respectivamente pelos marcos 13, 14, 15 até o marco 16, cravado na margem direita do rego d'água (de quem sobe o rego) oriundo do Ribeirão das Antas; deste segue defletindo-se pela esquerda, confrontando com Newton Kenji Kitano e Outros, rego acima, com os seguintes azimutes e distâncias: 337°02'52" - 11,95 m, 339°01'13" - 12,39 m, 279°36'24" - 24,19 m, 347°50'34" - 33,69 m, 27°48'42" - 6,79 m, 20º06'03" - 16,07 m, 349°22'43" - 19,22 m, 335º40'23" - 15,47 m, 343º44'26" - 20,20 m, 339º30'03" - 15,94 m, 330°09'53" - 16,86 m, 334º41'52" - 20,42 m, 313°57'13" - 9,78 m, 258º37'57" - 16,93 m, 281°32'33" - 12,05 m, 347°30'06" - 8,20 m e 347°30'06" - 31,65 m passando respectivamente pelos marcos 17, 18, 19, (...), 31, 32 até o marco 33, cravado na margem esquerda do Ribeirão das Antas (jusante do açude); deste segue defletindo-se pela esquerda , Ribeirão das Antas acima, com os seguintes azimutes e distâncias: 328°11'36" - 15,68 m e 338º29'03" - 11,37 m passando respectivamente pelo marco 34 até o marco 1, onde iniciou-se a descrição deste perímetro. CADASTRO NO INCRA: Código do imóvel: 950.114.710.091-6; Área total: 35,8000 há; Módulo fiscal: 40,000 há; N° de módulos fiscais: 0,8950; Fração mínima de parcelamento: 2,0000 ha.	571.185,85
3.818	Uma gleba de terras de cerrado, sem benfeitorias, com a área de 63,06,83 hectares, correspondentes a 13 alqueires, 02 litros e 273,00 m2, localizada na Fazenda Buriti, lugar denominado Ribeirão das Antas, do município de Buriti Alegre, dentro dos seguintes limites e confrontações: Inicia-se no marco 1, cravado na margem esquerda do Ribeirão das Antas, a Nordeste da área; deste segue confrontando com Inodi Inácio, com os seguintes azimutes e distâncias: 276°0359 30,99 m, 270°00'00" - 1,00 m, 276º03'59" - 107,49 276º03'59" - 426,99 m, 233°21'17" - 146,65 m, 257º39'55" - 233,02 m, 294°24'22" - 368,06 m, 294°24'22" - 133,69 m passando respectivamente pelos marcos 2, 3, 4, 5, 6, 7, 8 até o marco 9; deste segue defletindo-se pela esquerda, confrontando com Lindolfo Dias Pereira, com os seguintes azimutes e distâncias: 189º06'23" - 155,82 m, 187°55'46" - 6,18 m e 186°55'53" - 85,95 m, passando respectivamente pelos marcos 10, 11, asfalto até o marco 12; destes segue defletindo-se pela esquerda, confrontando com Antônio Mendes Marques, com os seguintes azimutes e distâncias: 44°30'54" - 82,89 m, 45º04'07" - 21,95 m, 97º02'04" - 369,54 m, 111º20'25" - 153,94 m, 105º13'52" - 248,00 m, 80°22'35" - 184,81 m, e 78º57'23" - 31,89 m passando respectivamente pelos marcos 13, 14, 15, 16, 17, 18, 19 até o marco 20, onde iniciou-se a descrição deste perímetro. CADASTRO NO INCA: Código do imóvel: 936030 003441-0; Área total: 65,3 há; Módulo fiscal: 40 ha; N° de módulos fiscais: 1,63; Fração mínima de parcelamento: 2,0 ha.	160.136,52
3.881	Imóvel: Haverá para seu pagamento, na gleba de terras situada na Fazenda Cachoeira Alta, do município de buriti Alegre, contendo 5,45,41 ha de cultura de 3ª classe, no valor de Cr$ 8.181,15; 12,12,19 ha de cerrado, no valor de Cr$ 6.060,93; 9,23,04 ha de campo, no valor de Cr$ 2.307,00 e 0,78,11 ha de faixa de rodovia, sem valor, somando Cr$ 16.549,68 de valor global e a área de 27,58,75 ha, conforme orçamento da divisão. Depois de feitas as compensações necessárias, este pagamento foi demarcado com a área de 4,89,30 há de cultura de 3ª classe; 14,00,00 há de cerrado e 8,84,08 há de campo, somando 27,73,38 hectares, com o valor de Cr$ 16.549,68, com as divisas seguintes: Começa na margem esquerda do Córrego da Sede e segue com 82º40'SE e 87º28'SE, com as distâncias respectivas de 435 e 352 metros, limitando com o condomínio Jeová Amadeu da Costa; daí segue com 05°37'SO - 439 metros, limitando com José Lourdes de Carvalho e Joviano Antônio de Souza; daí segue com 68º50' - sessenta e oito graus e cinquenta minutos - Noroeste, limitando com Joviano Antônio de Souza e Alminda Jerônima de Caralho, até o Córrego da Sede, pelo qual sobre até o ponto inicial, limitando com Durvalina de Souza Marques e Irajá Marques Junqueira. Não há benfeitorias neste quinhão em favor do qual ficam garantidas as servidões constantes de aguadas e estradas de acesso. Denominação do Imóvel: Fazenda Cachoeira Alta; Código do imóvel:	441.546,41

Matrícula	Descrição do Imóvel	Valor contábil
	936.030.005.320-2; área total: 27,7000 ha; módulo fiscal: 40,000 ha; nº de módulos fiscais: 0,6925 e fração mínima de parcelamento: 2,0000 ha.	
3.960	Imóvel: Uma propriedade rural denominada Fazenda Buriti, localizada neste município, com a área de 9,6800 hectares, correspondentes a 02 alqueires, em terras de cultura e campo, dentro dos seguintes limites e confrontações: Inicia-se no marco 1, cravado na divisa de Maria Oliveiira de Souza e Valdo Ferreira Alcântara, a Noroeste da área; deste segue confrontando com Maria Oliveira de Souza, com os azimutes e distâncias: 168°18'14" - 182,33 m, 100°32'08" - 495,63 m, 72°6'04" - 198,50 m passando respectivamente pelos marcos 2, 3 até o marco 4; deste segue defletindo-se para esquerda, confrontando com Valdo Ferreira Alcântara, com os seguintes azimutes e distâncias: 277°26'36" - 304,73 m e 277°33'15" - 249,94 m passando pelo marco 5 até o marco 1, onde se iniciou a descrição deste perímetro. CADASTRO NO INCA: Código do imóvel: 950.041.248.231-5; Área total: 9,6 ha; Módulo fiscal: 40,0000 ha; N° de módulos fiscais: 0,2400; Fração mínima de parcelamento: 2,0000 ha.	176.669,56
4.733	Imóvel: um sítio com casa de morada, paiol, rego d'água, engenho e seus acessórios, demais benfeitorias existentes e respectiva gleba de terras de campo e cultura, com a área de 177,2650 hectares, correspondentes a 36 alqueires e 50 litros, localizado Fazenda Cachoeira Ala da Serra, deste município, dentro dos seguintes limites e confrontações: Inicia-se no marco 01, cravado na margem esquerda do Córrego Rua Quente (de quem desce o córrego), na divisa com Antônio Fernando da Silva, ao Sul da área; deste, segue confrontando com Antônio Fernando da Silva, com azimute 101°10'00" na distancia de 1.381,92m ate o marco 02; deste, segue defletindo-se para esquerda, confrontando com Augusto Rosa da Silva, com os seguintes azimutes e distâncias: 346°30'00" - 201,83m e 340°00'00" - 370,90m, passando, respectivamente pelo marco 03 ate o marco 04; deste, segue defletindo-se para esquerda, confrontando com Eni Luiza Arantes e Outro, com os seguintes azimutes e distâncias: 326°15'00" - 1.153,03m, 340°25'00" - 56,50m, 358°05'00" - 35,86m, 358°05'00" - 5,89m, passando respectivamente pelos marcos 05, 06, 07 ate o marco 08; deste, segue defletindo-se para esquerda, confrontando com Olantes Borges de Oliveira, com azimute 226°00'48" - 393,39m, 273°15'00" - 189,30m e 278°30'00" - 463,84m, passando respectivamente pelos marcos 14, 15 ate o marco 16; deste, segue defletindo-se para esquerda, confrontando com Espólio de Amiltan Flauzina de -Queiroz, com azimute 191°10'00" na distância de 962,77m ate o marco 17; deste, segue defletindo-se para esquerda, confrontando com Antônio Fernando da Silva, 95°55'00" - 235,66m e 129°35'00" - 407,77m, passando respectivamente pelo marco 18 ate o marco 19, cravado na margem direita do Córrego Rua Quente (de quem sobe o córrego); deste, segue defletindo-se para esquerda, confrontando com Antônio Fernando da Silva, córrego abaixo, com azimute 27°28'18" na distância de 108,30m ate o marco 01, onde se iniciou a descrição deste perímetro. CADASTRO NO INCRA: Código do Imóvel: 936090 030139-0; área total: 177,2650 ha; área registrada: 177,2650; modulo rural: 40,6489 ha; n° de módulos rurais: 3,49; modulo fiscal: .140,0 ha; n° de módulos fiscais: 4,4316 e fração mínima de parcelamento: 2,0000 ha.	2.615.689,75
4.783	Imóvel: Uma propriedade rural denominada Fazenda Buriti, localizada no município de Buriti Alegre, com a área de 12,7050 hectares, correspondentes a 02 alqueires e 50 litros, em terras de cultura e campo, dentro dos seguintes limites e confrontações: começa no marco M-13, cravado na divisa com Maria Oliveira de Souza e Enio Roberto de Souza e sefue dividindo com a Avícola Industrial Buriti Alegre Ltda., co os seguintes azimutes e distâncias: 217°01'30" - 147,80 metros; 242°27'57" - 501,26 metros, passando pelos marcos M-14, M-15, chegando ao marco M-16, cravado na divisa com Maria Oliveira de Souza e Enio Roberto de Souza, dai segue dividindo com estes, com os seguintes azimutes e distâncias: 31°13'18" - 164,48 metros; 89°55'10" - 711,00 metros, passando pelo marco M-17 e chagando ao marco M-13, ponto de partida. CADASTRO NO INCRA: Código do Imóvel: 936030 003700-2; área total: 291,7000 ha; área registrada: 291,7000; modelo rural: 16,0743 ha; n° de módulos rurais: 14,52; módulo fiscal: 40,0 ha; n° de módulos fiscais: 7,2925 e Fração mínima de parcelamento de 2,0000 ha.	184.957,68

Matrícula	Descrição do Imóvel	Valor contábil
5.014	Imóvel: Fazenda Istância Buriti, com a área de 11,6961 hectares, oriunda das primitivas Fazendas Buriti e Lageado, do município de Buriti Alegre, descrita no seguinte perímetro: Inicia-se a descrição desse perímetro no vértice 12A, de coordenadas	735.417,23
5.015	Imóvel: Fazenda Estância Buriti, com a área de 4,4476 hectares, oriunda das primitivas Fazendas Buriti e Lageado, deste município, descrita no seguinte perímetro: Inicia-se a descrição desse perímetro no vértice M-57, de coordenadas N=7.993.427,501m e E=702.781,914m cravado na confrontação de Adalberto Martins (Matricula 3.774); deste, segue confrontando com o mesmo, com o azimute de 094°05'41" e distância de 193,18m, indo ate o vértice M-58, de coordenadas N=7.993.413,707m e E=702.974,599m; deste, segue confrontando com Longino Lopes de Faria, com o azimute de 184°31'20" e distância de 284,02m, indo ate o vértice M-59, de coordenadas N=7.993.130,573m e E=702.952,206m; deste, segue confrontando com Adalberto Martins (Matricula 3.774), com os seguintes azimutes e distâncias: 270°27'34" - 53,99m, indo ate o vértice M-60, de coordenadas N=7.993.131,006m e E=702.898,214m; 008°00'45" - 31,34m, indo ate o vértice M-61, de coordenadas N=7.993.162,037m e E=702.902,582m; 282°46'46" - 111,03m, indo até o vértice M-62, de coordenadas N=7.993.186,597m e E=702.794,302m; 004°14'25" - 164,57m, indo ate o vértice M-63, de coordenadas N=7.993.350,718m e E=702.806,470m; 275°01'14" - 29,81m, indo ate o vértice M-64, de coordenadas N=7.993.353,327m e E=702.776,772m; 003°57'56" - 74,35m, indo ate o vértice M-57, ponto inicial da descrição desse perímetro. Todas as coordenadas aqui descritas estão referenciadas ao Meridiano Central n° 51 WGr, tendo como datum o SAD-69. Todos os azimutes e distâncias, área e perímetro foram calculados no piano de projeção UTM, conforme Memorial Descritivo datado de Novembro/2009 e assinado por Humberto da Silva Prata, inscrito no CREA/GO sob n° 7.613/D. Apresentada a ART n° 00020921 2009 183001 10. CADASTRO NO INCRA: Código do Imóvel: 936.030.005.371-7; área total: 263,8000 ha; modulo fiscal: 40,0000 ha; n° de módulos fiscais: 6,5950 e fração o mínima de parcelamento de 2,0000 ha.	279.805,21
5.016	Imóvel: Fazenda Istância Buriti, com a área de 3,5647 hectares, oriunda das primitivas Fazendas Buriti e Lageado, do município de Buriti Alegre, descrita no seguinte perímetro: Inicia-se a descrição desse perímetro no vértice 08A, de coordenadas N=7.993.973,366m e E=703.934,562m cravado na confrontação da ROD. GO-210; deste, segue confrontando com Adalberto Martins, com os seguintes azimutes e distâncias: 210°11'10" - 423,35m, indo até o vértice 08D, de coordenadas N=7.993.607,420m e E=703.721,695m; 198°56'43" - 12,46m, indo até o vértice 08E, de coordenadas N=7.993.595,633m e E=703.717,649m; 155°40'48" - 12,44m, indo até o vértice 08F, de coordenadas N=7.993,649m; e E=703.722,774m; 123°07'56" - 120,27m, indo até o vértice 08G, de coordenadas N=7.993.518,555m e E=703.823,492m; 135°34'04" - 13,99m, indo até o vértice M-54 de coordenadas N=7.993.508,557m e E=703.833,271m; 035°41'13" - 13,61m, indo até o vértice M-55, de coordenadas N=7.993.519,612m e E=703.841,211m; 126º21'57" - 20,44m, indo até o vértice M-56, de coordenadas N=7.993.507,494,m e E=703.857,668m; 026°56'27" - 136,57m, indo até o vértice M-34, decoordenadas N=7.993.629,241m e E=703.919,543m; 110°33'58" - 136,65m, indo até o vértice M-35, de coordenadas N=7.993,239m e E=704.047,480m; 197°03'12" - 117,91m, indo até o vértice M-36, de coordenadas N=7.993,468,514m e E=704.012,902m; 201°29'43" - 34,92m, indo até o vértice M-37, de coordenadas N=7.993,436,019m e E=704.000,105m; 112°08'18" - 11,75m, indo até o vértice M-38, de coordenadas N=7.993,431,591m e E=704.010,989m; 203°08'32" - 20,52m, indo até o vértice M-39 de coordenadas N=7.993,412,726m e E=704.002,926m; 231°01'57" - 25,08m, indo até o vértice M-40, de coordenadas N=7.993,396,956m e E=703.983,429m; 290°05'46" - 86,48m, indo até o vértice M-41, de coordenadas N=7.993,426,670m e E=703.902,214m; 200°27'48" - 32,23m, indo até o vértice M-42, de coordenadas N=7.993,396,471m e E=703.890,945m; 228°37'41" - 38,65m, indo até o vértice M-43, de coordenadas N=7.993,370,923m e E=703.861,938m; 312°48'55" - 11,93m, indo até o vértice M-44, de coordenadas N=7.993,379,029m e E=703.853,189m; 044°20'49" - 10,42m, indo até o vértice M-45, de coordenadas N=7.993,386,483m e E=703.806,475m; 057°36'40" - 12,87m, indo até o vértice M-46, de coordenadas N=7.993,393,379m e E=703.871,346m; 042°07'32" - 10,07m, indo até o vértice M-47, de coordenadas N=7.993,400,846m e E=703.878,099m; 026°55'09" - 2,03m, indo até o vértice M-48, de coordenadas N=7.993,402,652m e E=703.879,016m; 329°15'44" - 23,90m, indo até o vértice M-48A, de coordenadas N=7.993,423,197m e E=703.866,799m; 003°32'19" -10,22m, indo até o vértice R36, de coordenadas N=7.993,433,401m e E=703.867,430m; 300°09'09" - 11,84m, indo até o vértice M-48B, de coordenadas N=7.993,439,346m e	222.853,70

• EXHBIT II – INFORMATION ABOUT THE APPRAISERS

(according to article 21 of CVM Instruction No. 481/09)

1. List the appraisers recommended by the management.
KPMG Auditores Independentes (CNPJ/MF sob o nº 57.755.217/0001-29).
2. Describe the qualification of the recommended appraisers.

The rendering of independent audit services, aimed at strengthening the accuracy of information prepared by clients for its use by investors, creditors and other stakeholders, is based on a methodology developed to comply with international and local auditing standards — International Financial Reporting Standards (IFRS) —, including exclusive computerized techniques of KPMG International and tools which assist the teams in accessing knowledge for them to suitably perform their duties, in an effective and efficient manner.

3. Provide a copy of the work and compensation proposals of the recommended appraisers.
Refer to the proposal which is attached hereto as Exhibit II.3.
4. Describe any relevant relation in the last three (3) years between the recommended appraisers and the parties related to the company, as defined by the accounting rules addressing this subject.
Not applicable.

* * *

Exhbit II.3. Proposta KPMG

KPMG

# SHB Comércio e Indústria de Alimentos S.A.

**Proposta para prestação de serviços profissionais**

Audit

26 de julho de 2018

**kpmg.com/BR**

KPMG Auditores Independentes
Rua Arquiteto Olavo Redig de Campos, 105, 6º andar - Torre A
04711-904 - São Paulo/SP - Brasil
Caixa Postal 79518 - CEP 04707-970 - São Paulo/SP - Brasil
Telefone +55 (11) 3940-1500, Fax +55 (11) 3940-1501
www.kpmg.com.br

À
**SHB Comércio e Indústria de Alimentos S.A**
Itajaí – Santa Catarina

26 de julho de 2018

Atenção: Srs. Francisco Petros O. L. Papathanasiadis e Marcos Badollato

Prezados senhores:

Temos a satisfação de apresentar a proposta da KPMG Auditores Independentes (**KPMG**) para prestação de serviços de emissão de um laudo de avaliação que será utilizado como base no processo de incorporação do patrimônio líquido contábil da SHB Comércio e Indústria de Alimentos S.A. ("SHB") pela BRF S.A. ("BRF") e de um relatório de auditoria sobre o demonstrativo de contas a pagar da SHB com o objetivo de utilizar esse montante para aumento de capital social da SHB.

A finalidade desta minuta é confirmar nossos entendimentos sobre as condições e os objetivos do nosso trabalho, além da natureza e das limitações dos serviços que serão prestados e evidencia a confiança de que a KPMG disponibilizará os recursos necessários para atendê-lo com profissionalismo e capacidade técnica necessários à execução da auditoria.

Conforme informado anteriormente, não foi possível finalizar as nossas avaliações de gerenciamento de riscos, bem como outras aprovações aplicáveis necessárias para concluir os procedimentos normais de aceitação do relacionamento dos trabalhos. Assim, enquanto continuamos trabalhando nos procedimentos mencionados acima, enviamos esta minuta de proposta para que V.Sas possam tomar conhecimento do seu conteúdo até que os procedimentos de avaliação sejam concluídos satisfatoriamente.

Assim que os resultados dos procedimentos acima mencionados estiverem concluídos, informaremos a V.Sas. e poderemos então concluir o processo para emissão de nossa proposta de prestação de serviços em forma final.

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative ("KPMG International"), uma entidade suíça.

*KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative ("KPMG International"), a Swiss entity.*

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**Classificação do documento: KPMG Confidencial**

Teremos prazer em agendar uma reunião para apresentar os serviços ou prestar os esclarecimentos adicionais que V.Sa. julgar convenientes.

Atenciosamente,

Guilherme Nunes
Sócio

Ricardo Hirashima
Diretor

MINUTA

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative ("KPMG International"), uma entidade suíça.

KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative ("KPMG International"), a Swiss entity.

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Classificação do documento: KPMG Confidencial

# Conteúdo

**1 - Abordagem dos trabalhos** **7**

**2 - Relatórios a serem emitidos** **9**

**3 - Honorários** **10**

**4 - Outros termos e condições de contratação de nossos serviços** **12**

**5 - Aceitação** **13**

Anexo I - Termos e condições da contratação dos serviços

MINUTA

KPMG

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Classificação do documento: KPMG Confidencial

# 1 - Abordagem dos trabalhos

***Natureza e escopo dos serviços***

## 1.1 Laudo de avaliação

Nossa proposta tem por objeto a execução de procedimentos de auditoria de acordo com as normas brasileiras e internacionais de auditoria, com a finalidade de emitir um laudo de avaliação do patrimônio líquido contábil em 30 de setembro de 2018 da **SHB Comércio e Indústria de Alimentos S.A. ("SHB" ou "Companhia")** e tem por objetivo atender ao requerimento do artigo 227 da da Lei nº 6404 de 1976, e será utilizada como base para o processo de incorporação desse patrimônio líquido contábil pela **BRF S.A. ("BRF")**, nos termos do Protocolo e Justificação de Incorporação a ser celebrado entre as partes.

Como parte de nosso processo para emissão do laudo de avaliação, solicitaremos à Administração e, quando apropriado, aos responsáveis pela governança, confirmação por escrito sobre as representações que nos forem feitas.

Os procedimentos de auditoria com a finalidade específica de emissão do laudo de avaliação serão realizados de acordo com as normas brasileiras e internacionais de auditoria e complementada, quando necessário, com as políticas da **KPMG**.

É nossa responsabilidade profissional emitir um laudo de avaliação, cabendo à Administração da Companhia a responsabilidade pela elaboração das demonstrações financeiras, bem como por todas as afirmações nelas contidas que serão utilizadas como base para a elaboração do referido laudo de avaliação.

Como resultado de limitações inerentes dos controles internos, do fato de que os procedimentos de auditoria serão realizados em base de amostragem e de que possam existir outras limitações, os procedimentos de auditoria não oferecem garantia absoluta de que não existem nas demonstrações financeiras, base para emissão do laudo, impropriedades decorrentes de fraude, irregularidades ou erro.

Tal como requerido pelas normas profissionais de auditoria, a avaliação dos controles internos é realizada, exclusivamente, para a determinação da natureza, da extensão e da época de execução de outros testes de auditoria. Portanto, não estamos sendo contratados para examinar os controles internos da Companhia nem para emitir relatórios sobre estes.

MINUTA

KPMG

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## 1.2 Relatório de auditoria sobre o demonstrativo de contas a pagar da SHB com a BRF

Nossa proposta tem por objeto a execução de serviços de auditoria, com a finalidade de emitir relatório de auditoria sobre o demonstrativo de contas a pagar da **SHB** para a **BRF** de acordo com a norma de auditoria NBC TA 805 - Auditoria de quadros isolados das demonstrações contábeis e de elementos, contas ou itens específicos das demonstrações contábeis, contemplando o demonstrativo de contas a pagar da **SHB** para a **BRF** em 31 de julho de 2017, de acordo com estrutura com a estrutura conceitual de contabilidade para propósitos específicos, que será utilizado pela Adminstração para aumentar o capital social da **SHB**.

Como parte de nosso processo de auditoria, solicitaremos à Administração e, quando apropriado, aos responsáveis pela governança, confirmação por escrito sobre as representações que nos forem feitas.

A nossa auditoria será realizada de acordo com as normas brasileiras e internacionais de auditoria e complementada, quando necessário, com as políticas da **KPMG**.

É nossa responsabilidade profissional expressar uma opinião sobre o demonstrativo de contas a pagar da SHB para a BRF, cabendo à Administração da **SHB** a responsabilidade pela elaboração do referido demonstrativo, bem como por todas as afirmações nele contido.

Como resultado de limitações inerentes dos controles internos, do fato de que a auditoria é realizada em base de amostragem e de que possam existir outras limitações em uma auditoria, um exame de auditoria não oferece garantia absoluta de que não existem no demonstrativo, impropriedades decorrentes de fraude, irregularidades ou erro.

Durante a execução de nossos trabalhos, poderão chegar ao nosso conhecimento assuntos relativos a deficiências de controles internos ou áreas nas quais seja possível melhorar a eficácia dos controles de suas operações; informaremos a Administração dos assuntos de importância por meio de um relatório específico.

Tal como requerido pelas normas profissionais de auditoria, a avaliação dos controles internos é realizada, exclusivamente, para a determinação da natureza, da extensão e da época de execução de outros testes de auditoria. Portanto, não estamos sendo contratados para examinar os controles internos da **SHB** nem para emitir relatórios sobre estes.

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Classificação do documento: KPMG Confidencial

# 2 - Relatórios a serem emitidos

Como resultado de nossos trabalhos, emitiremos:

- Laudo de avaliação do patrimônio líquido contábil da **SHB** em 30 de setembro de 2018 apurado por meio dos livros contábeis, elaborado de acordo com o CTA 20(R1) emitido pelo Conselho Federal de Contabilidade.

- Relatório de auditoria sobre o demonstrativo de contas a pagar da **SHB** para a **BRF** em 31 de julho de 2018, de acordo com estrutura com a estrutura conceitual de contabilidade para propósitos específicos, que será utilizado pela Adminstração para aumentar o capital social da **SHB**.

A data para a entrega do laudo e relatório de auditoria descritos acima será definida separadamente com V.Sas.

MINUTA

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# 3 - Honorários

Pela execução dos serviços objetivados por esta proposta a **BRF S.A.** pagará para a KPMG honorários no valor de **R$ 499.899 (quatrocentos e noventa e nove mil, oitocentos e noventa e nove reais)**, os quais contemplam, exclusivamente:

1. Remuneração dos trabalhos a serem realizados, sob consideração das diversas categorias profissionais que deverão ser envolvidas na execução dos mesmos;

2. Os tributos cabíveis (ISS, PIS e COFINS) de acordo com a legislação vigente na data de assinatura desta proposta. **Entretanto**, o ônus relativo a quaisquer tributos exigidos pela municipalidade do local em que a **BRF** está estabelecida ou do local no qual os serviços serão total ou parcialmente prestados, sob qualquer denominação ou forma, será suportado diretamente pela **BRF** ou acrescido ao valor dos honorários devidos, conforme o caso. Ademais, as Partes concordam que eventuais aumentos nos tributos serão automaticamente repassados à **BRF**, visando à manutenção do equilíbrio econômico-financeiro estabelecido na presente contratação.

O valor total dos honorários acima, líquido e certo, conforme reconhecido pelas partes, deverá ser pago em parcela única em 1 de novembro de 2018.

**Os honorários ora acordados não contemplam**:

a. Despesas de qualquer espécie, tais como viagens, gastos com locomoções, estadas, telefonemas, cópias, traduções etc., as quais, uma vez necessárias à prestação dos serviços, serão incorridas por sua conta e ordem da **BRF** e lhe serão faturadas separadamente, por seu custo efetivo, respeitando o limite estabelecido no contrato de prestação de serviços entre **BRF** e KPMG datado de 13 de abril de 2018.

b. Expectativas inflacionárias, em atenção ao disposto na legislação vigente e sob consideração de que a estabilidade verificada atualmente nos índices de preços irá se manter até as respectivas liquidações.

   Portanto, os nossos honorários serão reajustados anualmente, segundo o Índice Geral dos Preços do Mercado, divulgado pela Fundação Getúlio Vargas (IGP-M/FGV) e, no caso de sua supressão ou extinção, substitutivamente, índice de reajuste permitido por Lei, com semelhante composição e abrangência, como forma de preservar a expressão econômica dos valores contratados, de forma que não permita que este venha a sofrer deterioração em decorrência da inflação. Todavia, fica reservado o direito à automática aplicação, de qualquer disposição legal superveniente que venha a autorizar a indexação de contratos em período inferior a um ano.

MINUTA

KPMG

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Classificação do documento: KPMG Confidencial

**c.** Situações inusitadas no decorrer do relacionamento contratual, tais como, mas não exclusivamente, a indisponibilidade de informações necessárias à execução dos serviços, a necessidade de retrabalho ocasionada pela **SHB** ou seus colaboradores, situações outras que gerem a necessidade de incurso de dedicação ou esforço adicional ou extraordinário por parte da KPMG. Se esse tipo de situação for observado pela KPMG, informaremos à V.Sas. e nessa hipótese, as partes irão se compor, a fim de impedir que a KPMG suporte unilateralmente as conseqüências de tais imprevistos.

**d.** Serviços adicionais. Se, porventura solicitados por V.Sa(s), tais como consultas que envolvam pesquisa ou estudo específico de assuntos não inclusos nesta proposta, serão cobrados separadamente, de acordo com o tempo efetivamente gasto e previamente combinados com V.Sa(s).

Esclarecemos que o atraso no pagamento de qualquer parcela implicará, automaticamente, a obrigação da **BRF** de acrescer ao valor regular: (i) multa moratória de 2% (dois por cento) sobre o valor da fatura; (ii) juros de mora equivalentes à taxa em vigor para a mora do pagamento de impostos devidos à Fazenda Nacional (Selic); e (iii) Caso a taxa em vigor para a mora do pagamento de impostos devidos à Fazenda Nacional não contenha variante de correção monetária, o valor regular deverá ser acrescido, também, de correção monetária, segundo o Índice Geral dos Preços do Mercado, divulgado pela Fundação Getúlio Vargas (IGP-M/FGV) e, no caso de sua supressão ou extinção, substitutivamente, índice de reajuste permitido por Lei, com semelhante composição e abrangência, como forma de preservar a expressão econômica dos valores contratados, de forma que não permita que este venha a sofrer deterioração em decorrência da inflação.

Em qualquer caso em que venha a ser abalada a equação econômico-financeira estabelecida através da presente contratação, as partes deverão acordar sobre o ajuste necessário para o restabelecimento do equilíbrio, e o impasse constituirá justo motivo para a rescisão do contrato estabelecido com base nesta proposta, independentemente de qualquer penalidade.

À vista da natureza dos serviços objetivados por esta proposta, a exigibilidade das prestações pecuniárias em favor da KPMG, previstas nesta seção, não reclamará a prova do cumprimento de contraprestação específica, bastando-lhe a alegação da vigência da relação contratual estabelecida em razão desta proposta, sem prejuízo do direito assegurado à **BRF** de exigir, na via própria, o integral cumprimento das contraprestações específicas a cargo da KPMG, ante qualquer inadimplemento, mediante execução específica.

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# 4 - Outros termos e condições de contratação de nossos serviços

**Anexo I**

O documento denominado 'Termos e Condições da Contratação de Nossos Serviços' constitui parte integrante desta Proposta. Em caso de divergência entre o disposto no documento denominado Termos e Condições da Contratação de Nossos Serviços, prevalecerão os termos e condições deste documento.

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# 5 - Aceitação

As condições constantes desta oferta de contratação são válidas pelo prazo de 30 (trinta) dias úteis, contados da sua emissão.

Havendo interesse da **SHB** em contratar os serviços de emissão de laudo de avaliação da KPMG Auditores Independentes, esta deverá manifestar a sua aceitação desta proposta mediante devolução de cópia devidamente assinada por seu representante, inclusive apondo o visto em cada página desta.

Caso a **SHB** não evidencie a sua aceitação na forma indicada, mas autorize o início da prestação dos serviços objeto desta proposta, pela forma oral ou escrita e sem registrar expressamente nenhuma restrição aos termos e às condições desta proposta, tal ato representará a adesão tácita da **SHB** a todos os termos e condições aqui determinados e, dessa forma, a relação contratual que se estabelecerá entre as partes será regulada, em qualquer hipótese, por este documento.

Ao recebermos sua confirmação, começaremos a planejar os trabalhos para que possamos colocar o máximo de recursos a serviço da **SHB**.

A **SHB**, pela presente, concorda com os termos desta proposta e contrata a KPMG Auditores Independentes para realizar os trabalhos nesta descritos, de acordo com as condições apresentadas. O presente instrumento revoga todos os entendimentos e acordos anteriores entre as partes sobre a matéria objeto desta proposta. Qualquer alteração nos termos desta proposta deverá ser feita formalmente por escrito e somente será efetiva se o documento for assinado devidamente pelos representantes autorizados das partes.

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O contrato acordado nos termos desta proposta será regido e interpretado conforme as leis da República Federativa do Brasil, e o foro para dirimir desacordo de qualquer natureza entre a **KPMG** e a **SHB**, segundo a vontade que as partes manifestam, em caráter irrevogável, será o foro da Comarca do Município de São Paulo, no Estado de São Paulo.

KPMG Auditores Independentes		**SHB Comércio e Indústria de Alimentos S.A.**	
Assinatura do sócio:	____________________	Assinatura:	____________________
Nome:	Guilherme Nunes	Nome:	____________________
		Cargo:	____________________
Data:	____ / _____/ _____	Data da aprovação:	____ / ____/ _____

Testemunhas:

1.	____________________	2.	____________________
Nome:		Nome:	
CPF/MF:		CPF/MF:	

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# Anexo(s)

Classificação do documento: KPMG Confidencial

Anexo I - Termos e condições da contratação dos serviços

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# Fale com o nosso time

**Guilherme Nunes**
**Sócio**
Tel: +55 (11) 3940-3104
grnunes@kpmg.com.br

**Ricardo Hirashima**
**Sócio-Diretor**
Tel: +55 (11) 3940-3223
rhirashima@kpmg.com.br

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/kpmgbrasil

© 2018 KPMG Auditores Independentes, uma entidade brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative ("KPMG International"), uma entidade suíça. Todos os direitos reservados. Impresso no Brasil.

Esta proposta foi elaborada pela KPMG Auditores Independentes, uma entidade brasileira e firma-membro da rede KPMG de firmas independentes e afiliadas à KPMG International Cooperative ("KPMG International"), uma entidade suíça. A KPMG International não presta serviços a clientes. A presente proposta é estritamente confidencial e foi preparada exclusivamente para uso interno da SHB Comércio e Indústria de Alimentos S.A., a fim de fornecer informação suficiente para tomar a decisão de contratar ou não os serviços da KPMG Auditores Independentes. Este documento não poderá ser divulgado, comentado ou copiado, no todo ou em parte, sem o nosso prévio consentimento por escrito. Qualquer divulgação para além da permitida poderá prejudicar os interesses comerciais da KPMG Auditores Independentes. A KPMG detém a propriedade deste documento, incluindo a propriedade do *copyright* e todos os outros direitos de propriedade intelectual.

O nome KPMG e o logotipo são marcas registradas ou comerciais da KPMG International.

Classificação do documento: KPMG Confidencial

EXHIBIT 2 – DISTANCE VOTING FORM

BRF S.A.
Publicly-Held Company
CNPJ 01.838.723/0001-27
NIRE 42.300.034.240

Extraordinary General Shareholders’ Meeting to be held on 12.12.2018

DISTANCE VOTING FORM

1. Name or corporate designation of the shareholder (without abbreviations)
2. Corporate (CNPJ) or individual (CPF) tax number of the shareholder	2.1. Email address of the shareholder for communication with the Company related to the Voting Form

3. Guidance for completing the Distance Voting Form

Should you, as a shareholder, choose to exercise your right to vote from a distance, within the terms of articles 21-A and according to CVM Instruction nº 481/2009, you must complete the Distance Voting Form (“Distance Voting Form”), that will only be regarded as valid, and the votes presented here counted in the quorum of the General Meeting, if the following instructions are observed: (i) all the fields must be duly completed; (ii) all the pages must be initialed; and (iii) the last page must be signed by the shareholder or his/her (s) legal representative(s), as the case may be, and within the terms of the effective law.

The Company does not require the certification of the signature on the Distance Voting Form, neither its consularization.

On 12.5.2018 (including) expires the deadline for the receipt of the Distance Voting Form duly completed according to instructions below.

It should be stressed that, in order for the Voting Form to have an effect, the date of 12.5.2018 will be the last day for its RECEIPT, in one of the 3 forms that are listed below and not the last day for it to be mailed. If the Voting Form is received after 12.5.2018, the votes will not be counted.

4. Guidance for delivering the Distance Voting Form

The shareholder that chooses to exercise its remote voting rights by means of this Distance Voting Form may complete it observing the aforementioned guidance and send it: (i) to the Company or (ii) to the Custodian (iii) or to the Bookkeeper, following the instructions below:

(i)

To the Company: in addition to the Distance Voting Form, the shareholder must submit a certified copy of the following documents (the authentication is waived for those available at CVM’s website): Individual – photo ID of the shareholder or its legal representative: Brazilian national’s ID (RG), Identity Card for Foreigners (RNE), Brazilian Driver’s License (CNH), passport, and professional ID. Legal Entity and Investment Funds – a) photo ID of the shareholder or its legal representative: Brazilian identity card (RG), Identity Card for Foreigners (RNE), Brazilian Driver’s License (CNH), passport, and professional ID; b) Articles of Association or Bylaws, consolidated and updated (in the case of a Legal Entity), or the latest consolidated version of the fund’s regulations, and Bylaws or Articles of Association, consolidated and updated, of its management or fund manager, as the case may be (in the case of Investment Funds); and c) a document proving representation authority.

(ii)

To the Custodian: to this end, the shareholder shall contact their Custodians and verify the procedures established by them for issuance of the voting instructions by means of a Distance Voting Form, as well as the documents and information required by them to this end.

(iii)

To the Bookkeeper: this option is exclusively for the holders of shares deposited to Itau Corretora de Valores S.A. (“Itaú”), bookkeeper of shares issued by the Company. Itau has set up a Digital Meeting website, a secure solution where it is possible to execute remote voting. In order to vote through the website, the shareholder must register and have a digital certificate. Information on registering and the step-by-step process for issuing the digital certificate are described in the website:

http://www. itau.com.br/securitiesservices/assembleiadigital/

5. Postal and electronic address to send the Distance Voting Form, should the shareholder decide to deliver the document directly to the company:

BRF S.A.
Address: Avenida das Nações Unidas, 8501, 1º andar, Pinheiros, CEP 05425-070, São Paulo – SP, in attention to the Corporate Governance area.
email: acoes@brf-br.com
Person for contact: Larissa Brack

6. Indication of the institution engaged by the company to provide bookkeeping services for the shares, with name, physical and electronic addresses, telephone and contact person:

Itaú Corretora de Valores S.A.
Email: escrituracaoacoes@itau-unibanco.com.br
Address: Rua Ururaí, 111, Prédio B, Térreo, São Paulo, SP, CEP 03084 010
Contact: Assistance to shareholders

Telephone: (11) 3003-9285 (state capitals and metropolitan regions) / 0800 7209285 (other locations) – Working hours: business days, from 9 a.m. to 6 p.m.
Resolutions Subject Matter of the Extraordinary General Shareholders’ Meeting

I. To approve the terms and conditions of the protocol and justification of the merger of SHB Comércio e Indústria de Alimentos S.A. (“SHB”) by the Company (“Merger”), executed by the managements of the Company and of SHB (“Protocol and Justification”);

[ ] Approve	[ ] Reject	[ ] Abstain

II. To ratify the appointment of the specialized company KPMG Auditores Independentes, enrolled with CNPJ under No. 57.755.217/0001-29, to prepare the appraisal report of SHB’s net equity, at book value (“Appraisal Report”);

[ ] Approve	[ ] Reject	[ ] Abstain
III. To approve the Appraisal Report;
[ ] Approve	[ ] Reject	[ ] Abstain
IV. To approve the Merger, with the consequent winding-up of SHB, under the terms and conditions provided for in the Protocol and Justification; and
[ ] Approve	[ ] Reject	[ ] Abstain
V. To authorize the management of the Company to perform any and all necessary acts to the Merger.
[ ] Approve	[ ] Reject	[ ] Abstain

[City], [date]

__________________________________________
Name and signature of Shareholder